Filed pursuant to Rule 424(b)(3)

Registration No. 333-255069

PROSPECTUS SUPPLEMENT NO. 9

(to Prospectus dated April 22, 2022)

NOBLE FINANCE COMPANY

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

This prospectus supplement is being filed to update and supplement information contained in the prospectus dated April 22, 2022 (as supplemented or amended from time to time, the “prospectus”), relating to the resale, from time to time, by the selling securityholders identified in the prospectus of up to $404,867,813 aggregate principal amount (assuming interest is paid-in-kind through maturity) of 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Notes”) of Noble Finance Company, with information (other than information that is furnished and not deemed filed) contained in Noble Corporation plc’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 30, 2022, which is set forth below.

This prospectus supplement updates and supplements the information in the prospectus and is not complete without, and may not be delivered or utilized except in combination with, the prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the prospectus and if there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in the Notes involves risks. See “Risk Factors” beginning on page 14 of the prospectus for a discussion of the risks regarding an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 30, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-1644664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

Noble Finco Limited

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a)of the Exchange Act.  ☐

EXPLANATORY NOTE

On September 30, 2022 (the “Merger Effective Date”), pursuant to the business combination agreement, dated November 10, 2021 (as amended, the “Business Combination Agreement”), by and among Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble Cayman”), Noble Corporation plc, a public limited company formed under the laws of England and Wales and an indirect, wholly owned subsidiary of Noble Cayman (the “Company” or “Topco”), Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”), Noble Cayman merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of the Company and (i) each ordinary share, par value $0.00001 per share, of Noble Cayman (“Noble Cayman Shares”) issued and outstanding prior to the effective time of the Merger (the “Merger Effective Time”) was converted into one newly and validly issued, fully paid and non-assessable class A ordinary share, par value $0.00001 per share, of the Company (“Ordinary Shares”) and (ii) each warrant to purchase Noble Cayman Shares issued pursuant to the applicable Noble Cayman Warrant Agreement (as defined below) and outstanding immediately prior to the Merger Effective Time (collectively, the “Noble Cayman Warrants”) was converted automatically into a warrant to acquire a number of Ordinary Shares equal to the number of Noble Cayman Shares underlying such warrant, with the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the applicable Noble Cayman Warrant Agreement (each, a “Company Warrant” and together, the “Company Warrants”). As a result of the Merger, the Company became the ultimate parent of Noble Cayman and its respective subsidiaries as of the Merger Effective Time and the Ordinary Shares began trading on the New York Stock Exchange (the “NYSE”) under the symbol “NE” on the Merger Effective Date.

On October 3, 2022 (the “Closing Date”), pursuant to the Business Combination Agreement, the Company will complete a voluntary tender exchange offer to Maersk Drilling’s shareholders (the “Offer” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon consummation of the Offer, because the Company will have acquired more than 90% of the issued and outstanding shares of Maersk Drilling, nominal value Danish krone (“DKK”) 10 per share (“Maersk Drilling Shares”), the Company will redeem all remaining Maersk Drilling Shares not exchanged in the Offer for, at the election of the holder, either Ordinary Shares or cash (or, for those holders that do not make an election, only cash), under Danish law by way of a compulsory purchase (the “Compulsory Purchase”).

Upon completion of the Offer, and in connection with the Compulsory Purchase, each Maersk Drilling Share will be exchanged for either (i) 1.6137 newly and validly issued, fully paid and non-assessable Ordinary Shares (the “Exchange Ratio”) or (ii) cash consideration (payable in DKK), subject to a cash consideration cap per Maersk Drilling shareholder of $1,000 and an aggregate cap on cash consideration payable to all Maersk Drilling shareholders of $50 million. Consequently, Maersk Drilling shareholders who elect to receive cash consideration will receive, as applicable, (a) $1,000 for the applicable portion of their Maersk Drilling Shares and the balance of Maersk Drilling Shares in Ordinary Shares in accordance with the Exchange Ratio, or (b) the amount corresponding to the total holding of their Maersk Drilling Shares if such holding of Maersk Drilling Shares represents a value equal to or less than $1,000 in the aggregate, subject to any reduction under the aggregate cap described in the preceding sentence. A Maersk Drilling shareholder holding Maersk Drilling Shares exceeding a value of $1,000 in the aggregate could not elect to receive less than $1,000 in cash consideration if the cash consideration in lieu of Ordinary Shares was elected.

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The Business Combination Agreement and the transactions contemplated thereby, including the Merger, the Offer and the Compulsory Purchase, were previously described in the Registration Statement on Form S-4 (File No. 333-261780) filed by the Company with the U.S. Securities and Exchange Commission (as amended, the “Registration Statement”) and the definitive proxy statement/prospectus of Noble Cayman, dated April 11, 2022 (as supplemented, the “Proxy Statement/Prospectus”). Noble Cayman’s shareholders approved the Merger at an extraordinary general meeting held on May 10, 2022, at which approximately 99% of the votes cast were in favor of the Business Combination. The tender period for the Offer expired on September 8, 2022 with a total of 37,266,530 Maersk Drilling Shares validly tendered, which represents approximately 90.03% of the share capital and voting rights in Maersk Drilling when treasury shares held by Maersk Drilling are excluded.

This Current Report on Form 8-K is being filed for the purpose of establishing the Company as the successor issuer to Noble Cayman pursuant to Rule 12g-3(a) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain events with respect to the Company in connection with the consummation of the Merger. Pursuant to 12g-3(a) under the Exchange Act, the Ordinary Shares are deemed registered under Section 12(b) of the Exchange Act as the ordinary shares of the successor issuer, and the Company is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Agreements

In connection with the automatic conversion of the Noble Cayman Warrants into Company Warrants at the Merger Effective Time, (i) the Tranche 1 Warrant Agreement (the “Noble Cayman Tranche 1 Warrant Agreement”), dated as of February 5, 2021, by and among Noble Cayman, Computershare Inc. and Computershare Trust Company, N.A., (ii) the Tranche 2 Warrant Agreement (the “Noble Cayman Tranche 2 Warrant Agreement”), dated as of February 5, 2021, by and among Noble Cayman, Computershare Inc. and Computershare Trust Company, N.A., and (iii) the Tranche 3 Warrant Agreement (collectively with the Noble Cayman Tranche 1 Warrant Agreement and the Noble Cayman Tranche 2 Warrant Agreement, the “Noble Cayman Warrant Agreements”), dated as of February 5, 2021, by and among Noble Cayman, Computershare Inc. and Computershare Trust Company, N.A. were terminated, and the Company entered into (a) a new Tranche 1 Warrant Agreement (the “Tranche 1 Warrant Agreement”), dated as of the Merger Effective Date, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., (b) a new Tranche 2 Warrant Agreement (the “Tranche 2 Warrant Agreement”), dated as of the Merger Effective Date, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., and (c) a new Tranche 3 Warrant Agreement (collectively with the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement, the “Company Warrant Agreements”), dated as of the Merger Effective Date, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A. The Company Warrant Agreements have substantially similar terms as were in effect immediately prior to the Merger Effective Time pursuant to the Noble Cayman Warrant Agreements. Immediately following completion of the Business Combination, there will be 14,539,883 Company Warrants outstanding.

The terms of the Noble Cayman Warrant Agreements are described in Noble Cayman’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2021 (the “Warrant 8-K”), and are incorporated by reference in this Item 1.01. The foregoing description

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of the Company Warrant Agreements is qualified in its entirety by reference to the full text of the Company Warrant Agreements, which are filed as Exhibit 10.2, 10.3 and 10.4 to this Current Report and are incorporated by reference in this Item 1.01.

Assumption of Registration Rights Agreement

On the Merger Effective Date, the Company entered into that certain assumption agreement by and between the Company and Noble Cayman (the “Assumption Agreement”) whereby Noble Cayman assigned, and the Company assumed, Noble Cayman’s rights and obligations under that certain Registration Rights Agreement, dated February 5, 2021, and that certain Registration Rights Agreement, dated as of April 15, 2021 (together, the “Noble Cayman Registration Rights Agreements”).

The terms of the Noble Cayman Registration Rights Agreements are described in Noble Cayman’s Current Reports on Form 8-K, as filed with the SEC on February 8, 2021 and April 16, 2021, as applicable, and are incorporated by reference in this Item 1.01. The foregoing description of the Assumption Agreement is qualified in its entirety by reference to the full text of the Assumption Agreement, which is filed as Exhibit 10.5 to this Current Report and is incorporated by reference in this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the Business Combination Agreement, at the Merger Effective Time, the Merger was consummated and (i) each Noble Cayman Share issued and outstanding immediately prior to the Merger was converted into one Ordinary Share and (ii) each Noble Cayman Warrant issued and outstanding immediately prior to the Merger Effective Time was converted automatically into a Company Warrant to acquire a number of Ordinary Shares equal to the number of Noble Cayman Shares underlying such Noble Cayman Warrant under substantially similar terms as were in effect immediately prior to the Merger Effective Time pursuant to the applicable Noble Cayman Warrant Agreement. In addition, each award of restricted share units representing the right to receive Noble Cayman Shares, or value based on the value of Noble Cayman Shares (each, a “Noble Cayman RSU Award”) outstanding immediately prior to the Merger Effective Time ceased to represent a right to acquire Noble Cayman Shares (or value equivalent to Noble Cayman Shares) and was converted into the right to acquire, on the same terms and conditions as were applicable under the Noble Cayman RSU Award (including any vesting conditions), that number of Ordinary Shares equal to the number of Noble Cayman Shares subject to such Noble Cayman RSU Award immediately prior to the Merger Effective Time.

The Noble Cayman Shares, which traded under the symbol “NE” on the NYSE, were suspended from trading on the NYSE prior to the open of trading on the Merger Effective Date. The Ordinary Shares began regular-way trading on the NYSE using Noble Cayman’s trading history under the ticker symbol “NE” immediately following the suspension of trading of the Noble Cayman Shares.

The Maersk Drilling Shares are listed on Nasdaq Copenhagen A/S (“Nasdaq Copenhagen”) under the symbol “DRLCO”. The Maersk Drilling Shares tendered in the Offer were suspended from trading on Nasdaq Copenhagen as of close of business (Copenhagen Time) on the Merger Effective Date. The Maersk Drilling Shares not tendered in the Offer will continue trading on Nasdaq Copenhagen under the ticker symbol “DRLCO” until the effective time of the Company’s compulsory purchase under Danish law. See the section titled “8.23. Compulsory Purchase” in the Company’s Offering Circular (as defined in Item 7.01 of this Current Report on Form 8-K), which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such section is incorporated by reference in this Item 2.01.

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The description of the Business Combination Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 (with an amendment as Exhibit 2.1(a)) hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about the Company, Noble Cayman or Maersk Drilling, and should not be relied upon as disclosure about the Company, Noble Cayman or Maersk Drilling without consideration of the periodic and current reports of the Company, Noble Cayman or Maersk Drilling. In particular, it is important to bear in mind that the representations and warranties contained in the Business Combination Agreement were negotiated with the principal purpose of allocating risk between the parties to the Business Combination Agreement, rather than establishing matters as facts, and you should not rely upon the representations and warranties contained in the Business Combination Agreement as characterizations of actual facts or circumstances as of the date of the Business Combination Agreement or as of any other date.

The information set forth in the Explanatory Note is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on the Merger Effective Date Noble Cayman requested that the NYSE file with the SEC an application on Form 25 to delist the Noble Cayman Shares from the NYSE and deregister the Noble Cayman Shares under Section 12(b) of the Exchange Act. Noble Cayman intends to file a certificate on Form 15 requesting that the Noble Cayman Shares be deregistered under the Exchange Act and that Noble Cayman’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of the Company to the Exchange Act Section 12(b) registration and reporting obligations of Noble Cayman as described under the heading “Successor Issuer” in Item 8.01 below).

The information set forth in Item 2.01, Item 5.03 and Item 8.01 under the heading “Successor Issuer” of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

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Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Items 1.01, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Prior to the Merger Effective Time, the Company had a registered nominal share capital of GBP £50,000 divided into one ordinary share with a nominal value of GBP £1 and 49,999 class B ordinary shares with a nominal value of GBP £1 each. Noble Corporation 2022 Limited, an indirect, wholly owned subsidiary of Noble Cayman (“Noble Limited”), was the sole shareholder of the Company. Holders of Noble Cayman Shares became shareholders of the Company pursuant to the Merger.

The information set forth in the Explanatory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K is set forth in the section titled “Management of Topco After the Business Combination” in the Proxy Statement/Prospectus, beginning on page 230 of the Proxy Statement/Prospectus, and is incorporated by reference into this Item 5.02.

Board of Directors

In connection with, and in preparation for the closing of, the Merger, on September 29, 2022, the Company’s board of directors (the “Board”) approved an increase in the size of the Board from three to seven directors, to be effective as of the Merger Effective Time. On the Merger Effective Date, immediately prior to the Merger Effective Time, Richard B. Barker and William E. Turcotte, members of the Board at such time, resigned from the Board, and Robert W. Eifler remained as a member of the Board. As of the Merger Effective Time, Alan J. Hirshberg, Ann D. Pickard and Charles M. (Chuck) Sledge, each a director of Noble Cayman, became directors of the Company. The three director desginees of Maersk Drilling, Claus V. Hemmingsen, Kristin H. Holth, and Alastair Maxwell, will join the Board upon the closing of the Business Combination, which is set for October 3, 2022.

Effective as of the Merger Effective Date, the Company entered into indemnification agreements with each of the Company’s directors, indemnifying them in respect of any liability incurred by them while acting as a director of the Company on terms that are customary for companies whose shares are principally publicly traded in the United States. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Appointment of Officers

The Board previously appointed Robert W. Eifler to serve as Chief Executive Officer, Richard B. Barker to serve as Chief Financial Officer and William E. Turcotte to serve as Corporate Secretary of the Company. Effective as of the Merger Effective Time, the Board (i) approved changes to Robert W. Eifler’s title to President and Chief Executive Officer, Richard B. Barker’s title to Senior Vice President and Chief Financial Officer and William E. Turcotte’s title to Senior Vice President, General Counsel and

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Corporate Secretary, (ii) appointed Laura D. Campbell as Vice President, Chief Accounting Officer and Controller, Joey M. Kawaja as Senior Vice President — Operations and Blake A. Denton as Senior Vice President — Marketing and Contracts, and (iii) designated Robert W. Eifler as the principal executive officer, Richard B. Barker as the principal financial officer and Laura D. Campbell as the principal accounting officer of the Company. Effective as of the Closing Date, the Board appointed Caroline Alting as Senior Vice President — Operational Excellence.

Compensatory Plans and Arrangements

The Company was formed as a public limited company under the laws of England and Wales on October 16, 2020, re-registered as a private limited company on January 13, 2021 and subsequently re-registered as a public limited company on May 12, 2022. Prior to the Business Combination, the Company had no material assets or liabilities and had not conducted any operating activities other than those incident to its formation and to the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings, the establishment of Merger Sub and the preparation of the European listing prospectus in connection with the admission to trading and official listing on Nasdaq Copenhagen.

Accordingly, as of the date of this Current Report on Form 8-K, none of the members of the Board or the executive officers of the Company described in “Appointment of Officers” above have received any compensation from the Company in their respective capacities.

In connection with the Merger, on the Merger Effective Date, the Company adopted the Noble Corporation plc 2022 Long-Term Incentive Plan (the “2022 LTIP”) and assumed, under the 2022 LTIP, all outstanding awards granted under the Noble Corporation 2021 Long-Term Incentive Plan (the “2021 LTIP”), as well as any rights and obligations of Noble Cayman thereunder. The Company also approved the adoption, effective as of October 3, 2022, of (i) the Noble Corporation plc RSU Long-Term Incentive Programme for Executive Management 2022, and (ii) the Noble Corporation plc RSU Long-Term Incentive Programme 2022, under which the Company will assume all outstanding awards of Maersk Drilling granted under the Maersk Drilling RSU Long-Term Incentive Programme for Executive Management 2019 and the Maersk Drilling RSU Long-Term Incentive Programme 2019, respectively. In addition to assuming any outstanding awards granted under the plans listed above (including the shares underlying such awards) and the award agreements evidencing the grants of such awards, the Company assumed the remaining shares available for issuance under the applicable plan, including any awards granted to the Company’s directors or executive officers, in each case subject to adjustments to such awards in the manner set forth in the Business Combination Agreement.

Additional information required by Items 5.02(c), (d) and (e) is included in (i) the Proxy Statement/Prospectus, and (ii) Noble Cayman’s annual report on Form 10-K filed with the SEC on March 12, 2022 and Form 10-K/A filed with the SEC on April 16, 2022, and is incorporated by reference into this Item 5.02.

Under the 2021 LTIP, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Noble Cayman, on September 30, 2022, certified Noble Cayman’s achievement levels related to certain performance metrics (the “Certified Metrics”) under Noble Cayman’s outstanding unvested performance-based restricted stock unit awards granted in each of 2021 (the “2021 PVRSUs”) and 2022 (the “2022 PVRSUs”) pursuant to the 2021 LTIP. The Compensation Committee made the determination in the best interests of Noble Cayman and its shareholders, pursuant to the discretion granted to it under the 2021 LTIP, due to the performance of Noble Cayman related to the Certified Metrics, the evolving state of the priorities and strategy of Noble Cayman following the emergence of Noble Cayman from bankruptcy in 2021 and the pending closing of the Business Combination.

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The performance metrics applicable to the 2022 PVRSUs consist of (i) total shareholder return (“TSR”) based on a combination of absolute and relative TSR, (ii) merger integration based on a combination of post-merger synergy realization, capital structure evolution, and customer satisfaction and (iii) environmental, social and governance (“ESG”) based on a combination of environmental and workforce diversity and inclusion considerations. Under the 2022 PVRSUs, the Compensation Committee certified Noble Cayman’s performance under the ESG metric at seventy-five percent and did not take any action under the TSR or merger integration metrics.

The performance metrics applicable to the 2021 PVRSU have been previously disclosed. Under the 2021 PVRSUs, the Compensation Committee certified Noble Cayman’s performance under the (i) asset growth metric at two hundred percent, (ii) controlling cost metric at one hundred percent and (iii) ESG metric at seventy-five percent. The Compensation Committee did not take any action under the TSR metric for the 2021 PVRSUs.

The units impacted by the Compensation Committee determinations will also continue to be subject to the three-year time-based vesting, performance-based vesting (except as expressly set forth above), forfeiture and other provisions put in place at the time of grant as detailed in each such award agreement governing the grants of 2021 PVRSUs and 2022 PVRSUs. The performance metrics that will remain in effect under the 2021 PVRSUs and the 2022 PVRSUs are expected to continue to be measurable throughout the performance period and the Compensation Committee expects final performance under such metrics to be certified upon completion of the applicable existing three-year performance period.

Additional information required by Items 5.02(c), (d) and (e) is included in (i) the Proxy Statement/Prospectus, and (ii) Noble Cayman’s annual report on Form 10-K filed with the SEC on March 12, 2022, as amended by the Form 10-K/A filed with the SEC on April 16, 2022, and is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Business Combination Agreement, the Company’s Articles of Association were amended and restated in connection with its re-registration as a public limited company on May 12, 2022. A description of the material terms of such Amended and Restated Articles of Association can be found in the sections titled “Description of the Topco Securities” and “Comparison of Shareholder Rights” beginning on page 236 and 249, respectively, of the Proxy Statement/Prospectus and is incorporated by reference into this Item 5.03. The description of the Amended and Restated Articles of Association does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Association, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 8, 2022, the Danish Financial Supervisory Authority (the “DFSA”) approved the publication of the Company’s offer document relating to the Offer, which included an exemption document prepared in reliance on an applicable exemption under Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017, as amended, and the rules and regulations

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promulgated thereunder (the “EU Prospectus Regulation”) and in accordance with the requirements of Commission Delegated Regulation (EU) 2021/528 of 16 December 2020 (the “Offering Circular”), prepared in accordance with the DFSA’s Executive Order on Takeover Bids (Executive Order no. 636 of 15 May 2020) (Bekendtgørelse om overtagelsestilbud). The Offering Circular, which was published by the Company on August 8, 2022, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing or this Current Report on Form 8-K.

Item 8.01.	Other Events.

The information in the sections titled “Risk Factors” and “Business of Topco Before the Business Combination” and “Business of Maersk Drilling and Certain Information About Maersk Drilling” beginning on pages 28, 185 and 187, respectively, of the Proxy Statement/Prospectus is incorporated by reference into this Item 8.01.

Successor Issuer

This Current Report on Form 8-K establishes the Company as the successor issuer to Noble Cayman pursuant to Rule 12g-3(a) under the Exchange Act. Pursuant to 12g-3(a) under the Exchange Act, the Ordinary Shares are deemed registered under Section 12(b) of the Exchange Act as the ordinary shares of the successor issuer, and the Company is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. The description of Ordinary Shares set forth in the Proxy Statement/Prospectus is incorporated herein by reference.

Repurchase Resolution

Noble Limited, as the sole shareholder of the Company prior to the Merger Effective Date, passed an ordinary resolution authorizing the repurchase of up to 15% per annum of the issued share capital of the Company as of the beginning of each fiscal year for a five-year period (subject to an overall aggregate maximum of 20,601,161 Ordinary Shares). There can be no assurance that the Company will commence a repurchase plan pursuant to such ordinary resolution or otherwise, the amount or price of any such repurchase or its timing. Any repurchase would require the approval of the Board.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the federal securities laws with respect to the Business Combination, remaining metrics under the 2021 PVRSUs and the 2022 PVRSUs and certification of final performance under such metrics. These forward-looking statements are generally identified by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “should,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based upon current expectations, beliefs, estimates and assumptions considered reasonable as and when made by the Company and its management. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) risks related to the Business Combination and the previously disclosed contemplated sale of five jackup rigs by the Company, (ii) the effects of public health threats, pandemics and epidemics, such as the ongoing outbreak of COVID-19,

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and the adverse impact thereof on the Company’s business, financial condition and results of operations, including but not limited to the Company’s growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for the Company’s services and industry demand generally, the Company’s liquidity, the price of the Company’s securities and trading markets with respect thereto, the Company’s ability to access capital markets, and the global economy and financial markets generally, (iii) the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, cost inflation, factors affecting the level of activity in the oil and gas industry, the conflict in Ukraine, and supply and demand of drilling rigs, (iv) factors affecting the duration of contracts, the actual amount of downtime, (v) factors that reduce applicable dayrates, operating hazards and delays, (vi) risks associated with operations outside the United States, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with or changes in environmental, health, safety, tax and other regulations or requirements or initiatives (including those addressing the impact of global climate change or air emissions), violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, and (vii) the ability to implement business plans, forecasts, and other expectations (including with respect to synergies and financial and operational metrics, such as EBITDA and free cash flow) after the completion of the proposed Business Combination, and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. There can be no assurance that the future developments affecting the Company will be those that we have anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements or from our historical experience and our present expectations or projects. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s businesses, including those described in (i) Item 8.01 of this Current Report, (ii) Noble Cayman’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and (iii) other documents filed from time to time by the Company with the SEC. The Company wishes to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

2.1*	Business Combination Agreement, dated as of November 10, 2021, by and among Noble Corporation plc (formerly known as Noble Finco Limited), Noble Corporation, Noble Newco Sub Limited, and The Drilling Company of 1972 A/S, was filed as Annex A to the Proxy Statement/Prospectus forming a part of the Registration Statement and is incorporated herein by reference.

2.1(a)	Amendment No. 1 to Business Combination Agreement, dated as of August 5, 2022, by and among Noble Corporation plc (formerly known as Noble Finco Limited), Noble Corporation, Noble Newco Sub Limited and The Drilling Company of 1972 A/S. was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on August 5, 2022, and is incorporated herein by reference.

9

Exhibit Number	Description

3.1	Amended and Restated Articles of Association of the Company.

10.1	Form of Indemnification Agreement.

10.2	Tranche 1 Warrant Agreement, dated as of September 30, 2022, by and among Noble Corporation plc, Computershare Inc and Computershare Trust Company, N.A.

10.3	Tranche 2 Warrant Agreement, dated as of September 30, 2022, by and among Noble Corporation plc, Computershare Inc and Computershare Trust Company, N.A.

10.4	Tranche 3 Warrant Agreement, dated as of September 30, 2022, by and among Noble Corporation plc, Computershare Inc. and Computershare Trust Company, N.A.

10.5	Assumption Agreement, dated as of September 30, 2022, by and between Noble Corporation plc and Noble Corporation.

99.1	Offering Circular, published on August 8, 2022, was filed on August 9, 2022 and is incorporated herein by reference.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

By:	/s/ William E. Turcotte
Name:	William E. Turcotte
Title:	Senior Vice President, General Counsel and
Corporate Secretary

Date: September 30, 2022

11

Exhibit 3.1

10 Snow Hill London EC1A 2AL

T: +44 (0)20 7295 3000 | www.traverssmith.com

COMPANY NUMBER: 12958050

THE COMPANIES ACT 2006

ARTICLES OF ASSOCIATION

- of -

NOBLE CORPORATION PLC

(Adopted by Special Resolution passed on 5 May 2022)

The Seal	57

Accounting Records, Books and Registers	57

Audit	58

Authentication of Documents	58

Record Dates	58

Dividends	59

Reserves	64

Capitalisation of Profits	64

Capitalisation of Profits – Employees’ Share Schemes	65

Notices	66

Untraced Members	70

Destruction of Documents	71

Winding-Up	72

Provision for Employees	72

Indemnity	73

Insurance	73

Dispute Resolution	74

THE COMPANIES ACT 2006

ARTICLES OF ASSOCIATION

- of -

NOBLE CORPORATION PLC

(adopted by special resolution passed on 5 May 2022)

EXCLUSION OF OTHER REGULATIONS

1.

This document comprises the Articles of Association of the Company and no regulations set out in any statute or statutory instrument concerning companies shall apply as Articles of Association of the Company.

DEFINITIONS AND INTERPRETATION

2.1	In these Articles the following expressions have the following meanings unless the context otherwise requires:

A Ordinary Share means a share in the capital of the Company with the rights described in Article 6.1.

Act means the Companies Act 2006.

address means in relation to electronic communications, includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with these Articles, an identification number of a participant in the relevant system concerned) used for the purposes of such communications.

Articles means these Articles of Association as altered from time to time.

Auditors means the auditors for the time being of the Company.

B Ordinary Share means a share in the capital of the Company with the rights described in Article 6.2.

Bank of England base rate means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England from time to time.

Board the board of directors of the Company or the Directors present at a duly convened meeting of the Directors at which a quorum is present.

business day means a day (excluding a Saturday) on which banks are generally open in the City of London and New York for the transaction of normal banking business.

Capitalization Share means a share in the capital of the Company with the rights described in Article 6.3.

certificated share means a share in the capital of the Company which is held in physical certificated form and references to a share being held in ‘certificated form’ shall be construed accordingly.

clear days means in relation to the period of a notice, that period calculated in accordance with section 360 of the Act.

Communication means has the same meaning as in section 15 of the Electronic Communications Act.

Company means Noble Corporation plc, a company with registered number 12958050.

Company’s website means any websites, operated or controlled by the Company, which contain information about the Company in accordance with the Statutes.

Corporate Governance Guidelines the corporate governance guidelines adopted by resolution of the Board from time to time.

Directors means the directors of the Company for the time being.

elected means elected or re-elected.

electronic communication has the same meaning as in section 15 of the Electronic Communications Act.

Electronic Communications Act means the Electronic Communications Act 2000 (as amended from time to time).

FSMA means the Financial Services and Markets Act 2000 (as amended from time to time).

group means the Company and its subsidiary undertakings for the time being.

holder means in relation to shares, the member whose name is entered in the register as the holder of the shares.

in electronic form means in a form specified by section 1168(3) of the Act and otherwise complying with the provisions of that section.

Member means a member of the Company.

Month means calendar month.

Operator means the operator of a relevant system for the purposes of the Uncertificated Securities Rules.

paid up means paid up or credited as paid up.

participating class means a class of shares title to which is permitted be the Operator to be transferred by means of a relevant class.

recognised person means a recognised clearing house acting in relation to a recognised investment exchange, or a nominee of a recognised clearing house acting in that way, or a nominee of a recognised investment exchange.

relevant system means a computer-based system which allows units of securities to be transferred and endorsed without written instruments pursuant to the Uncertificated Securities Rules.

Register means the register of members of the Company.

Secretary means the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary.

Share means any share in the capital of the Company from time to time and “shares” shall be construed accordingly.

Shareholder Information means notices, documents or information which the Company wishes or is required to communicate to shareholders including, without limitation, annual reports and accounts, interim financial statements, summary financial statements, notices of meetings and proxy forms.

Statutes means the Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company (including, without limitation, the Electronic Communications Act).

Uncertificated Proxy Instruction means a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned).

Uncertificated Securities Rules means every statute (including any orders, regulations or other subordinate legislation made under it) relating to the holding, evidencing of title to, or transfer of, uncertificated shares and legislation, rules or other arrangements made under or by virtue of such provisions.

uncertificated share means a share in the capital of the Company which is not held in physical certificated form.

United Kingdom means Great Britain and Northern Ireland.

website communication means the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Act.

Year means calendar year.

2.2	References to “writing” include references to printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible and non-transitory form.

2.3	Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

2.4

Any words or expressions defined in the Act or the Electronic Communications Act shall, if not inconsistent with the subject or context and unless otherwise expressly defined in these Articles, bear the same meaning in these Articles save that the word “company” shall include any body corporate.

2.5	References to:

2.5.1	“mental disorder” means mental disorder as defined in section 1 of the Mental Health Act 1983 or the Mental Health (Scotland) Act 1984 (as the case may be);

2.5.2	“by electronic means” has the meaning set out in section 1168(4) of the Act;

2.5.3

any statute, regulation or any section or provision of any statute or regulation, if consistent with the subject or context, shall include any corresponding or substituted statute, regulation or section or provision of any amending, consolidating or replacement statute or regulation;

2.5.4	“executed” include any mode of execution;

2.5.5	an Article by number are to a particular Article of these Articles;

2.5.6	a “meeting” shall be taken as not requiring more than one person to be present if any quorum requirement can be satisfied by one person;

2.5.7	a “person” include references to a body corporate and to an unincorporated body of persons;

2.5.8

a “public announcement” are to a disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended from time to time; and

2.5.9

a share (or to a holding of shares) being in uncertificated form or in certificated form are references respectively to that share being an uncertificated unit of a security or a certificated unit of a security.

REGISTERED OFFICE

3.	The registered office is to be situated in England and Wales.

LIMITED LIABILITY

4.	The liability of the members is limited.

CHANGE OF NAME

5.	The Company may change its registered name in accordance with the Statutes or by majority decision of the Board.

SHARE CAPITAL

6.

Subject to the provisions of the Statutes and without prejudice to the rights attaching to any existing shares or class of shares, any share may be issued with such preferred, deferred or other special rights or such restrictions as the Company may from time to time by ordinary resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine. Such rights and restrictions shall apply to the relevant shares as if the same were set out in these Articles. Without prejudice to the foregoing, the Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

6.1

A Ordinary Shares: A Ordinary Shares shall be denominated in US Dollars with a nominal value of US$0.00001 each. A Ordinary Shares shall be issued with voting rights attached to them and each A Ordinary Share shall rank equally with all other shares in the capital of the Company that have voting rights for voting purposes. Each A Ordinary Share shall rank equally with all other shares in the capital of the Company for any dividend declared. Each A Ordinary Share shall rank equally with all other shares in the capital of the Company for any distribution made on a winding up of the Company.

6.2

B Ordinary Shares: B Ordinary Shares shall be denominated in British Pounds Sterling with a nominal value of GBP£1. B Ordinary Shares shall be issued without voting rights attached to them. B Ordinary Shares shall have no entitlement to dividends. B Ordinary Shares do not have any right to participate in any distribution on a winding up of the Company save that after the return of the nominal value paid up or credited as paid up on every A Ordinary Share in the capital of the Company and the distribution of £100,000,000 to each holder thereof, each B Ordinary Share shall be entitled to £1. The B Ordinary Shares may be issued as redeemable shares.

6.3

Capitalization Shares: Capitalization Shares shall be denominated in US Dollars with a nominal value of US$1 each. Capitalization Shares shall be issued without voting rights attached to them. Capitalization Shares shall have no entitlement to dividends. Capitalization Shares do not have any right to participate in any distribution on a winding up of the Company save that after the return of the nominal value paid up or credited as paid up on every other class of share in the capital of the Company and the distribution of US$100,000,000 to each holder thereof, each Capitalization Share shall be entitled to US$1. The Capitalization Shares may be issued as redeemable shares.

7.	Subject to the provisions of these Articles and to the Statutes and without prejudice to the rights attaching to any existing shares or class of shares, the Board may offer, allot (with or without a right of renunciation), issue, grant options over or otherwise deal with or dispose of shares to such persons, at such time and for such consideration and upon such terms and conditions as the Board may determine.

8.

The Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage commission as may be lawful.

9.

Subject to the provisions of the Statutes and to any rights conferred on the holders of any other shares, shares may be issued on terms that they are, at the option of the Company or a member, liable to be redeemed on such terms and in such manner as may be determined by the Board (such terms to be determined before the shares are allotted).

10.

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or compelled in any way to recognise any interest in any share, except an absolute right to the entirety thereof in the holder.

11.	The Company may give financial assistance for the acquisition of shares in the Company to the extent that it is not restricted by the Statutes.

VARIATION OF RIGHTS

12.

Subject to the provisions of the Statutes and to the rights of any class of shares from time to time, whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of not less than three-quarters in nominal amount of the issued shares of the affected class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class (but not otherwise).

13.	All the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply to every such separate general meeting, and for the avoidance of doubt:

13.1

the necessary quorum at any such meeting other than an adjourned meeting shall be members of that class who together represent at least the majority of the voting rights of all the members of that class entitled to vote, present in person or by proxy, at the relevant meeting;

13.2	all votes shall be taken on a poll; and

13.3	the holder of shares of the class in question shall have one vote in respect of every share of such class held by him.

14.

Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares in the capital of the Company shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by any purchase by the Company of its own shares.

15.

The provisions of Articles 12 to 14 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if such group of shares of the class differently treated formed a separate class.

SHARES IN UNCERTIFICATED FORM

16.1

Under and subject to the Uncertificated Securities Rules, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to the Uncertificated Securities Rules, determine at any time that title to a class of shares may, from a date specified by the Board, no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

16.2

In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

16.2.1	the holding of shares of that class in uncertificated form;

16.2.2	the transfer of title to shares of that class by means of a relevant system; or

16.2.3	any provision of the Uncertificated Securities Rules,

and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the Uncertificated Securities Rules, of an Operator register of securities in respect of that class of shares in registered form.

16.3

Shares of a class which is at the relevant time a participating class may be changed from uncertificated form to certificated form, and from certificated form to uncertificated form, in accordance with, and subject to, the Uncertificated Securities Rules.

16.4

Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form, but shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in the class because any share in that class is held in uncertificated form.

16.5

Where the Company is entitled under any provision of the Act or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, an uncertificated share, the Company shall be entitled, subject to the provisions of the Statutes and these Articles to:

16.5.1

require the holder of that uncertificated share, by notice in writing, to change that share into certificated form within the period specified in the notice and to hold that share in certificated form for so long as required by the Company;

16.5.2

appoint any person to take such steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the holder of that share; and

16.5.3

take any other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

16.6

Unless the Board determines otherwise, or the Uncertificated Securities Rules require otherwise, any shares issued or created out of, or in respect of, any uncertificated shares shall be uncertificated shares and any shares issued or created out of, or in respect of, any certificated shares shall be certificated shares.

16.7

The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption; in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

SHARE CERTIFICATES

17.

Subject to these Articles, a person (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a holder of any share in the register shall be entitled without payment to receive one certificate in respect of each class of shares held by that member or, with the consent of the Board and upon payment of such reasonable out-of-pocket expenses for every certificate after the first as the Board shall determine, several certificates, each for one or more of that member’s shares. Shares of different classes may not be included in the same certificate.

18.	Where a holder of any share (except a recognised person) has transferred a part of the shares comprised in their holding, the holder shall be entitled to a certificate for the balance without charge.

19.

Any two or more certificates representing shares of any one class held by any member may at that member’s request be cancelled and a single new certificate for such shares issued in lieu without charge.

20.

The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to the joint holder who is named first in the register shall be a sufficient delivery to all of them.

21.	In the case of shares held jointly by several persons, any such request mentioned in Articles 17 , 18 or 19 may only be made by the joint holder who is named first in the register.

22.

Every certificate shall be executed by the Company in such manner as the Board, having regard to the Statutes and any other applicable legal or regulatory requirements, may authorise. Every certificate shall specify the number, class and distinguishing number (if any) of the shares to which it relates and the nominal value of and the amount paid up on each share.

23.

The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any certificates for shares or any other form of security at any time issued by the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

24.

If a share certificate is worn out, defaced, lost or destroyed, it may be replaced without charge (other than exceptional out-of-pocket expenses) and otherwise on such terms (if any) as to evidence and/or indemnity (with or without security) as the Board may require. In the case where the certificate is worn out or defaced, it may be renewed only upon delivery of the certificate to the Company.

LIEN

25.

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts (whether in respect of the nominal value of the shares or by way of premium, and whether presently due or not) payable in respect of that share. The Company’s lien over a share extends to any dividend or other amount payable in respect of that share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share. The Board may at any time waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article.

26.

The Company may sell, in such manner as the Board decides, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice in writing has been served on the holder of the shares in question or the person entitled to such shares by reason of death or bankruptcy of the holder or otherwise by operation of law, demanding payment of the sum presently payable and stating that if the notice is not complied with the shares may be sold.

27.

To give effect to any such sale, the Board may authorise such person as it directs to execute any instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. If the share is an uncertificated share, the Board may exercise any of the powers of the Company under Article 16.5 to effect the sale of the share. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale, and the transferee shall not be bound to see to the application of the purchase money.

28.

The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold (where applicable), or the provision of such evidence or indemnity as the Board may think fit, and subject to a like lien for any monies not presently payable or any liability or engagement not likely to be presently fulfilled or discharged as existed upon the shares before the sale) be paid to the holder of (or person entitled by transmission to) the shares immediately before the sale.

CALLS ON SHARES

29.

Subject to the terms of allotment of any shares, the Board may send a notice and make calls upon the members in respect of any monies unpaid on their shares (whether in respect of the nominal value of the shares or by way of premium) provided that (subject as aforesaid) no call on any share shall be payable within one month from the date fixed for the payment of the last preceding call and that at least 14 clear days’ notice from the date the notice is sent shall be given of every call specifying the time or times, place of payment and the amount called on the members’ shares. A call may be revoked in whole or in part or the time fixed for its payment postponed in whole or in part by the Board at any time before receipt by the Company of the sum due thereunder.

30.	A call may be made payable by instalments.

31.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

32.

Each member shall pay to the Company, at the time and place of payment specified in the notice of the call, the amount called on that member’s shares. A person on whom a call is made will remain liable for calls made upon him, notwithstanding the subsequent transfer of the shares in respect of which the call was made.

33.

If a sum called in respect of a share shall not be paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on the sum from the day fixed for payment to the time of actual payment at such rate, not exceeding 5 per cent. above the Bank of England base rate, as the Board may decide, together with all expenses that may have been incurred by the Company by reason of such non-payment, but the

Board may waive payment of interest and such expenses wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such share so long as any such sum or any interest or expenses payable in accordance with this Article in relation thereto remains due.

34.

Any sum which becomes payable by the terms of allotment of a share, whether on allotment or on any other fixed date or as an instalment of a call and whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of allotment or in the notice of the call, it becomes payable. In the case of non-payment, all the provisions of these Articles relating to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

35.

The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the money (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon any shares held by him, and may pay upon all or any part of the money so advanced (until it would but for the advance become presently payable) interest at such rate (if any) not exceeding 5 per cent. above the Bank of England base rate, as the Board may decide. No sum paid in advance of calls shall entitle the holder of a share to any portion of a dividend or other payment or distribution subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

36.	The Board may on the allotment of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE

37.

If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of the non-payment.

38.

The notice shall fix a further day (not being less than seven clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place specified, the shares on which the call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

39.	If the requirements of the notice are not complied with, any share in respect of which the notice has been given may, at any time before the payments required by the notice have been made, be forfeited by a resolution of the Board to that effect. Every forfeiture shall include all dividends and other payments or distributions declared in respect of the forfeited shares and not paid or distributed before forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Board.

40.

Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, reallotted or otherwise disposed of upon such terms and in such manner as the Board decides, either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, reallotment or other disposition the forfeiture may be cancelled on such terms as the Board decides. The Company shall not exercise any voting rights in respect of such a share. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the Board may authorise a person to execute an instrument of transfer of the share.

41.

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder, or the person entitled to the share by transmission, and an entry of the forfeiture, with the date of the forfeiture, shall be entered in the register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry.

42.

A person, any of whose shares have been forfeited, shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all money which at the date of forfeiture was then payable by the person to the Company in respect of the shares, with interest on such money at such rate not exceeding 5 per cent. above the Bank of England base rate, as the Board may decide, from the date of forfeiture until payment. The Board may, if it thinks fit, waive the payment of all or part of such money and/or the interest payable thereon.

43.

A statutory declaration by a Director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The statutory declaration shall (subject to the execution of an instrument of transfer, if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) nor shall the person’s title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, reallotment or disposal of the share.

44.

If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which was, or would have become, payable and had not, when that share was forfeited, been paid by that person in respect of that share, but no interest is payable to such person in respect of such proceeds and the Company is not required to account for any money earned on them.

TRANSFER OF SHARES

45.	The instrument of transfer of a share may be in any usual form or in any other form which the Board may approve.

46.

The instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) by or on behalf of the transferee. The transferor shall be deemed to remain the holder until the name of the transferee is entered in the register.

47.

The Board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

48.	The Board may also refuse to register any transfer of shares, unless:

48.1

the instrument of transfer is lodged (duly stamped if the Statutes so require) at the registered office or at such other place as the Board may appoint, accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on their behalf, the authority of that person to do so) provided that, in the case of a transfer by a recognised person where a certificate has not been issued in respect of the share, the lodgment of share certificates shall not be necessary;

48.2	the instrument of transfer is in respect of only one class of share; and

48.3	in the case of a transfer to joint holders, they do not exceed four in number.

49.	The Board may also refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the Uncertificated Securities Rules and the relevant system.

50.

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is given.

51.

If the Board refuses to register a transfer, it shall within two months after the date on which the instrument of transfer was lodged with the Company send to the transferee notice of, together with the reasons for, the refusal.

52.

No fee shall be payable to the Company for the registration of any transfer or any other document relating to or affecting the title to any share or for making any entry in the register affecting the title to any share.

53.	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

54.

If a member dies, the survivor or survivors where the member was a joint holder and that member’s personal representatives where the member was a sole holder or the only survivor of joint holders shall be the only person(s) recognised by the Company as having any title to the deceased member’s shares, but nothing contained in these Articles shall release the estate of a deceased member from any liability in respect of any share held by the deceased member solely or jointly with other persons.

55.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law may, upon such evidence as to that person’s title being produced as may be reasonably required by the Board and subject to these Articles, elect either to be registered as the holder of the share or to have a person nominated by the relevant person registered as the holder. If the person elects to become the holder, that person shall give notice in writing to that effect. If the person elects to have another person registered, the former shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer executed by the member.

56.	A person entitled by transmission to a share un uncertificated form who elects to have some other person registered shall either:

56.1	procure that instructions are given by means of the relevant system to effect the transfer if such uncertificated share to that person; or

56.2	change the uncertificated share to certificated form and execute an instrument of transfer to that person.

57.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law shall, subject to the requirements of these Articles and to the provisions of this Article, be entitled to receive, and may give a good discharge for, all dividends and other money payable in respect of the share, but that person shall not be entitled to receive notice of or to attend or vote at meetings of the Company or at any separate meetings of the holders of any class of shares or to any of the rights or privileges of a member until the relevant person shall have become a holder in respect of the share in question. The Board may at any time give notice requiring any such person to elect either to be registered or to transfer the share, and if the notice is not complied with within 60 days, the Board may withhold payment of all dividends and other distributions and payments declared in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

58.	The Company may by ordinary resolution alter its share capital in accordance with the Act.

59.

A resolution to sub-divide shares may determine that, as between the holders of such shares resulting from the sub-division, any of them may have any preference or advantage, or deferred or other right or be subject to any restriction as compared with the others.

60.

Whenever any members would become entitled under these Articles to fractions of a share, the Board may deal with the fractions as it thinks fit and in particular may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale (subject to retention by the Company of amounts not exceeding US$10, the cost of distribution of which would be disproportionate to the amounts involved) in due proportion among those members, and the Board may authorise a person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

PURCHASE OF OWN SHARES

61.

On any purchase by the Company of its own shares, neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

62.

The Company shall hold an annual general meeting which shall be convened by the Board in accordance with the Statutes and giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company.

63.

The Board may call a general meeting whenever it thinks fit and, on the requisition of members in accordance with the Act, it shall proceed to convene a general meeting for a date not more than 28 days after the date of the notice convening the meeting.

FORM OF GENERAL MEETINGS

64.	In these Articles:

64.1	a “physical meeting” means a general meeting held and conducted by physical attendance by members and/or proxies at a particular place; and

64.2

a “hybrid meeting” means a general meeting held and conducted by both physical attendance by members and/or proxies at a particular place and by members and/or proxies also being able to attend and participate by electronic means without needing to be in physical attendance at that place.

65.

The Board may decide in relation to any general meeting (including a postponed or adjourned meeting) whether the general meeting is to be held as a physical meeting or as a hybrid meeting and shall, for the avoidance of doubt, be under no obligation to convene a meeting as a hybrid meeting whatever the circumstances.

66.

Subject to the requirements of the Act, the Board may make such arrangements as they may decide in connection with the facilities for participation by electronic means in a hybrid meeting. In the case of a hybrid meeting, the provisions of these Articles shall be treated as modified to permit any such arrangements and, in particular:

66.1

references in these Articles to attending and being present at the meeting, including in relation to the quorum for the meeting and the right to vote at the meeting, shall be treated as including participating in the meeting by electronic means;

66.2

the meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities have been made available so that all persons (being entitled to do so) attending the hybrid meeting by electronic means, may:

66.2.1	participate in the business for which the meeting has been convened;

66.2.2

exercise their right to speak by being in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting, but under no circumstances shall the inability of one or more members or proxies to access, or continue to access, the facilities for participation in the meeting despite adequate facilities being made available by the Company, affect the validity of the meeting or any business conducted at the meeting, provided that the meeting is quorate;

66.3

all resolutions put to members at a hybrid meeting, including in relation to procedural matters, shall be decided on a poll and such poll votes may be cast by such means as the Board in its absolute discretion considers appropriate for a hybrid meeting;

66.4	the Board may authorise any voting application, system or facility in respect of the electronic platform for a hybrid meeting as they may see fit; and

66.5

if it appears to the chair of the meeting that the electronic facilities for a hybrid meeting have become inadequate for the purpose of holding the meeting then the chair of the meeting may, with or without the consent of the meeting, pause, interrupt or adjourn the meeting (before or after it has started) and the provisions in Article 79 shall apply to any such adjournment. All business conducted at the hybrid meeting up to the point of the adjournment shall be valid.

67.

In relation to electronic participation at a general meeting, the right of a member to participate electronically shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Act or these Articles to be made available at the meeting.

68.	If, after the sending of notice of a hybrid meeting but before the meeting is held (or after the adjournment of a hybrid meeting but before the adjourned meeting is held), the Board considers that it is impracticable or unreasonable to hold the meeting at the time specified in the notice of meeting using the electronic facilities stated in the notice of meeting or made available prior to the meeting, they may change the meeting to a physical meeting, change the electronic facilities (and make details of the new facilities available in the manner stated in the notice of meeting), and/or postpone the time at which the meeting is to be held.

69.	An adjourned general meeting or postponed general meeting may be held as a physical meeting or a hybrid meeting irrespective of the form of the general meeting which was adjourned or postponed.

70.

The Board or the chair of the meeting may make any arrangement and impose any requirement or restriction the Board or the chair of the meeting consider appropriate to ensure the security of the hybrid meeting, or the health and safety of those attending it, including, without limitation, requirements for evidence of identity that is:

70.1	necessary to ensure the identification of those taking part and the security of the electronic communication, and

70.2	proportionate to those objectives.

NOTICE OF GENERAL MEETINGS

71.

An annual general meeting shall be called by at least 21 clear days’ notice in writing. All other general meetings shall be called by at least 21 clear days’ notice in writing. The notice shall specify:

71.1	if the meeting is an annual general meeting, that the meeting is an annual general meeting;

71.2	the day, time and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 84, which shall be identified as such in the notice);

71.3	whether the meeting is a physical meeting or a hybrid meeting;

71.4	where the meeting is a hybrid meeting, details of the facilities for attendance and participation by electronic means at the meeting;

71.5	the general nature of the business to be transacted;

71.6	if the meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

71.7

with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend, to speak and to vote instead of the member and that a proxy need not also be a member.

72.

Subject to the Statutes and the provisions of these Articles, to the rights attaching to any class of shares and to any restriction imposed on any holder, notice of any general meeting shall be given to all members, the Directors and (in the case of an annual general meeting) the auditors.

73.

The accidental omission to send a notice of any meeting, or notice of a resolution to be moved at a meeting or (where forms of proxy are sent out with notices) to send a form of proxy with a notice to any person entitled to receive the same, or the non-receipt of a notice of any meeting or any resolution or a form of proxy by such a person, whether or not the Company is aware of such omission or non-receipt shall not invalidate the proceedings at the meeting.

74.

If the Board decides that it is impractical or unreasonable for any reason to hold a general meeting at the time, date or place and, if applicable, the electronic platform(s) set out in the notice of the meeting, it can change the time, date or place and, if applicable, electronic platform(s) or postpone the meeting (or both). Subject to the Act, if the Board does this, an announcement of the time, date or place and, if applicable, electronic platform(s) of the re-arranged meeting will, if practical, be advertised in such manner as the Board, in its absolute discretion, may determine. Notice of the business of the meeting does not need to be given again. The Board must take reasonable steps to ensure that any member trying to attend the meeting at the original time, date, place and, if applicable, electronic platform is informed of the new arrangements. If a meeting is re-arranged in this way, proxy forms can be delivered as specified in Articles 109 to 111. The Board can also change the place and, if applicable, electronic platform(s) of the re-arranged meeting or postpone the re-arranged meeting (or both) under this Article.

75.

In relation to any proposal to appoint a Director pursuant to Article 129 a nomination may (i) be made by the Board or (ii) any shareholder or shareholders may, in accordance with the provisions of the Act, request the Company to call a general meeting or give notice of a resolution to be proposed at an annual general meeting for the purposes of electing a person as a Director (a “Nominee”). Where any such request relates to the proposal of a resolution for the election of a director at an annual general meeting of shareholders, for such request to be properly brought pursuant to this Article 75, the shareholder must have given timely notice thereof in writing to the Company Secretary. To be timely, a shareholder’s notice of any proposal to appoint a Director (i) shall be delivered to the Company Secretary at least 120 calendar days in advance of the anniversary of the Company’s prior annual general meeting and (ii) must comply with the notice procedures set forth in Article 75.1. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute proposals to appoint a Director following the expiration of the time periods set forth in these Articles.

75.1

Any notice given in accordance with Article 75 must accurately set out as of the date of the notice and as of the date that is 10 days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof:

75.1.1	the name and address of the shareholder, as they appear on the Company’s books and records, who intends to make the nomination;

75.1.2

the number of shares beneficially owned by such shareholder on the date of such notice and that such shareholder shall be obliged to notify the Company as to the number of shares beneficially owned by it on the record date for the relevant meeting (provided, that for purposes of this Section 76, any such person shall in all events be deemed to beneficially own any shares of the Company as to which such person has the right to acquire beneficial ownership of at any time in the future);

75.1.3	the name of each person to be nominated as a Director (the “Nominee”) together with a statement setting forth:

(a)	the age, business address and residence address of such person;

(b)	the principal occupation or employment of such person (present and for the past five years);

(c)

the number of shares beneficially owned by such Nominee and any member of the immediate family of such Nominee, or any Affiliate or Associate of such person, or any person acting in concert therewith; and

(d)

a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among any shareholder, on the one hand, and each Nominee, and such Nominee’s respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party information that would be required to be disclosed pursuant to federal and state securities laws, including, Rule 404 promulgated under Regulation S-K, if the shareholder were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

75.1.4

a (i) representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the Nominee or Nominees specified in the notice and be accompanied by evidence of the shareholding required to make such request by the relevant shareholder or shareholders and (ii) representation as to whether such shareholder or shareholders intends or is part of a group which intends (X) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to elect any nominee or (Y) otherwise to solicit proxies from shareholders in support of such proposal or nomination or nominations;

75.1.5

a description of all arrangements or understandings (i) between the shareholder and each Nominee and any other person or persons (giving their names) pursuant to which the nomination or nominations are to be made by the shareholder, (ii) regarding any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of any security of the Company or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Company or to increase or decrease the voting power of any such person with respect to any security of the Company;

75.1.6

a written (i) response to a questionnaire with respect to the background and qualification of such Nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company Secretary upon written request of any shareholder of record identified by name within 5 days) and (ii) representation and agreement of each Nominee that such person:

(a)

is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in such representation and agreement or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law;

(b)

is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a director that has not been disclosed to the Company in such representation and agreement;

(c)

would be in compliance, if elected as a director, and will comply, where and if applicable, with the Company’s code of business conduct and ethics, Corporate Governance Guidelines, stock ownership and trading policies and guidelines, and any other policies or guidance of the Company applicable to directors;

(d)

will make such other acknowledgments, enter into such agreements and provide such information as the directors require of all directors, including promptly submitting all completed and signed questionnaires required of the directors;

75.1.7	such other information regarding each Nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

75.1.8

in addition to the information required pursuant to any other provision of these Articles, the Company may, as a condition to any such nomination being deeming properly brought before an annual general meeting or any general meeting, require any proposed Nominee for election or re-election as a director to furnish, within 5 business days of any request therefore, any other information that:

(a)

may reasonably be requested by the Company to determine whether the Nominee would be an independent director under any applicable rules and listing standards of the United States securities exchanges upon which the share capital of the Company is listed or traded from time to time, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the directors in determining and disclosing the independence of the directors;

(b)	could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Nominee; and

75.1.9	the consent of each Nominee to serve for a full term as a Director if so elected.

75.2

If the notice of nomination is not received in accordance with this Article 75, the Chair may, so far as permitted by the Statutes, refuse to acknowledge such proposed nomination, notwithstanding that proxies in respect of such vote may have been received by the Company, and may determine that the shareholder who has nominated a person to be elected as a Director at a general meeting or annual general meeting shall not be permitted to vote any shares entitled to vote at that meeting on the matter of election of Directors.

76.

Other than a request to which Article 75 applies, where a shareholder or shareholders, in accordance with the provisions of the Act, request the Company to call a general meeting or give notice of a resolution to be proposed at an annual general meeting, such request must, in each case and in addition to the requirements of the Act:

76.1	set out the name and address of the shareholder or shareholders making the request;

76.2	set out a clear and concise statement of the agenda items to be put before the general meeting or annual general meeting as the case may be; and

76.3	be accompanied by evidence of the shareholding required to make such request by the relevant shareholder or shareholders.

Without prejudice to the rights of any member under the Act, a member who makes a request to which this Article relates, must deliver any such request in writing to the company secretary at least 120 calendar days in advance of the anniversary of the Company’s prior annual general meeting. If a request made in accordance with this Article does not include the information specified above or if a request made in accordance with this Article is not received in the time and manner indicated, in respect of the shares which the relevant member(s) making the request hold, such member(s) shall not be entitled to vote such shares, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), with respect to the matters detailed in the request made pursuant to this Article.

PROCEEDINGS AT GENERAL MEETINGS

77.

No business shall be transacted at any general meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a Chair in accordance with these Articles (which shall not be treated as part of the business of the meeting). Subject to Article 78 a quorum shall be members who, present in person (which, in the case of a corporate member shall include being present by a representative) or by proxy, together represent at least the majority of the total voting rights of all the members entitled to vote in relation to the meeting.

78.	The matters set forth below require the presence of at least two thirds of the total voting rights of all the members entitled to vote in relation to the meeting:

78.1	the adoption by the Company of a resolution to remove a serving member of the Board;

78.2	the adoption by the Company of a resolution to amend, vary, suspend the operation of, disapply or cancel:

78.2.1	Article 77;

78.2.2	this Article 78;

78.2.3	Article 90;

78.2.4	any of Articles 119 to 133 inclusive;

78.2.5	any of Articles 160 to 162 inclusive; and

78.2.6	any of Articles 163 to 164 inclusive.

79.

If within 15 minutes from the time fixed for a meeting (or such longer interval as the chair of the meeting may think fit to allow) a quorum is not present or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved and in any other case it shall stand adjourned to such day and to such time and place as may, subject to the Act, be fixed by the Chair of the meeting. At such adjourned meeting, if within 15 minutes from the time fixed for holding the adjourned meeting (or such longer interval as the chair of the meeting may think fit to allow) a quorum is not present or if during an adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved. The Company shall give at least 10 clear days’ notice (in any manner in which notice of a meeting may lawfully be given from time to time) of any meeting adjourned through lack of a quorum and such notice shall state the quorum requirement.

80.

The Chair of the Board or in the Chair’s absence any deputy chair shall preside as Chair at every general meeting of the Company. If there is no such Chair or deputy chair or if at any meeting neither the Chair nor the Deputy Chairman is present within 5 minutes from the time fixed for holding the meeting or if neither is willing to act as Chair of the meeting, the Directors present shall choose one of their number, or if no Director is present or if all the Directors present decline to take the chair, the members present in person or by proxy or by corporate representative and entitled to vote shall choose one of their number to be Chair of the meeting.

81.

The Board may, in its absolute discretion, implement at general meetings of the Company, such security or health and safety arrangements or restrictions as it shall think appropriate to which members, representatives (in the case of corporate members) and their proxies shall be subject. The Board shall be entitled to refuse entry to the meeting to any such member, representative or proxy who fails to comply with such arrangements or restrictions.

81.1

The Chair of each general meeting of the Company may take such action, or give directions for such action to be taken, as the chair considers appropriate to promote the orderly conduct of the business of the meeting as set out in the notice of the meeting. The Chair’s decisions on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final, as shall the Chair’s determination as to whether any point or matter is of such nature.

82.

The Chair of a meeting at which a quorum is present may, without prejudice to any other power of adjournment which the Chair of the meeting may have under these Articles or at common law, with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time (or indefinitely) and from place to place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, from places to places). In addition (and without prejudice to the chair’s power to adjourn a meeting conferred by Article 79), the chair may adjourn the meeting to another time and place without such consent if it appears to the chair that:

82.1	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

82.2	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

82.3	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

83.

No business shall be transacted at any adjourned meeting except business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned for an indefinite period, the time and place for the adjourned meeting shall be fixed by the Board. Whenever a meeting is adjourned for 14 days or more or for an indefinite period, at least seven clear days’ notice, specifying the place, the day and the time of the adjourned meeting and the general nature of the business to be transacted, shall be given

(in any manner in which notice of a meeting may lawfully be given from time to time). Save as provided in these Articles, it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

84.

The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the Chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

84.1	participate in the business for which the meeting has been convened;

84.2

hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

84.3	be heard and seen by all other persons so present in the same manner.

85.	The Chair of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

86.

If it appears to the Chair that the physical meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the Chair is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to:

86.1	participate in the business for which the meeting has been convened; and

86.2

exercise their right to speak by being in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

87.

If it appears to the Chair that such facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred in Article 84 or this Article 86 respectively then the Chair may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid.

88.

The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

89.

The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 88 (including without limitation the issue of tickets or the imposition of some other means of selection) which it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, the member shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 88. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

90.

At any general meeting, any resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken as the Chair directs and the Chair may appoint scrutineers (who need not be members) in connection with such poll and fix a time and place for declaring the result of the poll. The result of the poll shall be the decision of the meeting at which it was taken.

91.

Any poll conducted on the election of the Chair or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place as the Chair decides, either at once or after an interval or adjournment.

92.

The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

93.

The conduct of a poll (other than on the election of a Chair or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be conducted.

94.	A Director shall, whether or not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

VOTES OF MEMBERS

95.

Subject to any terms as to voting upon which any shares may be issued or may for the time being be held every member present at a general meeting in person or by proxy or by representative (in the case of a corporate member) shall have one vote for each share of which the member is the holder, proxy or representative. A member entitled to more than one vote need not, if the member votes, use all their votes or cast all the votes in the same way.

96.

In the case of joint holders of a share the vote of the senior holder who tenders a vote, whether in person or by proxy or representative, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

97.

A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) that the member is or may be suffering from mental disorder or is otherwise incapable of running their affairs may vote by their guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court (and that person may vote by proxy or, in the case of a body corporate, by duly authorised representative) provided that evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the registered office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

98.

No member shall, unless the Board otherwise determines, be entitled to vote at any general meeting or at any separate general meeting of the holders of any class of shares in the Company unless all calls or other sums presently payable by the member in respect of shares in the Company have been paid.

99.

Where, in respect of any shares of the Company, any holder or any other person appearing to be interested in such shares held by a member has been issued with a notice pursuant to section 793 of the Act (a “statutory notice”) and has failed in relation to any shares (the “default shares”) to comply with the statutory notice and to give the Company the information required by such notice within the prescribed period as defined in Article 104.4 from the date of the statutory notice, then the Board may serve on the holder of such default shares a notice (a “disenfranchisement notice”) whereupon the following sanctions shall apply:

99.1

such holder shall not with effect from the service of the disenfranchisement notice be entitled in respect of the default shares to be present or to vote (either in person or by representative or by proxy) either at any general meeting or at any separate general meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting; and

99.2	where such shares represent not less than 0.25 per cent. in nominal value of the issued shares of their class:

99.2.1

any dividend or other monies payable in respect of the default shares shall be withheld by the Company which shall not be under any obligation to pay interest on it and the holder shall not be entitled under Article 200 to elect to receive shares instead of that dividend; and

99.2.2	no transfer, other than an excepted transfer (as defined in Article 104.5), of any shares in certificated form held by the holder shall be registered unless:

(a)	the holder is not himself in default as regards supplying the information required; and

(b)	the holder proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

100.

Any new shares in the Company issued in right of default shares shall be subject to the same sanctions as apply to the default shares provided that any sanctions applying to, or to a right to, new shares by virtue of this Article shall cease to have effect when the sanctions applying to the related default shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related default shares are suspended or cancelled) and provided further that Article 99 shall apply to the exclusion of this Article if the Company gives a separate notice under section 793 of the Act in relation to the new shares.

101.

The Company may at any time withdraw a disenfranchisement notice by serving on the holder of the default shares a notice in writing to that effect (a “withdrawal notice”), and a disenfranchisement notice shall be deemed to have been withdrawn at the end of the period of seven days (or such shorter period as the Directors may determine) following receipt by the Company of the information required by the statutory notice in respect of all the shares to which the disenfranchisement notice related.

102.

Unless and until a withdrawal notice is duly served in relation thereto or a disenfranchisement notice in relation thereto is deemed to have been withdrawn or the shares to which a disenfranchisement notice relates are transferred by means of an excepted transfer, the sanctions referred to in Articles 99 and 100 shall continue to apply.

103.

Where, on the basis of information obtained from a holder in respect of any share held by him, the Company issues a notice pursuant to section 793 of the Act to any other person and such person fails to give the Company the information thereby required within the prescribed period and the Board serves a disenfranchisement notice upon such person, it shall at the same time send a copy of the disenfranchisement notice to the holder of such share, but the accidental omission to do so, or the non-receipt by the holder of the copy, shall not invalidate or otherwise affect the application of Articles 99 and 100.

104.	For the purposes of these Articles:

104.1

a person other than the holder of a share shall be treated as appearing to be interested in that share if the holder has informed the Company that the person is or may be so interested or if (after taking into account the said notification and any other relevant notification pursuant to section 793 of the Act) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share;

104.2	“interested” shall be construed as it is for the purpose of section 793 of the Act;

104.3	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes:

104.3.1	reference to the person having failed or refused to give all or any part of it; and

104.3.2	reference to the person having given information which that person knows to be false in a material particular or having recklessly given information which is false in a material particular;

104.4	the “prescribed period” means 14 days; and

104.5	an “excepted transfer” means, in relation to any share held by a holder:

104.5.1

a transfer pursuant to acceptance of an offer made to all the holders (or all the holders other than the person making the offer and that person’s nominees) of the shares in the Company to acquire those shares or a specified proportion of them, or to all the holders (or all the holders other than the person making the offer and that person’s nominees) of a particular class of those shares to acquire the shares of that class or a specified proportion of them; or

104.5.2

a transfer in consequence of a sale made through a recognised investment exchange (as defined in the FSMA) or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded; or

104.5.3

a transfer which is shown to the satisfaction of the Board to be made in consequence of a bona fide sale of the whole of the beneficial interest in the share to a person who is unconnected with the holder and with any other person appearing to be interested in the share.

105.

Nothing contained in these Articles shall prejudice or affect the right of the Company to apply to the court for an order under section 794 of the Act and in connection with such an application or intended application or otherwise to require information on shorter notice than the prescribed period.

106.

If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chair, it is of sufficient magnitude to vitiate the result of the meeting.

107.

No objections may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid. Any such objection must be referred to the Chair of the meeting whose decision is final. The Company shall not be obliged to ascertain whether a proxy or representative of a corporation has voted in accordance with a member’s instructions and the failure of a proxy or representative to do so shall not vitiate the decision or the meeting or adjourned meeting or poll on any resolution.

108.	In the case of a resolution proposed as an ordinary resolution no amendment may be considered or voted on (other than a mere clerical amendment to correct a patent error)

unless either (a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been received by the Company, or (b) the chair, in the chair’s absolute discretion, decides that the amendment may be considered and voted on. In the case of a resolution proposed as a special resolution, no amendment to it (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon. With the consent of the chair, an amendment may be withdrawn by its proposer before it is voted on. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chair of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

109.

Invitations to appoint a proxy (whether made by instrument in writing, in electronic form or by website communication) shall be in any usual form or in such other form as the Board may approve. Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of and to attend and vote at any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting. The appointment of a proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given or any procedural resolution as the proxy thinks fit. A proxy need not be a member of the Company.

110.

The appointment of a proxy shall, if made by instrument in writing, be signed in the case of an individual, by the appointer or their attorney who is authorised in writing to do so. In the case of a body corporate, the proxy appointment must be executed under seal or otherwise executed by it in accordance with the Act or signed on its behalf by an officer, attorney or duly authorised signatory.

111.

If the Directors from time to time so permit, a proxy may be appointed by electronic communication to such address as may be notified by or on behalf of the Company for that purpose, or by any other lawful means from time to time authorised by the Directors. Any means of appointing a proxy which is authorised by or under this Article shall be subject to any terms, limitations, conditions or restrictions that the Directors may from time to time prescribe. Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the relevant system concerned acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

112.

Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and (except as otherwise provided in these Articles) the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which the person represents as that corporation could exercise if it were an individual member of the Company. A copy of such a resolution shall be delivered at the meeting to the Chair of the meeting or secretary or any person appointed by the Company to receive such authorisation, and unless such copy of such resolution is so delivered the authority granted by such resolution shall not be treated as valid. Where copies of two or more valid but differing resolutions authorising any person or persons to act as the representative of any corporation pursuant to this Article at the same meeting in respect of the same share are delivered, the resolution, a copy of which is delivered to the Company (in accordance with the provisions of this Article) last in time (regardless of the date upon which the resolution was passed), shall be treated as revoking and replacing all other such authorities as regards that share, but if the Company is unable to determine which of any such two or more valid but differing resolutions was so deposited last in time, none of them shall be treated as valid in respect of that share. The authority granted by any such resolution shall, unless the contrary is stated in the certified copy thereof delivered to the Company pursuant to this Article, be treated as valid for any adjournment of any meeting at which such authority may be used as well as at such meeting.

113.

A corporation which is a member of the Company may authorise more than one person to act as its representative pursuant to this Article in respect of any meeting or meetings, and such a member who holds different classes of shares may so authorise one or more different persons for each class of shares held.

113.1

The appointment of proxy and the power of attorney or other written authority (if any) under which it is signed, or a copy of any such power or written authority certified notarially or in any other manner approved by the Directors, shall:

(a)

in the case of an appointment otherwise than by electronic communication, be deposited at the registered office (or at such other place as shall be specified in the notice of meeting or in any instrument of proxy or other document accompanying the same) by the time specified by the Board (as the board may determine, in compliance with the Act) in any such instrument or other document accompanying the same.

(b)

in the case of an appointment by electronic communication where an address has been specified for the purpose of receiving appointments by electronic communication (i) in the notice convening the meeting, (ii) in any instrument of proxy sent out by the Company in relation to the meeting or (iii) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, be received at such address by the time specified by the Board (as the Board may determine, in compliance with the Act) in any such notice, instrument of proxy or invitation.

The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

113.2

The deposit, delivery or receipt of an appointment of proxy shall not preclude a member from attending and voting at the meeting or at any adjourned meeting. When two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same share for use at the same meeting, the one which is deposited with, delivered to or received by the Company (in accordance with the provisions of this Article) last in time (regardless of the date of its making or transmission) shall be treated as revoking and replacing any others as regards that share, but if the Company is unable to determine which of any such two or more valid but differing instruments of proxy was so deposited, delivered or received last in time, none of them shall be treated as valid in respect of that share.

113.3

No appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as the date of its making or transmission. The appointment of proxy shall, unless the contrary is stated, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

113.4

Any vote cast by a proxy who does not vote in accordance with any instructions given by the member by whom the proxy is appointed shall be treated as being valid and the Company shall not be bound to enquire whether a proxy has complied with the instructions the proxy has been given.

114.

A vote given by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous determination of the authority of the person voting, unless notice of the determination shall have been received by the Company at the registered office (or other place at which the appointment of proxy was duly deposited, delivered or received in accordance with Article 113) before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.

POWERS OF THE BOARD

115.

Subject to the provisions of the Statutes, these Articles and any directions given by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of these Articles and no directions given by special resolution shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

116.

The Board may from time to time make such arrangements as it thinks fit for the management and transaction of the Company’s affairs in the United Kingdom or elsewhere and may for that purpose appoint managers, inspectors and agents and delegate to them any of the powers, authorities and discretions vested in the Board (other than the power to borrow and make calls) with power to sub-delegate and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding such vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board thinks fit. The Board may at any time remove any person so appointed and may vary or annul such delegation, but no person dealing in good faith and without notice of such removal, variation or annulment shall be affected by it.

117.

The Board may from time to time by power of attorney appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may revoke or vary any such appointment, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it.

118.

The Board may delegate any of its powers to any committee consisting of one or more Directors. It may also delegate to any Director holding any executive office or any other Director such of its powers as it considers desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose and either collaterally with or to the exclusion of its own powers and may be revoked or altered, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of the Board so far as they are capable of applying. If any such committee determines to co-opt persons other than Directors onto such committee, the number of such co-opted persons shall be less than one-half of the total number of members of the committee and no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting concerned are Directors.

NUMBER AND QUALIFICATION OF DIRECTORS

119.

The number of Directors shall be not less than three nor more than eleven in number. The number of Directors may be fixed within the foregoing limits from time to time by a resolution of the Board adopted by a majority of the Directors entitled to vote on such resolution, provided that any increase in the size of the Board above seven directors shall require a two-thirds majority of the Directors entitled to vote on such resolution.

120.	A Director shall not be required to hold any shares of the Company by way of qualification.

121.

If the number of Directors is reduced below the minimum number fixed in accordance with these Articles, the Directors for the time being may act for the purpose of filling up vacancies in their number or of calling a general meeting of the Company, but not for any other purpose. If there are no Directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

122.

No person other than a Director retiring (or, if appointed by the Board, vacating office) at the meeting shall, unless recommended by the Board, be eligible for election to the office of a Director at any general meeting, unless the provisions of Article 75 have been complied with.

ELECTION, APPOINTMENT AND RE-ELECTION OF DIRECTORS

123.	Each Director shall be subject to annual re-election by the members.

124.

A retiring Director shall be eligible for re-election. If the Director is not re-elected or deemed to be re-elected, that Director shall hold office until the meeting elects someone in that Director’s place or, if it does not do so, until the end of the meeting.

125.

Except as provided in Article 126, should a vacancy on the Board occur or be created, whether arising through death, retirement, resignation, or removal of a Director, or through an increase in the number of Directors, such vacancy shall be filled by the majority vote of all of the remaining Directors, giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company, and whether or not a quorum, or by a sole remaining Director. Subject to the provisions hereof, any Director appointed to fill a vacancy shall serve until the next annual general meeting for which a notice has not been sent at the time of appointment.

126.

If at any annual general meeting all the resolutions for the appointment of Directors are put to the meeting and lost or if by reason of persons failing to be appointed as Directors the number of Directors falls below the minimum number fixed by or in accordance with the Articles or below the number fixed by or in accordance with the Articles as the quorum, all Directors retiring at the meeting and standing for re-appointment (the “Dismissed Directors”) shall continue to be Directors for a maximum period of 60 days (and are treated as continuing in office without interruption). During such period, Directors shall be appointed generally, either at a further general meeting and/or by the remaining Directors (but in this latter case, none of those appointed may be Dismissed Directors). Once a sufficient number of Directors has been so appointed, the Dismissed Directors shall cease to be Directors.

127.

Except as otherwise authorised by the Act, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

128.	Save to the extent Article 129 applies, the Company may by ordinary resolution elect a person who is willing to act to be a Director either to fill a vacancy or as an additional

Director at any general meeting at which it is proposed to vote upon a resolution for the appointment of a person as a Director; but so that the total number of Directors shall not at any time exceed the maximum number fixed by these Articles.

129.

In the event that at a general meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a Director (each a “Director Resolution”) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the “Board Number”), the persons that shall be appointed shall: first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals the Board Number.

RESIGNATION AND REMOVAL OF DIRECTORS

130.	A Director may resign from office either by notice in writing submitted to the Board or, if the Director shall in writing offer to resign, if the other Directors resolve to accept such offer.

131.

The Company may, by ordinary resolution at a meeting of which special notice has been given, in accordance with section 312 of the Act, remove any Director before the expiration of that Director’s period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service between the Director and the Company. The quorum requirement set out in Article 78 shall apply to any such resolution. An executive Director (as defined in Article 137) may also be removed from office in accordance with Article 136.

VACATION OF OFFICE

132.	Without prejudice to the other provisions of these Articles, the office of a Director shall be vacated if:

132.1

the Director becomes bankrupt or the subject of an interim receiving order or makes any arrangement or composition with that Director’s creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 (as amended) in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the Director in another jurisdiction; or

132.2

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months; or

132.3	the Director is absent from meetings of the Board for six consecutive months without permission of the Board and the Board resolves that the relevant Director’s office be vacated; or

132.4	ceases to be a Director by virtue of any provision of the Statutes or becomes prohibited by law from being a Director.

133.

A resolution of the Board declaring a Director to have vacated or have been removed from office under the terms of Articles 131 to 132 shall be conclusive as to the fact and grounds of vacation or removal stated in the resolution.

REMUNERATION OF DIRECTORS

134.

Subject to the Statutes, the Directors shall be paid such remuneration (by way of fee) for their services as may be determined by the Board. Such remuneration shall be deemed to accrue from day to day, shall be divided between the Directors as they shall agree or, failing agreement, equally and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any Director pursuant to any other provision of these Articles. The Directors shall also be entitled to be repaid all travelling, hotel and other expenses of attending Board meetings, committee meetings, general meetings, or otherwise incurred while engaged on the business of the Company.

135.

Any Director who by request of the Board performs special services or goes or resides abroad for any purposes of the Company may, subject to the Statutes, be paid such extra remuneration by way of salary, commission, percentage of profits or otherwise as the Board may decide.

EXECUTIVE DIRECTORS

136.	The Board may from time to time (giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company):

136.1

appoint one or more of its body to any executive or other office (except that of auditor) or employment in the Company, for such period (subject to the Statutes and these Articles) and on such terms as it thinks fit, and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation); and

136.2	permit any person elected or appointed to be a Director to continue in any other office or employment held by that person before the person was so elected or appointed.

137.

A Director holding any such office or employment with a member of the group is referred to in these Articles as an “executive Director”. Subject to the Statutes, the remuneration of any executive Director (whether by way of salary, commission, participation in profits or otherwise) shall be decided by the Board and may be either in addition to or in lieu of any remuneration as a Director.

138.

The Board may entrust to and confer upon any executive Director any of the powers, authorities and discretions vested in or exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, either collaterally with or to the exclusion of its own powers, authorities and discretions and may from time to time revoke or vary all or any of them, but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

CHIEF EXECUTIVE OFFICER, PRESIDENT, VICE PRESIDENT AND TREASURER

139.

The Directors may from time to time, and at any time, pursuant to this Article appoint any other persons to any post (other than the office of Director) with such descriptive title, including that of Chief Executive Officer, President, Vice President and/or Treasurer as the Directors may determine and may define, limit, vary and restrict the powers, authorities and discretions of persons so appointed and, subject to the Statutes, may fix and determine their remuneration and duties and, subject to any contract between such persons and the Company, may remove from such post any person so appointed. Unless expressly agreed by the Board to the contrary (in which case Articles 123 to 138 shall also apply to the role of such person as a Director), a person so appointed shall not be a Director for any of the purposes of these Articles or of the Statutes, and accordingly shall not be a member of the Board or (subject to Article 118 of any committee hereof, nor shall the Director be entitled to be present at any meeting of the Board or of any such committee except at the request of the Board or of such committee, and if present at such request the relevant Director shall not be entitled to vote thereat.

140.

Subject always to the direction and control of the Board, the Chief Executive Officer shall have the general control and management of the business and affairs of the Company. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and shall exercise or perform such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board or any committee empowered by the Board to authorize the same. Subject to the Act, the Chief Executive Officer may sign and execute on behalf of the Company such contracts as may be authorised by the Board or any Board Committee empowered to authorise the same in accordance with these Articles.

141.

Any person appointed President shall exercise or perform such powers and duties as may from time to time be assigned to the President by the Chief Executive Officer, Chair or the Board. Subject to the Act, the President may sign and execute on behalf of the Company such contracts as may be authorised by the Board or any Board Committee empowered to authorise the same in accordance with these Articles.

142.

Each Vice President shall have such powers and duties as shall be prescribed by the Chief Executive Officer, the President, the Chair or the Board. Subject to the Act, any Vice President may sign and execute on behalf of the Company such contracts as may be authorised by the Board or any Board Committee empowered to authorise the same in accordance with these Articles.

143.

The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the President, the Chair or the Board.

DIRECTORS’ GRATUITIES AND PENSIONS

144.

The Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of the Director’s family (including a spouse and a former spouse) or any person who is or was dependent on that Director, and may (as well before as after the person ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF THE BOARD

145.

The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any such meetings shall be determined by a majority of votes. In the case of an equality of votes, the Chair of the meeting shall not have a casting vote. A Director may, and the secretary on the requisition of a Director shall, call a meeting of the Board and notice of such meeting shall be deemed to be duly given to each Director if it is given to the Director personally or by word of mouth or sent in writing to the Director at their last-known address or any other address given by the Director to the Company for this purpose or sent by way of electronic communication to an address for the time being notified by the Directors to the Company for this purpose.

146.	The quorum necessary for the transaction of the business of the Board shall be a majority of the Board.

147.

Any Director may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Statutes, all business transacted in such a manner by the Board or a committee of the Board shall, for the purposes of these Articles, be deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board, notwithstanding that fewer than two Directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chair of the meeting then is.

148.

The Board may appoint from its number, and remove, a Chair and, if it thinks fit, a Deputy Chair of its meetings and determine the period for which they are respectively to hold office. If no such Chair or Deputy Chair is appointed, or neither is present within five minutes after the time fixed for holding any meeting, or neither of them is willing to act as Chair, the Directors present may choose one of their number to act as Chair of such meeting.

149.

A resolution in writing signed by all the Directors for the time being entitled to vote on the resolution at a meeting of the Board (not being less than the number of Directors required to form a quorum of the Board at such meeting) or by all the members of a committee of the Board for the time being shall be as valid and effective as a resolution passed at a meeting of the Board or committee duly convened and held. The resolution may consist of one document or several documents in like form (and in hard copy or electronic form) each signed by one or more Directors and such documents may be exact copies of the signed resolution.

150.

All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any Director or person so acting, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director and had been entitled to vote.

DIRECTORS’ INTERESTS

Declarations of interest relating to transactions or arrangements

151.	Subject to the provisions of the Statutes, and provided that Director has made the disclosures required by the Act, a Director notwithstanding their office may:

151.1

be a party to or otherwise directly or indirectly interested in any transaction or arrangement with the Company or in which the Company is otherwise interested or a proposed transaction or arrangement with the Company;

151.2	hold any office with the Company (except as auditor) in conjunction with the office of Director for such period and upon such terms, including as to remuneration, as the Board may decide;

151.3

act by themself through their firm in a professional capacity for the Company (otherwise than as auditor) and the Director or their firm shall be entitled to remuneration for professional services as if they were not a Director;

151.4

be or become a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested; and

151.5	be or become a director of any other company in which the Company does not have an interest if that cannot be reasonably regarded as likely to give rise to a conflict of interests.

152.

The Board may resolve that any situation referred to in Article 151 and disclosed to them thereunder shall also be subject to such terms as they may determine including, without limitation, the terms referred to in Articles 154.2.1 to 154.2.4.

Directors’ interests other than in relation to transactions or arrangements with the Company

153.

For the purposes of section 175 of the Act, the Board shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that section to avoid a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (a “Conflict”). For these purposes references to a Conflict includes a conflict of interest and duty and a conflict of duties. This Article does not apply to conflicts arising in relation to transactions or arrangements with the Company which are governed by Articles 151 to 152 inclusive.

154.

A Director seeking authorisation for a Conflict shall declare to the Board the nature and extent of the Director’s interest, and shall provide the board with such details of the Conflict as are necessary for the Board to decide how to address the Conflict, together with such additional information as the Board may request. The relevant Director and any other director with a similar interest may, if the other Directors so decide, be excluded from the Board meeting while the Conflict is under consideration.

154.1	Authorisation of a matter under this Article shall be effective only if:

154.1.1

any requirement as to the quorum at the meeting of the Board at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

154.1.2	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

154.2

Any authorisation of a matter under Article 153 shall be subject to such terms as the Board may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the Board at any time. Such terms may include, without limitation, terms that:

154.2.1

the relevant Directors will not be obliged to disclose to the Company or use for the benefit of the Company any confidential information received by the Director otherwise than by virtue of the Director’s position as a Director, if to do so would breach any duty of confidentiality to a third party;

154.2.2

the relevant Directors be required by the Company to maintain in the strictest confidence any confidential information relating to the Company which also relates to the situation as a result of which the Conflict arises (the “conflict situation”);

154.2.3	the relevant Directors will be required to conduct themselves in accordance with any terms imposed by the Board in relation to the Conflict; and

154.2.4

the relevant Directors will be required by the Company to be excluded from any discussion in relation to any matter which may be relevant to the conflict situation, and not to receive any information relating to such matters.

154.3	A Director shall comply with any obligation imposed on the Director by the Board pursuant to any such authorisation.

Benefits

155.

A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which the Director (or a person connected with the relevant Director) derives from any matter authorised by the Board under Article 153 or permitted under Article 151 and no contract, transaction or arrangement relating thereto shall be liable to be avoided on the grounds of any such benefit.

Directors’ interests: quorum and voting

156.

Save as otherwise provided by these Articles, and regardless of whether the interest is one which is authorised under Article 153 or permitted under Article 151, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which the Director has, directly or indirectly, an interest (other than by virtue of the Director’s interest in shares, debentures or other securities of or in or otherwise through the Company) which is material, or a duty which conflicts or may conflict with the interests of the Company, unless the Director’s interest or duty arises only because one of the following Articles applies (in which case the Director may vote and be counted in the quorum):

156.1

the resolution relates to the giving to the Director or any other person of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by the Director or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

156.2

the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of an obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

156.3

his interest arises by virtue of the Director being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

156.4	the resolution relates to the giving to the Director of any other indemnity where all other Directors are also being offered indemnities on substantially the same terms;

156.5

the resolution relates to the funding by the Company of the Director’s expenditure on defending proceedings or the doing by the Company of anything to enable the Director to avoid incurring such expenditure where all other Directors are being offered substantially the same arrangements;

156.6

the resolution relates to any proposal concerning any other company in which the Director is interested, directly or indirectly, and whether as an officer or shareholder or otherwise howsoever provided that the relevant Director does not hold an interest in shares (as that term is used in Part 22 of the Act) representing 1 per cent. or more of either any class of the equity share capital of such company or of the voting rights available to members of such company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

156.7

the resolution relates to any arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings, which does not award the Director any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

156.8

the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any of the Directors or for persons who include Directors provided that, for the purposes of this Article, “insurance” means only insurance against liability incurred by a Director in respect of any act or omission by the Director as is referred to in Article 240 or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors.

157.	A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which the Director is not entitled to vote.

158.

If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the chair of the meeting (or if the Director concerned is the chair, to the other Directors at the meeting) and the chair’s ruling in relation to any Director (or, as the case may be, the ruling of the majority of the other Directors in relation to the chair) shall be final and conclusive.

Directors’ interests: general

159.	For the purposes of Articles 151 to 156 inclusive:

159.1

an interest of a person who is, for any purpose of the Act (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a Director shall be treated as an interest of the Director; and

159.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect the Director to have knowledge shall not be treated as an interest of his.

159.3

The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

159.4

Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and (provided the Director is not caught by the proviso to Article 156.6 or for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning the Director’s own appointment.

FAIR PRICE PROVISIONS

160.	The Directors shall not, to the extent it is within their power, take or permit to be taken any of the following actions:

160.1

any merger or consolidation of the Company with (i) any Interested Member or (ii) any other company (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

160.2

any sale, lease, exchange, mortgage, pledge, transfer, dividend or distribution (other than on a pro rata basis to all members) or other disposition (in one transaction or a series of transactions) to or with any Interested Member or any Affiliate or Associate of any Interested Member of any assets of the Company or of any Subsidiary having an aggregate Fair Market Value of US$1,000,000 or more; or

160.3

any merger or consolidation of any Subsidiary of the Company having assets with an aggregate Fair Market Value of US$1,000,000 or more with (i) any Interested Member; or (ii) any other company (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

160.4

the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) to any Interested Member or any Affiliate or Associate of any Interested Member of any securities of the Company or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of US$1,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Company or any Subsidiary; or

160.5	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Member or any Affiliate or Associate of any Interested Member; or

160.6

any reclassification of securities (including any reverse stock split), or recapitalisation of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Member), that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares or securities convertible into shares of the Company or any Subsidiary that is directly or indirectly beneficially owned by any Interested Member or any Affiliate or Associate of any Interested Member; or

160.7	any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or

160.8	any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

without the affirmative vote of the holders of at least 80 per cent. of the combined voting power of the entire issued share capital of the Company entitled to vote at a general meeting of the Company (“Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by these Articles or by any resolution or resolutions of the Board or in any agreement with any national securities exchange or otherwise.

For the purposes of this Article 160, the term “Business Combination” shall mean any transaction that is referred to in any one or more of Articles 160.1 to 160.8.

161.	The provisions of Article 160 shall not be applicable to any particular Business Combination, if all of the conditions specified in either Article 161.1 or 161.2 are met:

161.1	such Business Combination shall have been approved by a majority of the Disinterested Directors; or

161.2	all six of the conditions set out in Articles 161.2.1 to 161.2.6 have been met:

161.2.1

the transaction constituting the Business Combination provides for consideration to be received by holders of A Ordinary Shares in exchange for all their A Ordinary Shares, and the aggregate amount of the cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of any consideration other than cash to be received per share by holders of A Ordinary Shares in such Business Combination shall be at least equal to the higher of the following:

(a)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any A Ordinary Shares beneficially owned by the Interested Member that were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Member, whichever is higher; and

(b)	the Fair Market Value per share of A Ordinary Shares on the Announcement Date or on the Determination Date, whichever is higher; and

161.2.2

the transaction constituting the Business Combination shall provide for consideration to be received by holders of any class of issued Voting Shares other than A Ordinary Shares in exchange for all their Voting Shares, and the aggregate amount of the cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of any consideration other than cash to be received per share by holders of such Voting Shares in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this Article 161.2.2 shall be required to be met with respect to every class of outstanding Voting Shares, whether or not the Interested Member beneficially owns any shares of a particular class of Voting Shares):

(a)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class of Voting Shares beneficially owned by the Interested Member that were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Member, whichever is higher;

(b)

(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

(c)	the Fair Market Value per share of such class of Voting Shares on the Announcement Date or on the Determination Date, whichever is higher; and

161.2.3

the consideration to be received by holders of a particular class of issued Voting Shares (including A Ordinary Shares) shall be in cash or in the same form as was previously paid in order to acquire the shares of such class of Voting Shares that are beneficially owned by the Interested Member, and if the Interested Member beneficially owns shares of any class of Voting Shares that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class of Voting Shares beneficially owned by it; and

161.2.4	after such Interested Member has become an Interested Member and prior to the consummation of such Business Combination:

(a)

except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class of shares having a preference over the A Ordinary Shares as to dividends or upon liquidation;

(b)

there shall have been (i) no reduction in the annual rate of dividends paid on the A Ordinary Shares (except as necessary to reflect any subdivision of the A Ordinary Shares), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalisation, reorganisation or any similar transaction that has the effect of reducing the number of outstanding A Ordinary Shares, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

(c)

such Interested Member shall not have become the beneficial owner of any additional Voting Shares except as part of the transaction that resulted in such Interested Member becoming an Interested Member; and

161.2.5

after such Interested Member has become an Interested Member, such Interested Member shall not have received the benefit, directly or indirectly (except proportionately as a member), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise; and

161.2.6

a proxy or information statement describing the proposed Business Combination and complying with the requirements of the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to members of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

162.	For purposes of Article 160 and Article 161:

162.1.1

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the U.S. Securities Exchange Act of 1934, as in effect on January 1 2013.

162.1.2	“Announcement Date” means the date of first public announcement of the proposal of the Business Combination.

162.1.3	A person shall be a “beneficial owner” of any Voting Shares:

(a)	that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(b)

that such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

(c)

that are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

162.1.4

For the purposes of determining whether a person is an Interested Member pursuant to Article 162.1.8 the number of Voting Shares deemed to be outstanding shall include shares deemed owned by such person through application of Article 162.1.3 but shall not include any other Voting Shares that may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

162.1.5	“Determination Date” means the date on which the Interested Member became an Interested Member.

162.1.6

“Disinterested Director” means any member of the Board of Directors of the Company who is unaffiliated with, and not a nominee of, the Interested Member and was a member of the Board of Directors prior to the time that the Interested Member became an Interested Member, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Member and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

162.1.7	“Fair Market Value” means:

(a)

in the case of shares or stock, the highest closing sale price during the 30-day period immediately preceding the date in question of such share or stock on the New York Stock Exchange Composite Tape, or, if such share or stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such share or stock is not listed on such Exchange, on the principal United States securities exchange registered under the US Securities Exchange Act of 1934 on which such share or stock is listed, or, if such share or stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to such share or stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such prices or quotations are available, the fair market value on the date in question of such share or stock as determined by a majority of the Disinterested Directors in good faith; and

(b)	in the case of property other than cash or shares or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

162.1.8	“Interested Member” shall mean any person (other than the Company or any Subsidiary) who or that:

(a)	is the beneficial owner, directly or indirectly, of five percent or more of the combined voting power of the Voting Shares then in issue; or

(b)

is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent or more of the combined voting power of the Voting Shares then in issue; or

(c)

is an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Member, if such assignment or succession shall have occurred the course of a transaction or series of transactions not involving a public offering within the meaning of the U.S. Securities Act of 1933.

162.1.9	a “person” shall mean any individual, firm, corporation, company, partnership, trust or other entity.

162.1.10

“Subsidiary” shall mean any company a majority of whose outstanding shares or stock having ordinary voting power in the election of Directors is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Member set forth in Article 162.1.8, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries.

162.2

A majority of the Disinterested Directors of the Company shall have the power and duty to determine, on the basis of information available and known to them after reasonable inquiry, such facts reasonably necessary and available, in the Disinterested Directors’ sole discretion, to determine compliance with this Article 162, including, without limitation, (a) whether a person is an Interested Member, (b) the number of Voting Shares beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Article 161.2 have been met with respect to any Business

Combination, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of US$10,000,000 or more; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of Articles 161 and 162.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS

163.	The Company shall not engage in any Business Combination with any Interested Member for a period of 3 years following the date that such member became an Interested Member, unless:

163.1.1	prior to such date the Board approved either the Business Combination or the transaction which resulted in the member becoming an Interested Member, or

163.1.2

upon consummation of the transaction which resulted in the member becoming an Interested Member, the Interested Member owned at least 85 per cent. of the Voting Shares of the Company issued at the time the transaction commenced, excluding for these purposes, shares owned by (i) persons who are Directors and also executive officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

163.1.3

on or subsequent to such date the Business Combination is approved by the Board and authorised at a general meeting of members, and not by written consent, by the affirmative vote of at least 66 (2/3) per cent. of the issued Voting Shares which are not owned by the Interested Member.

163.2	The restrictions contained in Article 163.1.1 shall not apply if:

163.2.1

a member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the member ceases to be an Interested Member and (ii) would not, at any time within the 3 year period immediately prior to a Business Combination between the Company and such member, have been an interested member but for the inadvertent acquisition of ownership; or

163.2.2

the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or any notice required hereunder of a proposed transaction which:

(a)	constitutes one of the transactions described in Article 163.3;

(b)	is with or by a person who either was not an Interested Member during the previous 3 years or who became an Interested Member with the approval of the Board of Directors; and

(c)

is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were Directors prior to any person becoming an Interested Member during the previous 3 years or were recommended for election or elected to succeed such Directors by a majority of such Directors.

163.3	The proposed transactions referred to in Article 163.2.2 are limited to:

163.3.1

a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the General Corporation Law of the State of Delaware, U.S., no vote of the members would be required if the Company were incorporated under the law of such State);

163.3.2

a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50 per cent. or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or

163.3.3	a proposed tender or exchange offer for 50 per cent. or more of the outstanding Voting Shares of the Company.

163.4	The Company shall give not less than 20 days’ notice to all Interested Members prior to the consummation of any of the transactions described in Article 163.3.1 and Article 163.3.2.

163.5	As used in this Article 163, the term:

163.5.1	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
163.5.2	“associate” when used to indicate a relationship with any person means:

(a)

any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or which is, directly or indirectly, the owner of 20 per cent. or more of any class of Voting Shares;

(b)	any trust or other estate in which such person has at least a 20 per cent. beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(c)	any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

163.5.3	“Business Combination”, when used in reference to the Company and any Interested Member of the Company, means:

(a)

any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (i) the Interested Member, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation Article 163 is not applicable to the surviving entity;

(b)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions), except proportionately as a member of the Company, to or with the Interested Member, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10 per cent. or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the Voting Shares of the Company;

(c)

any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such, (ii) pursuant to a merger which could be accomplished under Section 251(g) of the General Corporation Law of the State of Delaware, U.S. if the Company were incorporated under the laws of such State, (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such Company subsequent to the time the Interested Shares became such, (iv) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares, or (v) any issuance or transfer of shares by the Company, provided however, that in no case under (iii)-(v) above shall there be an increase in the Interested Member’s proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

(d)

any transaction involving the Company or any direct or indirect majority owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or securities convertible into the shares of any class of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

(e)

any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a member of the Company) of any loans, advance, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

163.5.4

“control,” including the term “controlling”, “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of a person whether through the ownership of Voting Shares, by contract or otherwise. A person who is the owner of 20 per cent. or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Shares, in good faith and not for the purpose of circumventing this Article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

163.5.5	“Interested Member” means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that:

(a)	is the owner of 15 per cent. or more of the issued Voting Shares of the Company, or

(b)

is an affiliate or associate of the Company and was the owner of 15 per cent. or more of the outstanding Voting Shares of the Company at any time within the 3 year period immediately prior to the date on which it is sought to be determined whether such person is an

Interested Member; and the affiliates and associates of such person; provided, however, that the term “Interested Member” shall not include any person whose ownership of shares in excess of the 15 per cent. limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an Interested Member if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the Voting Shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of Article 163.5.6 but shall not include any other shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

163.5.6	“owner” including the terms “own” and “owned” when used with respect to any shares means a person that individually or with or through any of its affiliates or associates:

(a)	beneficially owns such shares directly or indirectly; or

(b)

has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of clause (b) of this Article 163.5.6) disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

163.5.7	“person” means any individual, corporation, partnership, unincorporated association or other entity.

163.5.8

“Voting Shares” means with respect to any company or corporation, shares of any class entitled to vote generally in the election of directors and, with respect to any entity that is not a company or corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

164.

In addition to any approval of members required pursuant to the terms of any class of shares other than the A Ordinary Shares, the approval of the holders of a majority of the issued shares generally entitled to vote at a meeting called for such purpose, following approval by the Board of Directors, shall be required in order for the Company to “sell, lease, or exchange all or substantially all of its property and assets” (as that phrase is interpreted for the purposes of Section 271 of the General Corporation Law of the State of Delaware, U.S., as amended or re-enacted from time to time), provided that the foregoing approval by members shall not be required in the case of any transaction between the Company and any entity the Company “directly or indirectly controls” (as that phrase is defined in Rule 405 under the United States Securities Act of 1933, as amended or re-enacted from time to time).

SECRETARY

165.

Subject to the Statutes, the secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any secretary appointed by the Board may at any time be removed by it but without prejudice to any claim for damages for breach of any contract of service between the secretary and the Company.

166.

Any provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the secretary.

MINUTES

167.	The Board shall cause minutes to be kept:

167.1	of all appointments of officers made by the Board;

167.2	of proceedings at meetings of the Board and of any committee of the Board and the names of the Directors present at each such meeting; and

167.3	of all resolutions of the Company, proceedings at meetings of the Company or the holders of any class of shares in the Company.

168.

Any such minutes, if purporting to be signed by the Chair of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

169.	Any such minutes must be kept for the period specified by the Act.

THE SEAL

170.

In addition to its powers under section 44 of the Act, the Company may have a seal and the Board shall provide for the safe custody of such seal. The seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. The Board shall determine who may sign any instrument to which the seal is affixed and, unless otherwise so determined, it shall also be signed by at least one authorised person in the presence of a witness who attests the signature. For the purpose of this Article an authorised person is any director of the Company, secretary of the Company or any person authorised by the Directors for the purpose of signing documents to which the common seal is applied.

171.

All forms of certificates for shares or debentures or representing any other form of security (other than letters of allotment or scrip certificates) shall be issued executed by the Company but the Board may by resolution determine, either generally or in any particular case, that any signatures may be affixed to such certificates by some mechanical or other means or may be printed on them or that such certificates need not bear any signature.

172.	If the Company has:

(a)	an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, had been authorised by a decision of the Directors; and

(b)	a security seal, it may only be affixed to securities by the Company Secretary or a person authorised to apply it to securities by the Company Secretary.

ACCOUNTING RECORDS, BOOKS AND REGISTERS

173.

The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes and, subject to the provisions of the Statutes, the Directors may cause the Company to keep an overseas or local or other register in any place, and the Directors may make and vary such directions as they may think fit respecting the keeping of the registers.

174.

The accounting records shall be kept at the registered office or (subject to the provisions of the Statutes) at such other place in the United Kingdom as the Board thinks fit, and shall always be open to inspection by the Directors. No member of the Company (other than a Director) shall have any right of inspecting any accounting record or book or document except as conferred by law or authorised by the Board or by the Company in general meeting.

175.

The Board shall, in accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes. The Board shall in its report state the amount which it recommends to be paid by way of dividend.

176.

A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Directors’ and auditors’ reports shall, at least 21 clear days before the meeting, be delivered or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware or, in the case of joint holders of any share or debenture, to the joint holder who is named first in the register and to the auditors provided that, if and to the extent that the Statutes so permit and without prejudice to Article 178, the Company need not send copies of the documents referred to above to members but may send such members summary financial statements or other documents authorised by the Statutes.

AUDIT

177.	Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.

178.

The auditors’ report to the members made pursuant to the statutory provisions as to audit shall be laid before the Company in general meeting and shall be open to inspection by any member; and in accordance with the Statutes every member shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and auditors’ report.

AUTHENTICATION OF DOCUMENTS

179.

Any Director or the secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the registered office, the officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board, as aforesaid.

180.

A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or of any committee of the Board which is certified as such in accordance with Article 179 shall be conclusive evidence in favour of all persons dealing with the Company on the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

RECORD DATES

181.	Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the Board may:

181.1

fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

181.2

for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 181 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

181.3

for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that notices of the meeting are sent.

DIVIDENDS

182.

Subject to the Statutes, the Company may by ordinary resolution declare that out of profits available for distribution there be paid dividends to members in accordance with their respective rights and priorities but no dividend shall exceed the amount recommended by the Board. Unless the rights attached to any shares, the terms of any shares or the Articles provide otherwise, a dividend or any other money payable in respect of a share can be declared and paid in any currency the Board decides using an exchange rate selected by the Board for any currency conversions required. The board can also decide how any costs relating to the choice of currency will be met.

183.

Except as otherwise provided by these Articles or the rights attached to any shares, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid; but no amount paid on a share in advance of the date upon which a call is payable shall be treated for the purposes of this Article or Article 186 as paid on the share.

184.

All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date, such share shall rank for or be entitled to dividends accordingly.

185.

Any general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be paid or satisfied wholly or partly by the distribution of assets, including, without limitation, by paid-up shares or debentures of any other company, and the Board shall give effect to such direction. If the shares in respect of which such a non-cash distribution is paid are uncertificated, any shares in the Company which are issued as a non-cash distribution in respect of them must be uncertificated. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of such assets (or any part thereof) and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any such assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.

186.

Subject to the Statutes, the Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company available for distribution and the position of the Company, and the Board may also pay the fixed dividend payable on any shares of the Company with preferential rights half-yearly or otherwise on fixed dates whenever such profits, in the opinion of the Board, justify that course. In particular (but without prejudice to the generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares in the capital of the Company which confer deferred or non- preferential rights as well as in respect of shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if, at the time of payment, any preferential dividend is in arrear. Provided the Board acts in good faith, the Board shall not incur any liability to the holders of shares conferring any preferential rights for any loss that they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferential rights.

187.

The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money (if any) presently payable by that member to the Company on account of calls or otherwise in relation to shares in the Company. Such sums may be applied by the Company in paying the amounts owing in respect of the relevant shares.

188.

All dividends and interest shall belong and be paid (subject to any lien of the Company) to those members whose names shall be on the register at the date at which such dividend shall be declared or at the date at which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares which may be a date prior to or after that on which the resolution is passed.

189.

The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

190.	No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise expressly provided by the rights attached to the share.

191.

All dividends, interest and other sums payable which are unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until such time as they are claimed. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee of the same. All dividends unclaimed for a period of 6 years after having been declared shall be forfeited and shall revert to the Company.

192.

Dividends may be declared and paid in any currency or currencies that the Board may determine. The Board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

193.	A member may waive its right to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

193.1	the share has more than one holder; or

193.2	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

then the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

194.	Where a dividend or other sum which is a distribution is payable in respect of a share, it may, subject to Article 195, be paid by one or more of the following means:

194.1	transfer to a bank or building society account specified by the distribution recipient either in writing or as the Board may otherwise decide;

194.2

sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the Board may otherwise decide;

194.3	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the Board may otherwise decide;

194.4

by means of a system facilitating the trading of shares in the Company in uncertificated form in such manner as may be consistent with the facilities and requirements of the relevant system or as the Board may otherwise decide; or

194.5

by any electronic or other means as the Board may decide, to an account, or in accordance with the details, specified by the distribution recipient either in writing or as the Board may otherwise decide.

195.	In respect of the payment of any dividend or other sum which is a distribution, the Board may decide, and notify distribution recipients, that:

195.1

one or more of the means described in Article 194 will be used for payment and a distribution recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the Board;

195.2	one or more of such means will be used for the payment unless a distribution recipient elects otherwise in the manner prescribed by the Board; or

195.3	one or more of such means will be used for the payment and that distribution recipients will not be able to elect otherwise.

196.	The Board may decide that different methods of payment may apply to different distribution recipients or groups of distribution recipients.

196.1

Payment of any dividend or other sum which is a distribution is made at the risk of the distribution recipient. The Company is not responsible for a payment which is lost or delayed. Payment, in accordance with these Articles, of any cheque by the bank upon which it is drawn, or the transfer of funds by any means, or (in respect of shares in uncertificated form) the making of payment by means of a system facilitating the trading of shares in the Company in uncertificated form, shall be a good discharge to the Company.

197.	In the event that:

197.1	a distribution recipient does not specify an address, or does not specify an account of a type prescribed by the Board, or

197.2

other details necessary in order to make a payment of a dividend or other distribution by the means by which the Board have decided in accordance with this Article that a payment is to be made, or by which the distribution recipient has elected to receive payment, and such address or details are necessary in order for the Company to make the relevant payment in accordance with such decision or election; or

197.3

if payment cannot be made by the Company using the details provided by the distribution recipient, then the dividend or other distribution shall be treated as unclaimed for the purposes of these Articles.

198.	For the purposes of these Articles, “distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable—

198.1	the holder of the share; or

198.2	if the share has two or more joint holders, whichever of them is named first in the Register; or

198.3	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

199.	Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable in respect of the share held by that person as joint holder.

200.

The Board may, if authorised by an ordinary resolution of the Company, offer the holders of A Ordinary Shares the right to elect to receive additional A Ordinary Shares, credited as fully paid, instead of cash in respect of any dividend or any part (to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

200.1

an ordinary resolution may specify a particular dividend or dividends, or may specify all or any dividends declared within a specified period, but such period may not end later than the conclusion of the fifth annual general meeting following the date of the meeting at which the ordinary resolution is passed;

200.2

the entitlement of each holder of A Ordinary Shares to new A Ordinary Shares shall be such that the relevant value of such new A Ordinary Shares shall in aggregate be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) that such holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the high and low sale price for the Company’s A Ordinary Shares on the New York Stock Exchange as derived from such source as the Board may deem appropriate on the day on which the A Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution, but shall never be less than the par value of the new A Ordinary Share. A certificate or report by the Company Secretary or a Director as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

200.3

the Board may, after determining the basis of allotment, notify the holders of A Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. The basis of allotment shall be such that no shareholder may receive a fraction of a share;

200.4

the Board may exclude from any offer any holders of A Ordinary Shares where the Board believes that the making of the offer to them would or might involve the contravention of the laws of any territory or where the Board determines (in its absolute discretion) that for any other reason the offer should not be made to them;

200.5

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on A Ordinary Shares in respect of which an election has been made (the “elected ordinary shares”) and instead additional A Ordinary Shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the Board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account, any capital reserve and the profit and loss account) or otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the additional A Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of A Ordinary Shares for allotment and distribution to the holders of the elected ordinary shares on that basis;

200.6

the additional A Ordinary Shares when allotted shall rank pari passu in all respects with fully paid A Ordinary Shares then in issue except that they will not be entitled to participate in the relevant dividend (including the share election in lieu of such dividend);

200.7

the Board may do such acts and things which it considers necessary or expedient to give effect to any such capitalisation and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation, and any incidental matters and any agreement so made shall be binding on all concerned; and

200.8

the Board may, at any time before shares are allotted instead of cash in respect of all or part of any dividend, determine that A Ordinary Shares will not be allotted. Such determination may be made before or after any election has been made by any holders in respect of the relevant dividend.

RESERVES

201.

The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

CAPITALISATION OF PROFITS

202.

The Company may, upon the recommendation of the Board, resolve by ordinary resolution that it be desirable to capitalise all or any part of the profits of the Company specified in Article 206 and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to any member or members in such proportions and to such extent as may be specified in the relevant resolution or determined by the Board.

203.

Subject to any direction given by the Company, the Board shall appropriate the profits resolved to be capitalised by any such resolution, and apply such profits on behalf of the members entitled thereto either:

203.1	in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively and such premium thereon (if any) as the Board may determine; or

203.2

in paying up in full shares and such premium thereon (if any) as the Board may determine, debentures or obligations of the Company, of a nominal amount equal to such profits, for allotment and distribution, credited as fully paid, to and amongst such members in the proportions referred to above or as they may direct, or partly in one way and partly in the other provided that no unrealised profit shall be applied in paying up amounts unpaid on any issued shares and the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of shares to be allotted and distributed to members credited as fully paid.

204.	The Board shall have power after the passing of any such resolution:

204.1

to make such provision (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit for the case of shares, debentures or obligations becoming distributable in fractions, such power to include the right for the Company to retain small amounts the cost of distribution of which would be disproportionate to the amounts involved;

204.2	to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:

204.2.1

for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

204.2.2	for the allotment to such members respectively, credited as fully paid, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation,

and any agreement made under such authority shall be effective and binding on all such members.

205.

The Company in general meeting may resolve that any shares allotted pursuant to Articles 202 to 204 (inclusive) to holders of any partly paid A Ordinary Shares shall, so long as such A Ordinary Shares remain partly paid, rank for dividends only to the extent that such partly paid A Ordinary Shares rank for dividends.

206.

The profits of the Company to which Articles 202 to 204 (inclusive) apply shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall also be deemed to include:

206.1	any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

206.2	any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to the share premium or other special account.

CAPITALISATION OF PROFITS – EMPLOYEES’ SHARE SCHEMES

207.	Articles 207 to 212 apply where:

207.1	a person is granted pursuant to an employees’ share scheme a right to subscribe for shares in the capital of the Company in cash at a subscription price less than their nominal value; or

207.2

pursuant to an employees’ share scheme, the terms on which any person is entitled to subscribe for shares in the capital of the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

208.	In any such case the Board:

208.1

may transfer to a reserve account a sum equal to the deficiency between the subscription price if any and the nominal value of the shares (the “Cash Deficiency”) from the profits or reserves of the Company specified in Article 212; and

208.2	subject to Article 212, shall not apply that reserve account for any purpose other than paying up the Cash Deficiency on the allotment of those shares.

209.	Whenever the Company is required to allot shares pursuant to such a right to subscribe, the Board may, subject to the provisions of the Act:

209.1	appropriate to capital out of the reserve account an amount equal to the Cash Deficiency applicable to those shares;

209.2	apply that amount in paying up the deficiency on the nominal value of those shares; and

209.3	allot those shares credited as fully paid to the person entitled to them.

210.

If any person ceases to be entitled to subscribe for shares as described, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the Cash Deficiency applicable to those shares.

211.

No right shall be granted under any employees’ share scheme under Article 207.1 and no adjustment shall be made as mentioned in Article 207.2 unless there are sufficient profits or reserves of the Company as specified in Article 212.

212.

The profits or reserves of the Company to which Articles 202 to 212 (inclusive) apply shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall also be deemed to include:

212.1	any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

212.2	any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to the share premium or other special account.

NOTICES

213.

Subject to the specific terms of any Article, any notice to be given to or by any person pursuant to these Articles shall be in writing (which, for the avoidance of doubt, shall be deemed to include a notice given in electronic form), save that a notice convening a meeting of the Board or of a committee of the Board need not be in writing.

214.	Save as otherwise provided in these Articles, any notice or other Shareholder Information may be served by the Company on, or supplied by the Company to, any person:

214.1	by hand;

214.2	by sending it by post in a prepaid envelope addressed to such person at the person’s postal address as appearing in the register; or

214.3	by sending or supplying it in electronic form in accordance with Articles 220 to 223.

215.

In the case of joint holders of a share all notices or other Shareholder Information shall be given or supplied to the joint holder who is named first in the register, and notice so given or other Shareholder Information so supplied shall be sufficient notice or supply to all the joint holders. Anything to be agreed or specified in relation to a notice or other Shareholder Information may be agreed or specified by the joint holder who is named first in the register.

216.

Any notice to be given to a person may be given by reference to the register as it stands at any time within the period of 15 days before the notice is given and no change in the register after that time shall invalidate the giving of the notice.

217.	A communication delivered by hand shall be deemed to have been received when handed to the member or when left at the member’s registered address or the address supplied by the member.

218.

In the case of notices or other Shareholder Information sent by post, proof that an envelope containing the communication was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given or other Shareholder Information sent. A communication made by post shall be deemed to be given or received 48 hours after it was posted in accordance with this Article.

219.

In calculating the time of deemed delivery for the purposes of this Article no account shall be taken of Sundays or public holidays in Houston or New York and the close of business on a particular day shall mean 5:00 p.m. local time in Houston or New York, as applicable, on such day, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day.

220.

Subject to the provisions of the Statutes, any notice or other Shareholder Information will be validly sent or supplied if sent or supplied by the Company to any member in electronic form if that person has agreed (generally or specifically) (or, if the member is a company and it is deemed by the Statutes to have agreed) that the communication may be sent or supplied in that form and:

220.1

the notice or other Shareholder Information is sent using electronic means to such address (or to one of such addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so specified; or

220.2

if the notice or other Shareholder Information is sent or supplied in electronic form by hand or post, it is handed to the recipient or sent or supplied to an address to which it could validly be sent if it were in hard copy form; and

220.3	in each case that person has not revoked the agreement.

221.

Subject to the provisions of the Statutes any notice or other Shareholder Information will be validly sent or supplied by the Company if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically) that the communication may be sent or supplied to that person in that manner and:

221.1	that person has not revoked the agreement;

221.2	that person is notified in a manner for the time being agreed for the purpose between that person and the Company of:

221.2.1	the publication of the notice or other Shareholder Information on a website;

221.2.2	the address of that website; and

221.2.3	the place on that website where the notice or other Shareholder Information may be accessed and how it may be accessed;

221.3	the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Act; and

221.4

the notice or other Shareholder Information is published on the website throughout the period referred to in Article 221.3 provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

222.

When any notice or other Shareholder Information is given or sent by the Company by electronic means, it shall be deemed to have been given on the same day as it was sent to an address supplied by the member, and in the case of the publication of a notice or other Shareholder Information by website communication, it shall be deemed to have been received by the intended recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website pursuant to Article 221.2.

223.

Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides, (and shall, if it is required to do so or is deemed to have so agreed by any provision of the Statutes) permit such notices (or specified classes thereof) to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communication shall be subject to any terms, limitations, conditions or restrictions that the Board may from time to time prescribe.

224.

If, on three consecutive occasions, a notice to a member has been returned undelivered or the Company receives notice that it is undelivered, such member shall not thereafter be entitled to receive notices from the Company until the member shall have communicated with the Company and supplied in writing to the registered office a new postal address for the service of notices or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices in electronic form, subject always to the terms of Article 220. For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agents) and a notice sent by electronic communication shall be treated as returned undelivered if the Company (or its agents) receive(s) notification that the notice was not delivered to the address to which it was sent.

225.

A person entitled to a share in consequence of the death, mental disorder or bankruptcy of a member on supply to the Company of such evidence as the Board may reasonably require to show that person’s title to that share, and upon supplying also a postal address for the service of notices and other Shareholder Information and, if the person wishes, an address for the service and delivery of electronic communications, shall be entitled (subject always to these Articles) to have served on or delivered to that person at such address any notice or other Shareholder Information to which the member but for the member’s death, mental disorder or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or Shareholder Information on all persons interested (whether jointly with or as claiming through or under him) in the share. Until such address or addresses have been so supplied, any notice or other Shareholder Information may be sent or supplied in any manner in which it might have been sent or supplied if the death, mental disorder or bankruptcy had not occurred and if so sent or supplied shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

226.

Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before that person’s name is entered in the register, has been duly given to a person from whom that person derives their title provided that such person shall not be bound by any such notice given by the Company under section 793 of the Act or under Article 99.

227.

If the postal service in the United Kingdom, the United States of America or Denmark or some part of the United Kingdom, the United States of America or Denmark is suspended or restricted, the Company needs to give notice of a meeting only to holders with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company must also publish the notice in at least one United Kingdom, United States of America or Denmark (as applicable) national newspaper and make it available on its website from the date of such publication until the conclusion of the meeting or any adjournment of the meeting. If it becomes generally possible to send or supply notices by post in hard copy form at least six clear days before the meeting, the Company will send or supply a copy of the notice by post to those who would otherwise receive it in hard copy form by way of confirmation.

228.

Any member present, either personally or by proxy or (in the case of a corporate member) by representative, at any general meeting of the Company or of the holders of any class of shares in the Company shall for all purposes be deemed to have received due notice of such meeting and, where required, of the purposes for which such meeting was called.

UNTRACED MEMBERS

229.

The Company shall be entitled to sell at the best price reasonably obtainable the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:

229.1	there has been a period of 12 years during which at least three dividends in respect of the shares have become payable and no dividend has been claimed during that period in respect of such shares;

229.2

the Company has, after expiration of that period, sent a notice of its intention to sell such share to the registered address or last known address of the member or of the person entitled to the share by transmission at which service of notices might be effected in accordance with these Articles and, before sending such notice, the Company is satisfied that it has taken such steps as it considers reasonable in the circumstances to trace the member or other person entitled, including engaging, if considered appropriate in relation to such share, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the member or person entitled by transmission to the share shown in the Register; and

229.3

during the said period of 12 years and the period of three months following the date of such notice, the Company shall not have received an indication either of the whereabouts or of the existence of such member or person.

230.

If, during the period referred to in Article 229, any additional shares have been issued by way of rights in respect of shares held at the commencement of such period or in respect of shares so issued previously during such period, the Company may, if the requirement of Articles 229.1 to 229.3 have been satisfied, also sell such additional shares.

231.1	To give effect to any such sale the Company may:

231.1.1	if the shares concerned are held in uncertificated form, do all acts and things it considers necessary and expedient to effect such; and

231.1.2

appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, such shares.

231.2	The title of the transferee shall not be affected by any irregularity in or invalidity of the proceedings relating thereto.

232.	The net proceeds of sale shall belong to the Company which shall:

232.1	be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds; and

232.2	(until the Company has so accounted) enter the name of such former member or other person in the books of the Company as a creditor for such amount.

233.

No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Board may think fit. If no valid claim for the net proceeds has been received by the Company during a period of six years from the date upon which the relevant shares were sold by the Company in accordance with these Articles, the net proceeds will be forfeited and will belong to the Company.

DESTRUCTION OF DOCUMENTS

234.	The Company shall be entitled to destroy:

234.1

at any time after the expiration of six years from the date of registration thereof or on which an entry in respect thereof shall have been made (as the case may be), all instruments of transfer of shares of the Company which shall have been registered and all letters of request, renounced allotment letters, renounceable share certificates, forms of acceptance and transfers and applications for allotment in respect of which an entry in the register shall have been made;

234.2

at any time after the expiration of one year from the date of cancellation thereof, all registered certificates for shares of the Company (being certificates for shares in the name of a transferor and in respect whereof the Company has registered a transfer) and all mandates and other written directions as to the payment of dividends (being mandates or directions which have been cancelled); and

234.3

at any time after the expiration of one year from the date of the recording thereof, all notifications of change of name or address (including addresses for the purpose of receipt of communications in electronic form).

235.	It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled, and every other document hereinbefore mentioned was in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

235.1	the foregoing provisions shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

235.2

nothing contained in this Article 235 or Article 234 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article 235 or Article 234;

235.3	references herein to the destruction of any document include references to its disposal in any manner; and

235.4

any document referred to in Articles 234.1, 234.2 and 234.3 may be destroyed at a date earlier than that authorised by Article 234 provided that a permanent copy of such document shall have been made which shall not be destroyed before the expiration of the period applicable to the destruction of the original of such document and in respect of which the Board shall take adequate precautions for guarding against falsification and shall provide adequate means for its reproduction.

WINDING-UP

236.

The power of sale of a liquidator shall include a power to sell wholly or partially shares or debentures, or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

237.

On any voluntary winding-up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act or the Insolvency Act 1986 (as amended) or the rights of any other class of shares, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. Any such division shall be in accordance with the existing rights of the members. The liquidator may, with the like sanction, vest the whole or any part of the assets of the Company in trustees on such trusts for the benefit of the members as he, with the like sanction, shall determine, but no member shall be compelled to accept any assets on which there is a liability.

PROVISION FOR EMPLOYEES

238.

The Company may, pursuant to a resolution of the Board and in accordance with the Act, make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

INDEMNITY

239.1

Subject to the Act the Company may indemnify, out of the assets of the Company, any Director or other officer of the Company or of any associated company against all losses and liabilities which the Director or other officer may sustain or incur in the execution of the duties of their office or otherwise in relation thereto, provided that this Article 239.1 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

239.2

The Company may also indemnify, out of the assets of the Company, any Director or other officer of either the Company or any associated company where the Company or such associated company acts as trustee of a pension scheme, against liability incurred by the Director or other officer in connection with the relevant company’s activities as trustee of such scheme, provided that this Article 239.2 shall only have effect in so far as its provisions are not void under sections 232 or 235 of the Act.

239.3

Subject to sections 205(2) to (4) of the Act, the Company may provide a Director or officer with funds to meet expenditure incurred or to be incurred by the Director or officer in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against the Director or officer in connection with any alleged negligence, default, breach of duty or breach of trust by the Director or officer in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a Director or officer to avoid incurring such expenditure.

239.4

Subject to section 206 of the Act, the Company may also provide a Director or officer with funds to meet expenditure incurred or to be incurred by the Director or officer in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by the Director or officer in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a Director of officer to avoid incurring such expenditure.

239.5

For the purpose of Articles 239.1, 239.2 and 239.4 the expression “associated company” shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company as such terms are defined in the Act.

INSURANCE

240.

Subject to the provisions of the Act, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any company or body which is its holding company or in which the Company or such holding company has an interest whether direct or indirect or which is in any way allied to or associated with the Company or who were at any time trustees of any pension fund in which any employees of the

Company or of any other such company or body are interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company and/or any such other company, body or pension fund.

DISPUTE RESOLUTION

241.

Unless the Company consents in writing to the selection of an alternative forum in the United States of America, the federal and state courts of the United States of America, as applicable, shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act 1934, in each case as amended from time to time (together, the “U.S. Acts”).

242.

Save in respect of any cause of action arising under the U.S. Acts, the courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity as such against the Company and/or the Board and/or any of the Directors individually or collectively, arising out of or in connection with these Articles or any obligations arising out of or in connection with these Articles.

243.	The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with English law.

244.

For the purposes of Articles 241 and 243 “Director” shall be read so as to include each and any Director of the Company from time to time in their capacity as such or as an employee of the Company and shall include any former Director of the Company.

Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and effective as of [DATE], by and between Noble Corporation plc, a private limited company formed under the laws of England and Wales (the “Company”), and [NAME OF INDEMNITEE] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is or has been asked to serve as [a director / an officer] of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Company’s Amended and Restated Articles of Association (the “Charter”) require the Company to indemnify and advance expenses to its directors and officers to the extent provided therein, and Indemnitee serves or will serve as [a director / an officer] of the Company, in part, in reliance on such provisions in the Company’s Charter;

WHEREAS, the Company has determined that its inability to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s service or continued service to the Company in an effective manner and Indemnitee’s reliance on the Charter, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Company’s Charter will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Charter, any change in the composition of the governing bodies of the Board of Directors (as defined below), or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under any directors’ and officers’ liability insurance policy of the Company.

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s serving or continuing to serve the Company directly on its behalf or at its request as an officer, director, manager, member, partner, tax matters partner, fiduciary, or trustee of, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions:

(a) Change in Control: shall be deemed to have occurred if (i) after the date of this Agreement, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the

Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iv) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(b) Board of Directors: means the Board of Directors of the Company.

(c) Claim: means any threatened, asserted, pending, or completed civil, criminal, administrative, investigative, or other action, suit, or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency, or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, including any arbitration or other alternative dispute resolution mechanism.

(d) Companies Act: means the Companies Act (2020 Revision) of the Cayman Islands.

(e) Determination: means a determination by the Reviewing Party that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances under any applicable standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances pursuant under any applicable standard of conduct (an “Adverse Determination”).

(f) Exchange Act: means the Securities Exchange Act of 1934, as amended.

(g) ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

(h) Expenses: means all direct or indirect costs, expenses, and obligations, including attorneys’ fees, judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Board of Directors, and counsel fees and disbursements (including without limitation experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing, and binding costs, as well as telecommunications, postage, and courier charges), paid or incurred in connection with investigating, prosecuting, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event, and shall include (without limitation) all attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, or any other right provided by this Agreement (including without limitation such fees or expenses incurred in connection with legal proceedings contemplated by Section 2(d) hereof).

(i) Indemnifiable Amounts: means (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes, and amounts paid in settlement (including without limitation all interest, assessments, and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes, or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event, (ii) any liability pursuant to a loan, guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including without limitation any indebtedness that the Company or any subsidiary of the Company has assumed or taken subject to, and (iii) any liability that an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liability is in the form of an excise tax assessed by the United States Internal Revenue Service, a penalty assessed by the Department of Labor, restitution to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust, or other funding mechanism, or otherwise).

(j) Indemnifiable Event: means any actual or alleged event or occurrence, whether actually or allegedly occurring before, on, or after the date of this Agreement, related to the fact that Indemnitee is or was a director or officer, employee, agent or fiduciary of the Company, or is or was serving on behalf of the Company at the request of the Company as a director, officer, employee, manager, member, partner, tax matter partner, trustee, agent, fiduciary, or similar capacity, of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise, or by reason of act or omission by Indemnitee in any such capacity (in all cases whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred for which indemnification, advancement or any other right can be provided by this Agreement). The term “Company,” where the context requires when used in this Agreement, shall be construed to include such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise.

(k) Independent Legal Counsel: means an attorney or firm of attorneys, selected pursuant to and in accordance with the provisions of Section 3, who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(l) Person: means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity.

(m) Reviewing Party: means any appropriate person or body consisting of a member or members of the Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(n) Voting Securities: means any securities of the Company that vote generally in the election of directors.

2. Indemnification; Advancement of Expenses; Request for Indemnification.

(a) In the event that Indemnitee was, is, or becomes subject to, a party to, or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by Cayman Islands law in effect on the date hereof and as amended from time to time; provided, however, that no change in Cayman Islands law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Cayman Islands law as in effect on the date hereof or as such benefits may improve as a result of amendments to Cayman Islands law that become effective after the date hereof. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. Payments of Indemnifiable Amounts shall be made as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company.

(b) If so requested by Indemnitee, the Company shall advance, or cause to be advanced, within five (5) business days of such request, any and all Expenses incurred by Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), pay, or caused to be paid, such Expenses on behalf of Indemnitee, unless Indemnitee shall have elected to pay such Expenses and have such Expenses reimbursed, in which case the Company shall reimburse, or cause to be reimbursed, Indemnitee for such Expenses within five (5) business days of such request. To the fullest extent permitted by Cayman Islands law, Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party that Indemnitee has satisfied any applicable standard of conduct for indemnification. Indemnitee hereby undertakes, to the extent required by law, to repay any amounts advanced (without interest) to the extent it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. No other form of undertaking shall be required of Indemnitee other than execution of this Agreement. If Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, then Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

(c) Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Company has joined in, or the Board of Directors has authorized or consented to, the initiation of such Claim, or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement (including without limitation an action pursued by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law).

(d) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee for all such amounts theretofore paid; provided, however, that, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

(e) To obtain indemnification under this Agreement, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination shall thereafter be made in accordance with the provisions of Section 2(f). In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to this Agreement. If, at the time of receipt of any such request for indemnification, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers and take such other actions as necessary or appropriate to secure coverage of Indemnitee for such claim in accordance with the procedures and requirements of such policies.

(f) If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control that has been approved by a majority of the members of the Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3. If there has been no determination by the Reviewing Party, or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3. Change in Control. The Company agrees that, if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or under any provision of the Charter now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee, subject to and in accordance with Section 2, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or provision of the Charter now or hereafter in effect relating to Claims for Indemnifiable Events, and (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance, or insurance recovery, as the case may be.

5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for the entire amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party, court, or other finder of fact or appropriate Person shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification; the burden of proof shall be on the Company (or its representative) to establish by clear and convincing evidence that Indemnitee is not so entitled.

7. Reliance as Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports, or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and actions, or failures to act, of any director, officer, agent, or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

8. No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9. Nonexclusivity, etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Charter, the Companies Act or otherwise. To the extent that a change in the Companies Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Charter, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Charter. No amendment or alteration of the Charter or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit, or proceeding, the Company shall give prompt notice of the commencement of such action, suit, or proceeding to the insurers in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

11. Primacy of Indemnification. The Company acknowledges that certain directors and officers affiliated with Company investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by such investors or certain of their affiliates (collectively, the “Investor Indemnitors”). Notwithstanding anything to the contrary in this Agreement or otherwise, the Company agrees that regardless of Indemnitee’s rights (or claim thereto) to indemnification, advancement of Expenses and/or insurance provided by the Investor Indemnitors, (a) the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Investor Indemnitors to advance Expenses or to provide indemnification and/or insure for the same Expenses or Indemnifiable Amounts incurred by Indemnitee are secondary), (b) the Company shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Indemnifiable Amounts as required by the terms of this Agreement or any other agreement between the Company and Indemnitee, without regard to any rights such Indemnitee may have against the Investor Indemnitors, and (c) the Company irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind under any theory in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company or, to the extent such subrogation is unavailable, shall have a right of contribution with respect to the amounts paid. The Company and Indemnitee agree that the Investor Indemnitors are express third party beneficiaries of the terms of this Section 11.

12. Amendments, etc. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy or any provision of the Charter or otherwise) of the amounts otherwise indemnifiable hereunder.

15. Notification and Defense of Claims.

(a) Indemnitee shall notify the Company in writing as soon as practicable of any Claim that could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder except to the extent that the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.

(b) The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that, if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Claim (including any impleaded parties) include the Company or any subsidiary of the Company, on the one hand, and Indemnitee, on the other hand, and Indemnitee concludes, after consultation with counsel selected by Indemnitee, that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm, plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which Indemnitee is or could have been a party unless such settlement involves solely the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold, condition, or delay its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

16. Binding Effect, etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company and its subsidiaries (on a consolidated basis), by written agreement in form and substance satisfactory to Indemnitee and Indemnitee’s counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

17. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, illegal, void, or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

18. Notices. All notices, requests, consents, and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by e-mail or other electronic transmission, nationally recognized overnight courier, or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other party:

(a)	If to the Company, to:

Noble Corporation plc

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

Attention: Corporate Secretary

E-mail: legal@noblecorp.com

(b)	If to Indemnitee, to the address of Indemnitee in the Company’s records.

All such notices, requests, consents, and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses, or sent by electronic transmission (including e-mail) to the e-mail addresses specified above (or at such other address or e-mail address for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

19. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought need be produced to evidence the existence of this Agreement.

21. Specific Performance. The parties recognize that if any provision of this Agreement is violated by the parties hereto, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either at law or in equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

22. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this [Date] day of [Month], [Year].

NOBLE CORPORATION PLC

By:

Name:
Title:

[Signature Page to Indemnity Agreement]

INDEMNITEE:

Name:

[Signature Page to Indemnity Agreement]

Exhibit 10.2

TRANCHE 1 WARRANT AGREEMENT

This TRANCHE 1 WARRANT AGREEMENT (this “Agreement”), dated as of September 30, 2022 (the “Effective Date”), is entered into by and between Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (f/k/a Noble Finco Limited) (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (together with Computershare, the “Warrant Agent”).

WHEREAS, on February 5, 2021, Noble Corporation, a Cayman Islands exempted company (“Noble Corporation”), entered into a warrant agreement (the “Prior Tranche 1 Warrant Agreement”) to the parties named thereto whereby Noble Corporation issued certain warrants (the “Prior Warrants”) pursuant to the Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates (as amended, supplemented or otherwise modified in accordance with the terms thereof) that was filed in the voluntary cases for relief under chapter 11 of Title 11 of the United States Code, 11 U.S.C. § 101 et seq. in the United States Bankruptcy Court for the Southern District of Texas, which cases are jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re: Noble Corporation plc, et al., Case No. 20-33826 (DRJ);

WHEREAS, on November 10, 2021, Noble Corporation entered into a Business Combination Agreement (the “Business Combination Agreement”) with the Company, Noble Newco Sub Limited (“Merger Sub”) and The Drilling Company of 1972 A/S (“Maersk Drilling”), pursuant to which, among other things, (i) Noble Corporation will merge with and into Merger Sub (the “Merger”) and (ii) the Company will make a voluntary tender exchange offer to Maersk Drilling’s shareholders as described in the Business Combination Agreement (the “Offer” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”);

WHEREAS, pursuant to the Business Combination Agreement and Section 5.1 of the Prior Tranche 1 Warrant Agreement, the Prior Tranche 1 Warrant Agreement has been terminated and the Prior Warrants still in existence at the effective time of the Merger (the “Merger Closing”), which shall in all cases not be later than the day prior to the closing of the Business Combination, have been cancelled in consideration for the issuance of Warrants by the Company to the Warrantholders under this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, on or as soon as practicable after the Merger Closing, the Company will issue or cause to be issued and deliver the Warrants to the Warrantholders providing such holders the right to subscribe for, under certain circumstances, up to an aggregate of 6,211,287 Ordinary Shares, subject to adjustment as provided herein;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants and other matters as provided herein; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when issued, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations hereunder and thereunder of the Company, the Warrant Agent and Warrantholders, respectively, the parties hereto agree as follows:

1.    Definitions; Rules of Construction.

1.1    Definitions. As used in this Agreement, the terms set forth below shall have the respective meanings set forth in this Section 1. Capitalized terms used in this Agreement that are not otherwise defined herein will have the respective meanings ascribed thereto in the Articles of Association.

“Above FMV Repurchase” has the meaning set forth in Section 4.1(c)(i).

“Affiliate” of another Person means (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such other Person and (ii) in the case of another Person that is an individual or a Family Trust of an individual, a Family Member or Family Trust of such individual or any other Affiliate of such individual.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and other similar organizations that are participants in the Depositary’s system.

“Aggregate Exercise Price” has the meaning set forth in Section 3.2(b)(iii)(x).

“Agreement” has the meaning set forth in the preamble hereof.

“Appropriate Officer” means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer or Secretary of the Company, any Assistant Treasurer or any Assistant Secretary of the Company, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company or such other director or officer of the Company as approved by the Board to perform the services of an “Appropriate Officer” hereunder.

“Articles of Association” means those certain Amended and Restated Articles of Association of the Company, as the same may be amended or modified from time to time.

“Attribution Parties” has the meaning set forth in Section 3.8(b).

“Beneficial Ownership Limitation” has the meaning set forth in Section 3.8(e).

“Black Scholes Value” means the value of a Warrant (x) with respect to a Fundamental Transaction, based on Black Scholes option pricing inputs as of the date of consummation of the Fundamental Transaction, and (y) with respect to a Mandatory Exercise, based on Black Scholes

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option pricing inputs as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent, which value shall be determined by the Independent Financial Expert using the Black Scholes Option Pricing Model for a “call” option, as obtained from the “OVME” function on Bloomberg, L.P. subject to the following assumptions:

(a)    (i) in the case of a Fundamental Transaction, an underlying price per share equal to the sum of the price per Ordinary Share being offered in cash in the applicable Fundamental Transaction (if any) plus the Fair Market Value of the non-cash consideration being offered to Shareholders with respect to each Ordinary Share in the applicable Fundamental Transaction (if any), and (ii) in the case of a Mandatory Exercise, an underlying price per share equal to the Fair Market Value of the Ordinary Shares as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent;

(b)    (i) in the case of a Fundamental Transaction, a strike price equal to the Exercise Price in effect on the date of consummation of the Fundamental Transaction, and (ii) in the case of a Mandatory Exercise, a strike price equal to the Exercise Price in effect as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent;

(c)    a risk-free interest rate corresponding to the interpolated rate on the United States Treasury securities with a maturity closest to the remaining term of the Warrant as of (i) the expected date of the consummation of the Fundamental Transaction or (ii) the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent (as applicable);

(d)    a zero cost of borrow; and

(e)    an expected volatility equal to the lesser of (i) fifty percent (50%) and (ii) the 180-day historical volatility of the Ordinary Shares as shown at the time of determination on Bloomberg or, if such information is not available, as determined in a commercially reasonably manner by the Independent Financial Expert.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the recitals hereto.

“Business Combination Agreement” has the meaning set forth in the recitals hereto.

“BOL Notice” has the meaning set forth in Section 3.8(a).

“BOL Warrantholder” has the meaning set forth in Section 3.8(a).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law or other governmental action to be closed in New York, New York.

“Cash Consideration” has the meaning set forth in Section 5.1(b)(i).

“Cash Consideration Percentage” has the meaning set forth in Section 5.1(b)(ii).

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“Chosen Courts” has the meaning set forth in Section 20.

“Close of Business” means 5:00 p.m. Eastern Time.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereof.

“Company Order” means a written request or order signed in the name of the Company by an Appropriate Officer and delivered to the Warrant Agent.

“Control” means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership or voting of securities, by contract or otherwise. “Controlled” and “Controlling” have correlative meanings.

“Corporate Agency Office” has the meaning set forth in Section 8.1.

“Custodian” means Computershare Trust Company, N.A., as custodian for the Depositary, or any successor thereto.

“Definitive Warrant” means either (i) a Warrant represented by a Definitive Warrant Certificate or (ii) a Warrant issued by electronic entry registration on the books of the Warrant Agent.

“Definitive Warrant Certificate” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Custodian.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Effective Date” has the meaning set forth in the preamble hereof.

“Equity Consideration” has the meaning set forth in Section 5.1(b)(iii).

“Equity Consideration Percentage” has the meaning set forth in Section 5.1(b)(iv).

“Exchange” means (i) the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or (ii) if the Ordinary Shares are not then listed on a principal U.S. national or regional securities exchange, the principal other exchange on which the Ordinary Shares are then listed.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Date” has the meaning set forth in Section 3.2(g).

“Exercise Notice” has the meaning set forth in Section 3.2(b)(ii).

“Exercise Period” has the meaning set forth in Section 3.2(a).

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“Exercise Price” means, except as otherwise provided in Section 5.1(b)(v), as of any Exercise Date, the price per Ordinary Share for which a Warrant is exercisable, which shall initially equal $19.27; provided, that such Exercise Price shall be subject to adjustment as provided in Section 4.1; provided, further, however, that, notwithstanding any adjustment provided for in Section 4.1, the Exercise Price shall never be less than the nominal value of one Ordinary Share.

“Expiration Date” means the day immediately prior to the seventh (7th) anniversary of February 5, 2021.

“Fair Market Value” means, as of any date, (a) in the case of Ordinary Shares, if the Ordinary Shares for which the Warrants are exercisable are then listed for trading on an Exchange, the volume weighted average closing price for the ten (10) consecutive Trading Days ending on (and including) the Trading Day immediately prior to such date, (b) in the case of Ordinary Shares, if the Ordinary Shares for which the Warrants are exercisable are not so listed for trading on an Exchange, the fair market value of an Ordinary Share as determined by the Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such Ordinary Shares are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors (and, in the case of the determination of Fair Market Value for purposes of clause (A) of the second sentence of Section 3.3(b), without regard to the lack of liquidity of the Ordinary Shares due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests), (c) in the case of cash, the amount thereof, and (d) in the case of other property, the fair market value of such property as determined by the Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

“Family Member” means, with respect to any natural Person, (a) such Person’s spouse, children, parents, grandparents and lineal descendants of such Person’s parents (in each case, natural or adopted) and (b) in the event of such Person’s death, such Person’s heirs, executors, administrators, testamentary transferees, legatees and beneficiaries.

“Family Trust” means, with respect to any natural Person, a trust, limited partnership or limited liability company benefiting solely such individual and/or the Family Members of such individual.

“Fundamental Transaction” means any (i) merger, consolidation, amalgamation, statutory share exchange, business combination or other similar transaction or series of related transactions to which the Company is a party or (ii) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries (by value), including in connection with a liquidation or winding up of the Company, which, in each of the cases of (i) and (ii) is consummated with a third-party who is unaffiliated with the Company at the time of such transaction, and which is effected in such a way that the holders of Ordinary Shares receive or are entitled to receive (either directly or subsequently in connection with a liquidation or winding up of the Company) cash, stock, securities or other assets or property (or any combination thereof) with respect to or in exchange for Ordinary Shares.

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“Fundamental Transaction Consideration” has the meaning set forth in Section 5.1(b)(vi).

“Funds” has the meaning set forth in Section 3.4.

“Global Warrant” means a Warrant represented by a Global Warrant Certificate.

“Global Warrant Certificate” means a global Warrant Certificate in definitive form, with the global legend set forth in the form of Warrant Certificate, which is deposited with the Depositary or with the Custodian.

“Independent Financial Expert” means any nationally recognized and independent investment banking, accounting or valuation firm engaged by the Company that the Board reasonably determines in good faith does not have a material business or financial relationship with the Company or any of its Affiliates (other than by virtue of advice provided in its capacity as such under this Agreement). For the avoidance of doubt, (i) the Company shall bear all of the fees, costs and expenses of the Independent Financial Expert and (ii) the fact that an officer or director of the Company who is an Affiliate of the Company sits on the board of directors or other governing body of another company that has a material business or financial relationship with an investment banking, accounting or valuation firm shall not on its own mean that such firm has a material business or financial relationship with such Affiliate.

“IRS” means the U.S. Internal Revenue Service.

“Maersk Drilling” has the meaning set forth in the recitals hereto.

“Mandatory Beneficial Owner Exercise Threshold” means one or more beneficial owners in a Global Warrant that collectively (i) hold the beneficial interest in more than 1,666,616 Warrants or (ii) from and after such time as 1,666,616 or fewer Warrants remain outstanding, hold the beneficial interest in all outstanding Warrants.

“Mandatory Exercise” has the meaning set forth in Section 3.3(a).

“Mandatory Exercise Condition” means either (i) (x) the Ordinary Shares are listed on an Exchange, (y) the volume weighted average closing price of the Ordinary Shares for the thirty (30) consecutive Trading Days ending on (and including) the Trading Day immediately preceding the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent equals or exceeds one hundred thirty percent (130%) of the Exercise Price then in effect as of the Close of Business on such date and (z) greater than ten percent (10%) of the total number of issued and outstanding Ordinary Shares have been traded on such Exchange over such thirty (30) consecutive Trading Day period, or (ii) three and one-half (3.5) years have elapsed since the Original Issue Date.

“Mandatory Exercise Date” has the meaning set forth in Section 3.3(a).

“Mandatory Exercise Notice” has the meaning set forth in Section 3.3(a).

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“Mandatory Exercise Payment Amount” means, with respect to each Warrant an amount, calculated as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent, equal to the Black Scholes Value multiplied by a fraction, (i) the numerator of which is (x) the number of Ordinary Shares issuable upon exercise of a Warrant in accordance with Section 3.2(b)(iii)(x) minus (y) the number of Ordinary Shares issuable upon exercise of a Warrant pursuant to Section 3.2(b)(iii)(y) (it being understood that in no event shall this clause (y) be less than zero), and (ii) the denominator of which is the number of Ordinary Shares referred to in the preceding clause (i)(x).

“Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. local time for the Exchange on any day on which the Exchange is open for trading for a period or periods of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“Merger” has the meaning set forth in the recitals hereto.

“Merger Closing” has the meaning set forth in the recitals hereto.

“Merger Sub” has the meaning set forth in the recitals hereto.

“New Warrant” has the meaning set forth in Section 5.1(b)(vii).

“Noble Corporation” has the meaning set forth in the recitals hereto.

“Nominee” has the meaning set forth in Section 3.2(f)(ii).

“Non-Recourse Parties” has the meaning set forth in Section 22.

“Offer” has the meaning set forth in the recitals hereto.

“Open of Business” means 9:00 a.m. Eastern Time.

“Ordinary Shares” means the A ordinary shares of the Company, with a nominal value of $0.00001 per share.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger between the Company and any of its subsidiaries, sale of all or substantially all of the Company’s equity securities or assets, continuation or other transaction, in each case which is effected in such a way that the holders of Ordinary Shares receive or are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Ordinary Shares, other than a Fundamental Transaction or any other transaction which triggers an adjustment pursuant to Section 4.1.

“Original Issue Date” means February 5, 2021.

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“Other Consideration” has the meaning set forth in Section 5.1(b)(viii).

“Other Consideration Percentage” has the meaning set forth in Section 5.1(b)(ix).

“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

“Prior Tranche 1 Warrant Agreement” has the meaning set forth in the recitals hereto.

“Prior Warrants” has the meaning set forth in the recitals hereto.

“Property Dividend” means any payment by the Company to holders of outstanding Ordinary Shares of any dividend, or any other distribution by the Company to such holders of (a) any shares of the Company, (b) evidences of indebtedness of the Company or (c) cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (x) of regular cash dividends paid in the ordinary course of business paid out of distributable available cash (after taking into account taxes and other reasonable reserves), (y) upon a transaction to which Section 5 applies or (z) of any Ordinary Shares referred to in Sections 4.1(a), 4.1(b) or .4.1(e).

“Record Date” means, with respect to any dividend or distribution on the Ordinary Shares, the date for the determination of the holders of outstanding Ordinary Shares entitled to receive such dividend or distribution fixed by the Board in accordance with the Articles of Association and applicable law.

“Required Amendment Warrantholders” means Warrantholders holding greater than seventy-five percent (75%) of the outstanding Warrants.

“Required Mandatory Exercise Warrantholders” means (i) Warrantholders holding greater than 1,666,616 Warrants or (ii) from and after such time as 1,666,616 or fewer Warrants remain outstanding, all Warrantholders.

“Required Valuation Objecting Warrantholders” means (i) Warrantholders holding greater than 2,083,270 Warrants or (ii) from and after such time as 2,083,270 or fewer Warrants remain outstanding, all Warrantholders.

“Required Warrantholders” means Warrantholders holding greater than fifty percent (50)% of the outstanding Warrants.

“Rights Offering” has the meaning set forth in Section 4.1(e)(i).

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholders” means the holders of outstanding Ordinary Shares.

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“Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Ordinary Share occurs on the Exchange; provided that if the Ordinary Shares are not so listed or traded, “Trading Day” means a Business Day.

“Tranche 2 Warrants” means those certain Tranche 2 warrants issued under the Tranche 2 Warrant Agreement, dated as of the date hereof, by and between the Company and Computershare.

“Tranche 3 Warrants” means those certain Tranche 3 warrants issued under the Tranche 3 Warrant Agreement, dated as of the date hereof, by and between the Company and Computershare.

“Transfer” means to, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Warrants or Warrant Certificates. “Transfer” when used as a noun has a correlative meaning.

“Warrant Agent” has the meaning set forth in the preamble hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants (including a Global Warrant Certificate), substantially in the form of Exhibit A.

“Warrant Register” has the meaning set forth in Section 8.2(a).

“Warrant Share Number” has the meaning set forth in Section 5.1(b)(x).

“Warrantholder” means any Person in whose name at the time any Warrant is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Warrants” means those certain Tranche 1 warrants issued hereunder to subscribe for initially up to an aggregate of 6,211,287 Ordinary Shares, subject to adjustment pursuant to Section 4, and each warrant shall entitle the Warrantholder thereof to subscribe for one (1) Ordinary Share.

1.2    Rules of Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any contract or agreement shall be deemed to refer to such contract or agreement as amended, modified or supplemented from time to time in accordance with its terms; (i) references to any Person include such Person and its respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (j) references to

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“days” are to calendar days unless otherwise indicated; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (l) references to “writing” or “written” shall include electronic mail; and (m) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars.

2.    Warrants Generally.

2.1    Representation of Warrants. Warrants may, at the Company’s option, either be (x) represented by physical certificates, which may either be Global Warrant Certificates or Definitive Warrant Certificates, or (y) issued by electronic entry registration on the books of the Warrant Agent, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to subscribe for one (1) Ordinary Share, subject to adjustment as provided in Section 4.

2.2    Form of Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall (a) be typed, stamped, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Ordinary Shares or the Warrants may be listed and (b) have such insertions, omissions, substitutions and other variations, and may have such letters, numbers or other marks of identification and such legends or endorsements typed, stamped, printed, lithographed or engraved thereon, in each case, as the Appropriate Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are required, permitted or not inconsistent with the provisions of this Agreement (but which do not adversely affect the rights, duties, liabilities or responsibilities of the Warrant Agent) or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Ordinary Shares or Warrants may be listed.

2.3    Execution and Delivery of Warrant Certificates.

(a)    At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Warrant Certificates to the respective Persons entitled thereto (or any such Person’s designee). The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Sections 3.2(d), 6 or 8.

(b)    The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by at least one Appropriate Officer, either manually or by facsimile or electronic signature printed thereon. The Warrant Certificates shall be countersigned, either manually or by facsimile or electronic signature printed thereon, by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any Appropriate Officer whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such Appropriate Officer before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such Appropriate Officer.

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2.4    Global Warrants.

(a)    Issuance. If so determined by the Company, Warrants, including Warrants issued upon any transfer or exchange thereof, shall be issued in the form of one or more Global Warrant Certificates, which shall be deposited on behalf of the Company with the Depositary (or, at the direction of the Depositary, with the Custodian or such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. Except as provided in Section 8.3 or Section 2.4(c), owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures.

(b)    Book-Entry Provisions. This Section 2.4(b) shall apply only to a Global Warrant deposited with, at the direction of or on behalf of the Depositary.

(i)    The Company shall execute and the Warrant Agent shall, in accordance with Section 2.3, countersign, either by manual or facsimile or other electronically transmitted signature, and deliver one or more Global Warrants that (A) shall be registered in the name of the Depositary or the nominee of the Depositary and (B) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian. Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.

(ii)    Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of applicable practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary, except to the extent set forth herein or in the applicable Warrant Certificate.

(iii)    At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global

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Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received written notice from the Warrantholder of the amount thereof.

(c)    Exchange for Definitive Warrants.

(i)    Issuance. Beneficial interests in a Global Warrant deposited with the Depositary or with the Custodian pursuant to this Section 2.4 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 8 and (x) the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for such beneficial interests represented by such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (y) the Company, in its sole reasonable discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement.

(ii)    Surrender and Exchange. A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in this Agreement. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures. If beneficial ownership interests in a Global Warrant are to be exchanged for Definitive Warrants pursuant to this Section 2.4(c), appropriate adjustment shall be made to the Global Warrant as provided in Section 2.4(b)(iii), and the Warrant Agent shall countersign, either by manual or facsimile or other electronically transmitted signature, and deliver to each beneficial owner of such interests in the name of such beneficial owner, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant so exchanged. The Warrant Agent shall register such exchange in the Warrant Register, and if the entire Global Warrant has been exchanged for Definitive Warrants the surrendered Global Warrant shall be canceled by the Warrant Agent.

(iii)    Validity; Certificates; No Liability. All Definitive Warrants issued upon exchange pursuant to this Section 2.4(c) shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement as the Global Warrant, or portion thereof, surrendered upon such

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exchange. In the event of the occurrence of any of the events specified in Section 2.4(c)(i), the Company will either (x) promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form or (y) direct the Warrant Agent to record the issuance of the Definitive Warrants by electronic entry registration on the books of the Warrant Agent. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

2.5    CUSIP Numbers. In issuing the Warrants, the Company may use CUSIP numbers (if then generally in use) and, if so, the Warrant Agent shall use CUSIP numbers in notices as a convenience to Warrantholders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

2.6    Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental authority with respect to the Warrants (including the issuance thereof) and this Agreement, and all distributions, dividends or other payments requiring withholding under applicable law, including deemed distributions or dividends, pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision hereof to the contrary, each of the Company and the Warrant Agent will be authorized to (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (c) liquidate a portion of any non-cash distribution or other consideration to be paid under the Warrants to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution or (e) establish any other mechanisms it believes are reasonably necessary and appropriate, including requiring Warrantholders to (x) submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) that are necessary to comply with this Section 2.6 or (y) promptly pay the withholding tax amount which is required to be paid by applicable law to the Company in cash as a condition of receiving the benefit of any adjustment as provided in this Agreement.

2.7    Opinion of Counsel. The Company shall provide an opinion of counsel prior to the Effective Date to set up a reserve of warrants and related Ordinary Shares. The opinion shall state that all warrants or Ordinary Shares, as applicable, are (i) registered under the Securities Act of 1933, as amended, and (ii) validly issued, fully paid and non-assessable.

3.    Exercise and Expiration of the Warrants.

3.1    Right to Acquire Ordinary Shares Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Warrantholder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant

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evidenced thereby, one (1) Ordinary Share at the Exercise Price, subject to adjustment as provided in this Agreement; provided, that if the Warrant Certificates are issued by electronic entry registration on the books of the Warrant Agent and not represented by physical certificates pursuant to Section 2.1, the Warrantholder’s rights with respect to such uncertificated Warrant Certificates shall not be subject to such countersignature by the Warrant Agent. The Exercise Price, and the number of Ordinary Shares obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 3.2 and 4.1.

3.2    Exercise and Expiration of Warrants.

(a)    Generally. Subject to and upon compliance with the terms and conditions set forth herein, including (solely with respect to a BOL Warrantholder) Section 3.8, a Warrantholder may exercise all or any portion of the Warrants held by such Warrantholder, on any Business Day from and after the Effective Date until the Close of Business on the Expiration Date (the “Exercise Period”), for the Ordinary Shares obtainable thereunder.

(b)    Definitive Warrants. In order to exercise all or any of the Definitive Warrants, the Warrantholder thereof must:

(i)    if the Definitive Warrants are represented by Warrant Certificates, surrender to the Warrant Agent, at the Corporate Agency Office, the Warrant Certificate evidencing such Definitive Warrants;

(ii)    in all cases, deliver to the Warrant Agent, at the Corporate Agency Office, a written notice of the Warrantholder’s election to exercise the number of Warrants and the method of exercise specified therein, properly completed and duly executed by such Warrantholder, in the form attached hereto as Exhibit B (an “Exercise Notice”), and the Warrant Agent will deliver such Exercise Notice to the Company as promptly as practicable; and

(iii)    in all cases, (x) pay to the Warrant Agent an amount equal to the product of (A) the Exercise Price and (B) the total number of Ordinary Shares for which such Definitive Warrants are exercisable (the “Aggregate Exercise Price”) together with any payment for transfer taxes as set forth in Section 3.5, if and as applicable, in any combination of the following elected by such Warrantholder: (1) certified bank check or official bank check in New York Clearing House funds payable to the order of the Warrant Agent and delivered to the Warrant Agent at the Corporate Agency Office, or (2) wire transfer in immediately available funds to an account specified in writing by the Company to the Warrant Agent and such Warrantholder in accordance with Section 11.1(b); or (y) in lieu of making a cash payment, instruct the Company to withhold a number of Ordinary Shares issuable upon exercise of the Definitive Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price, which shall be treated as the surrender of the Definitive Warrants being exercised in return for the issue of the relevant number of Ordinary Shares net of such withholding (the “Cashless Exercise (by way of Net Issue)”). Each Ordinary Share issuable by the Company shall be issued at nominal value and no share premium shall be payable thereon. In such circumstances, the Company shall procure that the nominal value of each Ordinary Share shall be paid up in cash at the time of issue of such Ordinary Shares without recourse to the relevant Warrantholder.

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Any attempt to exercise Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give effect in their respective records to any such attempted exercise of Warrants.

(c)    Cashless Exercise (by way of Net Issue). Upon the Warrant Agent’s receipt of an Exercise Notice and instructions to withhold a number of Ordinary Shares pursuant to Section 3.2(b)(iii)(y), the Company shall, as promptly as practicable, determine (or to the extent applicable pursuant to clause (b) of the definition of Fair Market Value, cause the Independent Financial Expert to determine) the Fair Market Value of the Ordinary Shares and provide the Warrant Agent and Warrantholder with a calculation of the number of Ordinary Shares required to be withheld pursuant to Section 3.2(b)(iii)(y), which the Warrant Agent shall rely upon to update the Warrant Register. The Warrant Agent shall have no obligation under this Agreement to perform or verify such calculation or otherwise determine whether such calculation is correct.

(d)    Partial Exercise. If fewer than all the Definitive Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Definitive Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Warrantholder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

(e)    Global Warrants. In the case of Warrants represented by a Global Warrant Certificate, the Warrants shall be exercisable, at any time or from time to time during the Exercise Period, in accordance with the applicable practices and procedures of the Depositary and the relevant Agent Member. Following any such exercise, the number of Warrants represented by the applicable Global Warrant Certificate shall be reduced in accordance with the applicable procedures of the Depositary, whether or not an adjustment is made to Annex A to such Global Warrant Certificate, so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant Certificate less the number of Warrants then exercised. An Agent Member, and any Person authorized by such Agent Member, may, without the consent of the Warrant Agent or any other Person, on its own behalf and on behalf of the owner of a beneficial interest in the Global Warrant for which it is acting, enforce this Agreement and the Global Warrant, including its or such beneficial owner’s right to exercise and receive beneficial ownership of Ordinary Shares issuable upon exercise of the Global Warrant, and may institute and maintain any suit, action or proceeding against the Company to enforce its rights in respect thereof. In connection with (i) settlement pursuant to Section 3.2(b)(iii)(x), the Exercise Price in respect of the exercise of a Global Warrant shall be paid, and (ii) settlement pursuant to Section 3.2(b)(iii)(y), the election to withhold a number of Ordinary Shares issuable upon exercise of the Global Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price shall be made, in each case, in accordance with the applicable practices and procedures of the Depositary and its Agent Members.

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(f)    Issuance of Ordinary Shares.

(i)    Upon due exercise of Global Warrants in accordance with the foregoing provisions of Section 3.2(e), Ordinary Shares issuable upon such exercise shall be issued and delivered in accordance with the applicable practices and procedures of the Depositary. The Company shall use commercially reasonable efforts to cause the transfer agent of the Company to cooperate with the Depositary and the applicable Agent Member in order to effect the issuance and delivery of Ordinary Shares as promptly as practicable in accordance with such practices and procedures.

(ii)    Upon due exercise of Definitive Warrants in accordance with the foregoing provisions of Section 3.2(b), Section 3.2(c), Section 3.2(d) or Section 3.3 or Section 5.1, as applicable, the Company shall cause the transfer agent of the Company, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date, to cooperate with the Agent Member designated by the Warrantholder on the Exercise Notice in order that the Ordinary Shares will be issued fully paid (at least as to one-quarter nominal value per Ordinary Share), delivered and credited to the account of the Agent Member at the Depositary for the benefit of the Warrantholder through the Deposit/Withdrawal at Custodian (DWAC) function of the Depositary or such other function as may be adopted by the Depositary for that purpose. Notwithstanding the foregoing, if, at or prior to the time of the exercise of any Definitive Warrant, the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for the Ordinary Shares issuable upon exercise of such Definitive Warrant or if at any time the Depositary has ceased or ceases to be a “clearing agency” registered under the Exchange Act (and notifies the Company in writing of such cessation) and, in each such case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice, the Company shall issue the Ordinary Shares fully paid (at least as to one-quarter nominal value per Ordinary Share) in such name or names as indicated on the Exercise Notice, provided the Warrantholder shall have furnished the Company with the appropriate tax identification information and, if the Ordinary Shares are to be issued in the name of any Person other than the Warrantholder (a “Nominee”), evidence of the payment of any required transfer or similar tax shall have been furnished to the Company. The Ordinary Shares shall be issued by the registration of the issuance in the name of the Warrantholder or its Nominee in the register of members of the Company. Where the Company determines, in accordance with the Articles of Association, that certificates will be issued for the Ordinary Shares, the Company shall cause the certificates representing the Ordinary Shares to be physically delivered to the address specified in the Exercise Notice. The Company shall cause the Ordinary Shares to be issued and delivered as aforesaid, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date.

(g)    Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the Close of Business on the first (1st) day on which each of the following has occurred (the “Exercise Date”): (i) in the case of the exercise of Global Warrants,

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the date on which all actions required for such exercise, including, if applicable, payment of the Exercise Price therefor, in accordance with the applicable practices and procedures of the Depositary have been taken; and (ii) in the case of the exercise of Definitive Warrants, (x) if the Definitive Warrant is represented by a Warrant Certificate, the Warrant Certificate representing such Definitive Warrant has been surrendered for exercise; (y) an Exercise Notice has been duly executed by the Warrantholder and delivered to the Warrant Agent as provided in Section 3.2(b); and (z) if applicable, payment has been made to the Warrant Agent as provided in Section 3.2(b) (unless such surrender, delivery and payment (if applicable) occur after Close of Business on a Business Day or on a date that is not a Business Day, in which event the Exercise Date shall be the next following Business Day). On the Exercise Date, the exercising Warrantholder shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder or record of such Ordinary Shares then issued. For the avoidance of doubt, Warrants do not entitle the Warrantholder or the owner of any beneficial interest in the Warrants to any voting rights or other rights as a holder of Ordinary Shares prior to the applicable Exercise Date.

(h)    Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of 5:01 p.m. Eastern Time on the Expiration Date. No further action of any Person (including by, or on behalf of, any Warrantholder, the Company or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(h).

3.3    Mandatory Exercise.

(a)    Notwithstanding anything to the contrary contained herein, including Section 3.8, from and after the date on which the Mandatory Exercise Condition has occurred and is continuing, each of the Company, on the one hand, and the Required Mandatory Exercise Warrantholders, on the other hand, shall have the right and option (but not the obligation) to (x) in the case of the Company, cause all, but not less than all, of the Warrants, and (y) in the case of the electing Required Mandatory Exercise Warrantholders, cause all, but not less than all, of their respective Warrants, in each case, to be automatically exercised pursuant to Section 3.2(b)(iii)(y) (after giving effect to any applicable adjustment pursuant to Section 4.1 and without regard to whether any such Warrants are held by a BOL Warrantholder subject to the limitations of Section 3.8), without requiring any further action on the part of any such Warrantholder (a “Mandatory Exercise”). In the event the Company or the Required Mandatory Exercise Warrantholders elect to cause a Mandatory Exercise in accordance with the preceding sentence, the Company or the electing Required Mandatory Exercise Warrantholders (as the case may be) shall deliver to the Warrant Agent, for delivery to (x) in the case of the Company, the Warrantholders, and (y) in the case of the electing Required Mandatory Exercise Warrantholders, the Company, a notice of the mandatory exercise of the Warrants pursuant to this Section 3.3 (the “Mandatory Exercise Notice”), which Mandatory Exercise Notice shall include (i) information in reasonably appropriate detail concerning the occurrence of the Mandatory Exercise Condition, (ii) the then-current Exercise Price and (iii) the date (the “Mandatory Exercise Date”) upon which such Mandatory Exercise shall be effective (which date shall be no earlier than ten (10) Business Days after, and no later than thirty (30) days after, the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent). At least five (5) days prior to the Mandatory Exercise Date, the Company shall deliver to the Warrant Agent a statement setting forth the Ordinary Shares issuable and/or the amount payable to each such Warrantholder, on account of each Warrant

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subject to such Mandatory Exercise (calculated in accordance with the following Section 3.3(b)). The Warrant Agent shall be fully protected in relying on any such statement by the Company and on any information therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such Mandatory Exercise unless and until it shall have received such statement.

(b)    If the Company or the Required Mandatory Exercise Warrantholders shall deliver a Mandatory Exercise Notice, then on or as promptly as reasonably practicable after the Mandatory Exercise Date, the Company shall (x) issue to each such Warrantholder, for each Warrant subject to such Mandatory Exercise, such number of Ordinary Shares as are issuable upon the exercise of the Warrant pursuant to Section 3.2(b)(iii)(y), with the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent being the Exercise Date for these purposes, and (y) pay (or procure the payment) or issue to each such Warrantholder an amount equal to the Mandatory Exercise Payment Amount for each Warrant subject to such Mandatory Exercise, either in (i) cash, (ii) to the extent permitted by applicable law, an amount of Ordinary Shares, in lieu of the obligation to pay such cash amount, with a Fair Market Value as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent equal to the Mandatory Exercise Payment Amount or (iii) any combination thereof, in each case, in the Company’s sole discretion. Each Ordinary Share issuable by the Company pursuant to the immediately preceding Sections 3.3(b)(x) and (y) shall be issued to the relevant Warrantholder at nominal value and no share premium shall be payable thereon. In such circumstances, the Company shall procure that the nominal value of each Ordinary Share shall be paid up in cash at the time of issue of such Ordinary Shares without recourse to the relevant Warrantholder. In the event of a Mandatory Exercise by the Company pursuant to clause (ii) of the definition of “Mandatory Exercise Condition,” then, unless at least ten percent (10%) of the total number of issued and outstanding Ordinary Shares have been traded on an Exchange over the thirty (30) Trading Day period ending on the Trading Day immediately preceding the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent, (A) the Fair Market Value for purposes of Section 3.2(c) and clause (y)(ii) of the preceding sentence in respect of such Mandatory Exercise shall be determined by the Independent Financial Expert as of a date within forty (40) days prior to the Mandatory Exercise Date, (B) the identity of the Independent Financial Expert and the Fair Market Value as determined by the Independent Financial Expert shall be included in the Mandatory Exercise Notice and (C) if the Required Valuation Objecting Warrantholders make a reasonable objection to the identity of the Independent Financial Expert by written notice of objection delivered to the Company no later than ten (10) days after the Mandatory Exercise Notice shall have been delivered to the Warrantholders, which notice of objection shall (x) set forth the basis for the objection in reasonable detail and (y) designate a representative for the purpose of jointly and in good faith with the Company selecting a mutually reasonably acceptable alternative Independent Financial Expert to act for purposes of such Mandatory Exercise, then the Company shall be entitled to (i) retract and cancel such Mandatory Exercise Notice, in which case such Mandatory Exercise Notice shall be null and void, or (ii) require the representative of the objecting Warrantholders to engage in good faith in the selection of a mutually reasonably acceptable alternative Independent Financial Expert, and once such an alternative Independent Financial Expert has been selected and has determined the Fair Market Value for purposes of such Mandatory Exercise, the Company shall proceed with such Mandatory Exercise on the basis of the Fair Market Value as determined by such alternative Independent Financial Expert, which shall be final and binding on all Warrantholders for

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purposes of such Mandatory Exercise (it being understood that the Mandatory Exercise Date as set forth in the Mandatory Exercise Notice shall be postponed to a date that is no earlier than ten (10) days following such determination unless the Company otherwise elects).

3.4    Funds; Application of Funds Upon Exercise of Warrants. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare in trust for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Funds shall be uninvested. The Warrant Agent shall promptly deliver and pay to the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

3.5    Payment of Taxes. The Company shall pay any and all United Kingdom stamp duty or stamp duty reserve tax that is payable in respect of the issue or delivery of Ordinary Shares to the exercising Warrantholder on exercise of Warrants pursuant hereto; provided that, as a condition to the exercise of any Warrant, the exercising Warrantholder shall pay to the Company a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes due because such Warrantholder requests Ordinary Shares to be issued in a name other than the name of the Warrantholder, and the Company may refuse to deliver any such Ordinary Shares until it receives a sum sufficient to pay such taxes. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

3.6    Surrender of Certificates. Any Warrant Certificate surrendered for exercise shall be surrendered to the Warrant Agent at the office of the Warrant Agent designated for such purpose and, if surrendered to the Company, be delivered by the Company to the Warrant Agent. All Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company, and the Warrant Agent shall deliver its certificate of cancellation to the Company. Upon request of the Company, the Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company.

3.7    Shares Issuable. The number of Ordinary Shares “obtainable upon exercise” or “issuable upon exercise” of a Warrant at any time shall be the number of Ordinary Shares for which such Warrant is then exercisable. The number of Ordinary Shares “for which each Warrant is exercisable” shall be one (1) share, subject to adjustment as provided in Section 4.1.

3.8    Beneficial Ownership Limitation.

(a)    Election. Any Warrantholder that was issued Warrants on the Original Issue Date and affirmatively elected to be subject to this Section 3.8 (any such electing Warrantholder, a “BOL Warrantholder”) by delivering, within five (5) Business Days after the Original Issue Date, a written notice of such election (a “BOL Notice”) to the Warrant Agent, which delivered a copy thereof to the Company promptly upon receipt. Such election was be effective as of the date on which the BOL Notice was delivered to the Warrant Agent, and shall be irrevocable with respect to the Warrants held by such BOL Warrantholder, except (i) to the extent that such BOL

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Warrantholder waives the application of the limitations in Section 3.8(b) pursuant to Section 3.8(b) and (ii) that the limitations set forth in Section 3.8(b) shall automatically cease to apply to a Warrant as provided in Section 3.8(d). For the avoidance of doubt, no Warrantholder will be subject to this Section 3.8 until such time as such Warrantholder delivers a BOL Notice to the Warrant Agent.

(b)    Limitation on Exercise. No BOL Warrantholder shall have the right to exercise any Warrant, pursuant to Section 3.2 or otherwise, and no such exercise shall be effective, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, any BOL Warrantholder (together with such BOL Warrantholder’s Affiliates, and any other Person whose beneficial ownership of Ordinary Shares would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” (within the meaning of the Exchange Act) of which such BOL Warrantholder or any such other Person is a member (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below), provided that (i) a BOL Warrantholder may waive the application of the limitations in this Section 3.8(b) to such BOL Warrantholder upon sixty-five (65) calendar days’ prior written notice to the Warrant Agent by such BOL Warrantholder and (ii) the limitations in this Section 3.8(b) shall not apply in the event of a Mandatory Exercise or a Fundamental Transaction. For the avoidance of doubt, a BOL Warrantholder shall be permitted to exercise a number of Warrants, at any time, sufficient for such BOL Warrantholder and Attribution Parties to maintain in the aggregate beneficial ownership of Ordinary Shares in an amount equal to or less than the then-applicable Beneficial Ownership Limitation, including if and to the extent that the Company issues additional Ordinary Shares for any reason (including, for the avoidance of doubt, any exercise, exchange or conversion of warrants, options or convertible securities or other securities into Ordinary Shares).

(c)    Calculation of Limitation. To the extent that the limitation contained in Section 3.8(b) applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the BOL Warrantholder thereof together with any Affiliates and Attribution Parties) shall be in the sole discretion of such BOL Warrantholder. The submission of an Exercise Notice by a BOL Warrantholder shall be deemed to be such BOL Warrantholder’s representation (upon which the Company and the Warrant Agent shall be entitled to rely without any investigation or verification) that either (i) such BOL Warrantholder has waived the application of the limitations in Section 3.8(b) pursuant to Section 3.8(b)(i) and such waiver has become effective or (ii) such proposed exercise of the Warrant or Warrants subject to such Exercise Notice is not in excess of the limitation contained in Section 3.8(b). Neither the Company nor the Warrant Agent shall have any liability to a BOL Warrantholder or any other Person in respect of such BOL Warrantholder’s election to be subject to the limitations in Section 3.8(b) or the application thereof to such BOL Warrantholder, the Company’s and the Warrant Agent’s reliance on such BOL Warrantholder’s representation contained (or deemed contained) in an Exercise Notice, any breach of such representation, error in any underlying calculation or understanding of the facts or legal determinations on which it is based, or any other actual or apparent non-compliance by such Warrantholder with the limitation set forth herein. For purposes of this Section 3.8, in determining the number of outstanding Ordinary Shares, a BOL Warrantholder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent

20

public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of Ordinary Shares outstanding; provided, that, in the case of clause (B) and (C), the Warrantholder may rely only on the most recent such announcement or notice. In each case, the number of outstanding Ordinary Shares shall be determined by a BOL Warrantholder after giving effect to the conversion or exercise of securities of the Company, including any Warrant then being exercised, by such BOL Warrantholder or otherwise included in such BOL Warrantholder’s beneficial ownership since the date as of which such number of outstanding Ordinary Shares was reported.

(d)    Transfers. The limitations in Section 3.8(b) shall automatically cease to apply with respect to any Warrants held by a BOL Warrantholder upon the Transfer of such Warrants to any Person; provided, that, in the case of a Transfer of Warrants held by a BOL Warrantholder to an Affiliate or Attribution Party thereof, such Affiliate or Attribution Party may deliver, within five (5) Business Days of such Transfer, a BOL Notice (which notice shall include a representation (upon which the Company and the Warrant Agent shall be entitled to rely without any investigation or verification) that such Person is an Affiliate or Attribution Party of a BOL Warrantholder) to become subject to the limitations in Section 3.8(b) and fully bound by this Section 3.8 as a BOL Warrantholder.

(e)    Beneficial Ownership Limitation Percentage. The “Beneficial Ownership Limitation” shall be 9.9% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of any Warrants in respect of which an Exercise Notice has been delivered to the Warrant Agent.

4.    Adjustments.

4.1    Adjustments. In order to prevent dilution of the rights granted under the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4.1 and the number of Ordinary Shares obtainable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 4.1 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4.1); provided that no single event shall give rise to an adjustment under more than one subsection of this Section 4.1.

(a)    Subdivisions and Combinations.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding Ordinary Shares into a greater number of Ordinary Shares (other than (x) a stock split effected by means of a stock dividend or stock distribution to which Section 4.1(b) applies or (y) a subdivision upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be decreased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such subdivision and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such subdivision plus the number of Ordinary Shares issuable as a result of such subdivision. Conversely, if the Company shall, at any

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time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part effect a combination (by any reverse stock split or otherwise) of the outstanding Ordinary Shares into a smaller number of Ordinary Shares (other than a combination upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be increased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such combination and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such combination less the number of Ordinary Shares reduced as a result of such combination.

(ii)    Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(a) shall become effective immediately at the Open of Business on the day after the date upon which such subdivision or combination becomes effective.

(b)    Ordinary Share Dividends.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, pay or make to the holders of its outstanding Ordinary Shares, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a dividend or distribution payable in Ordinary Shares, or otherwise pay or make, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a dividend or other distribution on any class of its share capital payable in Ordinary Shares, other than a dividend or distribution upon a transaction to which Section 5 applies, then and in each such event the Exercise Price in effect on the Record Date for such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than one (1)) (A) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such dividend or distribution and (B) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such dividend or distribution plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(ii)    Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(b) shall become effective immediately at the Open of Business on the day after the Record Date for such dividend or distribution.

(c)    Repurchases.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, offer to repurchase Ordinary Shares at a price per share that is greater than the Fair Market Value of such Ordinary Shares as of the tenth (10th) Trading Day immediately following the date on which such offer to repurchase is consummated (other than a repurchase upon a transaction to which Section 5 applies) on the date on which such offer is consummated (an “Above FMV Repurchase”), then the Exercise Price in effect on the date of the consummation of the Above FMV Repurchase shall be decreased to a price determined in accordance with the following formula:

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CPA2 = CPA1 * (FMV - P) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“CPA2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(c)(i);

•	“CPA1” shall mean the Exercise Price in effect immediately prior to such Above FMV Repurchase;

•

“FMV” shall mean the Fair Market Value of the total number of Ordinary Shares outstanding prior to the consummation of such Above FMV Repurchase, calculated based on the Fair Market Value of one Ordinary Share on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated; and

•

“P” shall mean the amount by which the Fair Market Value of all consideration paid or payable for Ordinary Shares repurchased or redeemed in any Above FMV Repurchase exceeds the aggregate Fair Market Value for such Ordinary Shares on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated.

(ii)    Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(c) shall be effective as of the Open of Business on the Business Day immediately following the date on which such Above FMV Repurchase is consummated.

(d)    Property Dividends.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, make or issue, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a Property Dividend, then and in each such event the Exercise Price in effect on the Record Date for such Property Dividend shall be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (FMV - D) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(d)(i);

•	“EP1” shall mean the Exercise Price in effect on the Record Date for such Property Dividend;

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•	“FMV” shall mean the Fair Market Value of one Ordinary Share on the Record Date for such Property Dividend; and

•	“D” shall mean the Fair Market Value of such Property Dividend made per Ordinary Share as of the Record Date for such Property Dividend.

(ii)    Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(d) shall become effective immediately at the Open of Business on the day after the Record Date for such Property Dividend.

(e)    Rights Offerings.

(i)    If the Company issues, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, as a dividend or distribution any right to the Shareholders permitting the Shareholders to subscribe for additional Ordinary Shares pursuant to a rights offering at a price per Ordinary Share less than the Fair Market Value thereof as of the Trading Day immediately preceding the announcement date of the Rights Offering (a “Rights Offering”), then the Exercise Price in effect at the Open of Business on the Business Day immediately following the date on which such Rights Offering is consummated shall be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (O + Y) ÷ (O + X)

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(e)(i);

•	“EP1” shall mean the Exercise Price in effect immediately before the adjustment provided in this Section 4.1(e)(i);

•	“O” shall mean the number of Ordinary Shares outstanding immediately before the consummation of the Rights Offering;

•	“X” shall mean the number of Ordinary Shares issuable upon exercise of such rights pursuant to the Rights Offering; and

•

“Y” shall mean the number of Ordinary Shares equal to the aggregate price payable for the Ordinary Shares in the Rights Offering divided by the Fair Market Value of one Ordinary Share as of the Trading Day immediately preceding the announcement date of the Rights Offering.

For purposes of this Section 4.1(e)(i), if the applicable Rights Offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account all consideration received for such rights, as well as any additional amount payable upon exercise or conversion.

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(ii)    Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(e) shall be effective as of the Open of Business on the Business Day immediately following the date on which such Rights Offering is consummated.

(f)    Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of Ordinary Shares for which each Warrant is exercisable under this Section 4.1:

(i)    When Adjustments Are to be Made. The adjustments required by Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) and 4.1(e) shall be made whenever and as often as any specified event requiring an adjustment shall occur.

(ii)    Deferral of Issuance Upon Exercise. Notwithstanding anything in this Agreement to the contrary, in any case in which this Section 4.1 shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event (which shall be deemed to mean, for purposes of Section 4.1(b), 4.1(d) and 4.1(e), the dividend or distribution with respect to which a Record Date may be fixed) and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 4.1(f) shall require a corresponding increase in the number of Ordinary Shares for which each Warrant is exercisable, the Company may elect to defer until the occurrence of such specified event (A) the issuance to the Warrantholders of, and the registration of such Warrantholder (or other Person) as the record holder of, the Ordinary Shares over and above the Ordinary Shares issuable upon such exercise on the basis of the number of Ordinary Shares obtainable upon exercise of such Warrant(s) immediately prior to such adjustment and to require payment in respect of such number of shares the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price.

(iii)    Notwithstanding anything in this Agreement to the contrary, in the event that an adjustment is made pursuant to this Section 4.1 and either (x) the underlying event requiring such adjustment does not occur, including, in the case of any adjustment in respect of any dividend or distribution or the fixing of a Record Date with respect thereto, where the Board publicly announces its decision not to pay or make such dividend or distribution, or (y) in the case of a Rights Offering pursuant to Section 4.1(e), upon the expiration or termination of any unexercised right (or portion thereof) or any unconverted or unexchanged security that is convertible into or exercisable or exchangeable for Ordinary Shares, in each case, referred to in Section 4.1(e), the Exercise Price and the number of Ordinary Shares for which a Warrant is exercisable shall be readjusted retroactively to the date of the original adjustment, to be the Exercise Price and the number of Ordinary Shares for which a Warrant is exercisable that would then be in effect had the applicable adjustment not been made.

(iv)    Notwithstanding anything in this Agreement to the contrary, no adjustment under this Section 4.1 need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of

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and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1.0%) of the Exercise Price.

(g)    Adjustment to Shares Obtainable Upon Exercise. Subject to Section 4.1(f)(ii) and Section 4.1(f)(iii), whenever the Exercise Price is adjusted as provided in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(e) the number of Ordinary Shares for which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of Ordinary Shares for which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(h)    Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of Ordinary Shares for which a Warrant is exercisable pursuant to this Section 4.1, the Company at its expense shall promptly:

(i)    compute such adjustment in accordance with the terms hereof;

(ii)    after such adjustment becomes effective, deliver or communicate to all Warrantholders and owners of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice setting forth such adjustment (including the kind and amount of securities, cash or other property for which the Warrants shall be exercisable and the Exercise Price) and setting forth a reasonably detailed statement of the facts requiring such adjustment; provided that the failure of the Company to deliver such notice shall not affect the validity of the relevant adjustments or the events giving rise to such adjustments; provided, further, that, (x) the failure of the Company to deliver such notice shall not limit the Company’s obligation to effectuate such adjustment in accordance with this Section 4.1 and (y) if the Company fails to deliver such notice after such adjustment becomes effective, the Company shall promptly provide such notice to any Warrantholder upon its request; and

(iii)    deliver to the Warrant Agent a certificate of the Chief Executive Officer, Chief Financial Officer or Treasurer of the Company setting forth the Exercise Price and the number of Ordinary Shares for which each Warrant is exercisable after such adjustment and setting forth a reasonably detailed statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the fair market value of any evidences of indebtedness, shares of capital stock, securities or other assets or consideration used in the computation was determined). As provided in Section 10.1, the Warrant Agent (x) shall be entitled to rely on such certificate, (y) shall be under no duty, liability or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Warrantholder desiring an inspection thereof during reasonable business hours and (z) shall not be deemed to have knowledge of any such adjustment or any such facts requiring any such adjustment unless and until it shall have received such certificate.

(iv)    Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of shares for which the Warrants are exercisable,

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Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

4.2    Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional shares (or scrip representing fractional shares). In the event a Warrant becomes exercisable for fractional Ordinary Shares, the number of Ordinary Shares issuable upon exercise thereof will be rounded (i) up to the next higher whole Ordinary Share if the fraction is equal to or greater than 1/2 and (ii) down to the next lower whole Ordinary Share if the fraction is less than 1/2. If Warrant Certificates evidencing more than one (1) Warrant shall be presented for exercise at the same time by the same Warrantholder, the number of full Ordinary Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Warrantholders, and any owners of a beneficial interest in a Global Warrant, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of an Ordinary Share, a share certificate representing a fraction of an Ordinary Share or any cash consideration in lieu of a fractional Ordinary Share if such fractional share is rounded down.

4.3    No Other Adjustments. In each case except in accordance with Section 4.1, the applicable Exercise Price and the number of Ordinary Shares obtainable upon exercise of any Warrant will not be adjusted for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or carrying the right to purchase any of the foregoing, including:

(a)    upon the issuance of any other securities by the Company on or after the Effective Date, or upon the issuance of Ordinary Shares upon the exercise of any such securities;

(b)    upon the issuance of any Ordinary Shares or other securities or any payments pursuant to any other equity incentive plan of the Company;

(c)    upon the issuance of any Ordinary Shares pursuant to the exercise of the Warrants, the Tranche 2 Warrants or the Tranche 3 Warrants; or

(d)    upon the issuance of any Ordinary Shares or other securities of the Company in connection with a business acquisition transaction (except as expressly set forth in Section 4.1).

5.    Fundamental Transaction; Organic Changes.

5.1    Fundamental Transaction.

(a)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, consummate a Fundamental Transaction, each Warrantholder shall be entitled, following consummation of the Fundamental Transaction, upon surrender and delivery of the related Warrant Certificate to the Warrant Agent (or, if applicable, on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time), for each Warrant held by such Warrantholder, to receive:

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(i)    if the Fundamental Transaction Consideration shall consist in whole or in part of Cash Consideration, an amount of cash equal to the greater of (A) the product of (i) the Warrant Share Number and (ii) the amount, if any, by which (x) the Cash Consideration exceeds (y) the Exercise Price multiplied by the Cash Consideration Percentage, and (B) the Black Scholes Value multiplied by the Cash Consideration Percentage;

(ii)    if the Fundamental Transaction Consideration shall consist in whole or in part of Equity Consideration, a New Warrant to acquire the Equity Consideration multiplied by the Warrant Share Number, with such New Warrant having an exercise price in respect of the Equity Consideration equal to the product of (i) the Exercise Price and (ii) the Equity Consideration Percentage, and otherwise having terms substantially the same as the terms of the Warrants, mutatis mutandis; and

(iii)    if the Fundamental Transaction Consideration shall consist in whole or in part of Other Consideration:

(A)    if (1) the Warrant Share Number multiplied by the amount, if any, by which (w) the Fair Market Value of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage shall be less than (2) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, an amount of cash equal to the product of the Black Scholes Value multiplied by the Other Consideration Percentage; or

(B)    if (1) the Warrant Share Number multiplied by the amount, if any, by which (w) the Fair Market Value of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage shall be greater than (2) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, a New Warrant to acquire the Other Consideration multiplied by the Warrant Share Number, with such New Warrant having an exercise price in respect of the Other Consideration equal to the product of (i) the Exercise Price and (ii) the Other Consideration Percentage, and otherwise having terms substantially the same terms as the Warrants, mutatis mutandis.

(b)    As used in Section 5.1, the terms set forth below shall have the respective meanings set forth in this Section 5.1(b).

(i)    “Cash Consideration” means the cash, if any, that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(ii)    “Cash Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to the (i) the amount of the Cash Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.

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(iii)    “Equity Consideration” means the number of shares of common stock, ordinary shares or other units of common equity, if any, in each case listed on an Exchange described in clause (i) of the definition thereof, that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(iv)    “Equity Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to (i) the Fair Market Value of the Equity Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.

(v)    “Exercise Price” means the Exercise Price in effect immediately prior to consummation of the Fundamental Transaction.

(vi)    “Fundamental Transaction Consideration” means the cash, stock, securities or other assets or property (or any combination thereof) that a holder of Ordinary Shares receives or is entitled to receive with respect to or in exchange for each Ordinary Share held by such holder upon consummation of a Fundamental Transaction.

(vii)    “New Warrant” means a warrant issued by the Person that is the issuer or payor of the Equity Consideration or Other Consideration in the Fundamental Transaction, as the case may be.

(viii)    “Other Consideration” means the Fundamental Transaction Consideration other than Cash Consideration or Equity Consideration that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(ix)    “Other Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to (i) the Fair Market Value of the Other Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.

(x)    “Warrant Share Number” means the number of Ordinary Shares for which a Warrant is exercisable immediately prior to the consummation of the Fundamental Transaction.

(c)    If in any Fundamental Transaction a holder of Ordinary Shares shall be entitled to make an election to receive Cash Consideration, Equity Consideration or Other Consideration, or a combination thereof, with respect to each Ordinary Share held by such holder, for purposes of this Section 5.1, the holder shall be deemed to receive or be entitled to receive

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for each such Ordinary Share the aggregate amount of Cash Consideration, Equity Consideration or Other Consideration, or combination thereof, received or receivable by all holders of Ordinary Shares divided by the total number of Ordinary Shares outstanding immediately prior to consummation of the Fundamental Transaction.

(d)    The Company shall not effect any Fundamental Transaction unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Fundamental Transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5) and the obligation to distribute any warrants or make any cash payments to the Warrantholders in accordance with this Section 5.1. The provisions of this Section 5.1 shall similarly apply to successive Fundamental Transactions.

(e)    The provisions of this Section 5.1 are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder.

5.2    Organic Changes. In the event of any Organic Change, the Warrants shall, immediately after such Organic Change, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Ordinary Shares then issuable upon exercise of the Warrants, be exercisable for the kind and number of securities resulting from such Organic Change to which the Warrantholders would have received upon the consummation of such Organic Change if the Warrantholders had exercised the Warrants in full immediately prior to the consummation of such Organic Change and acquired the applicable number of Ordinary Shares then issuable upon exercise of the Warrants as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants). The Company shall not effect any Organic Change unless, prior to the consummation thereof, the surviving Person (if other than the Company or where the Company continues into another jurisdiction) resulting from such Organic Change shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5.2), the obligation to deliver to the Warrantholders such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Warrantholders shall be entitled to receive upon exercise of the Warrants. The provisions of this Section 5.2 shall similarly apply to successive Organic Changes.

6.    Loss or Mutilation.

If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) both (x) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Warrantholder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Warrantholder, evidence reasonably satisfactory to the Company of such destruction, loss or taking, and a request for a new replacement Warrant Certificate, and (B) such open penalty surety bond or other indemnity bond as may be required by the Company and the Warrant Agent to save each of them and any agent of either of them harmless from any loss that either of them may suffer if a Warrant Certificate is replaced and (y) such other reasonable requirements as may be imposed by the Company have been satisfied, then, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Warrantholder of the lost, wrongfully

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taken, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Warrantholder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Warrantholder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (i) or (ii) of the preceding sentence were first satisfied.

Upon the issuance of any new Warrant Certificate under this Section 6, each of the Company and the Warrant Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Each new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly destroyed, lost or wrongfully taken Warrant Certificate shall be at any time enforceable by any other Person, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

7.    Reservation and Authorization of Ordinary Shares.

(a)    The Company covenants that, for the duration of the Exercise Period, the Board will at all times have authority pursuant to the Articles of Association and any applicable legal and regulatory requirements to issue such number of Ordinary Shares as from time to time shall be issuable upon the exercise in full of all outstanding Warrants (in each case, free of pre-emptive rights). The Company further covenants that the Board shall, from time to time, take all steps necessary to increase its authority to issue Ordinary Shares issuable upon the exercise in full of all outstanding Warrants if at any time the Board’s authority to issue a number of Ordinary Shares would otherwise be insufficient to allow delivery of all the Ordinary Shares then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all Ordinary Shares issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued and fully paid. The Company shall take all such actions as may be necessary to ensure that all such Ordinary Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any Exchange (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance to the extent required to list the Ordinary Shares so issued). The Company covenants that all such Ordinary Shares issued pursuant to the Warrants shall be compliant with the Articles of Association.

(b)    If and to the extent that Ordinary Shares shall be issuable in certificated form upon exercise of Definitive Warrants in accordance with the terms of this Agreement, the

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Company shall so notify the Warrant Agent. The Warrant Agent shall thereafter be authorized to request from time to time from the Company’s transfer agent share certificates required to honor the exercise of outstanding Definitive Warrants, and the Company shall authorize and direct such transfer agent to comply with all such requests of the Warrant Agent. The Company shall supply its transfer agent with duly executed share certificates for such purposes.

8.    Transfers; Warrant Transfer Books.

8.1    Corporate Agency Office. The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of Transfer or exchange in accordance with this Section 8 and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is, as of the date of this Agreement, 150 Royall Street, Canton, MA 0202, Attention: Client Services. The Warrant Agent will give prompt written notice to all Warrantholders of any change in the location of such office.

8.2    Warrant Register.

(a)    Registration Generally. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrants or Warrant Certificates and of Transfers or exchanges of Warrants or Warrant Certificates as herein provided. The Company and the Warrant Agent may deem and treat any Person in whose name a Warrants or a Warrant Certificate is registered in the Warrant Register as the absolute owner of such Warrants or Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(b)    Registration of Global Warrants. The holder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name such Global Warrant is registered. The Warrant holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in any Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members, and none of the Warrant Agent, the Company or the Depositary shall be responsible for recording such beneficial interests or their exchange, exercise, cancellation or transfer.

8.3    Transfers.

(a)    Definitive Warrants

(i)    The Warrant Agent will give prompt written notice to the Company of any Transfer requested by the holder of a Definitive Warrant.

(ii)    If the Definitive Warrants are represented by Warrant Certificates, any Transfer of such Warrants shall be subject to the requirement to deliver a properly completed and duly signed assignment to the Warrant Agent (who shall in turn provide a copy of same to the Company), such assignment to be in the form of assignment attached to the form of Warrant Certificate attached hereto as Exhibit A accompanied by a

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signature guarantee from an eligible guarantor institution participating in an approved signature guarantee program pursuant to Rule 17Ad-15 of the Exchange Act. If the Definitive Warrants are issued in electronic entry registered form, any Transfer of such Definitive Warrants shall be subject to the requirement to deliver such assignment documentation as shall be required by the Warrant Agent.

(iii)    Any attempt to Transfer any Definitive Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give any effect in their respective records to such attempted Transfer.

(b)    Global Warrants.

(i)    In the case of a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, (x) the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under the Warrant Certificate with respect to such Global Warrant held on their behalf by the Depositary or the Custodian, and (y) the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever, except, in each case, to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (I) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (II) impair, as between the Depositary and the Agent Members, the operation of applicable practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as otherwise may be provided in this Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary.

(ii)    Any holder of any Global Warrant shall, by acceptance of such Global Warrant, agree that (x) ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form, and (y) the transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the applicable procedures of the Depositary therefor.

(iii)    Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.4(c)(ii)), a Global Warrant may only be transferred as a whole, and not in part, and only by (A) the Depositary, to a nominee of the Depositary, (B) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (C) the Depositary or any such nominee to a successor Depositary or its nominee.

(iv)    In the event that a Global Warrant is exchanged for Definitive Warrants pursuant to Section 2.4(c)(ii), such Warrants may be exchanged only in accordance with

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the provisions of Section 8.3(a) and Section 2.4(c) and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(v)    At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received notice from the Warrantholder of the amount thereof.

8.4    Exchange of Definitive Warrants. If the Definitive Warrants are at the time represented by Warrant Certificates, at the option of the Warrantholder, Warrant Certificates may be exchanged at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Definitive Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same aggregate number of Definitive Warrants as evidenced by the Warrant Certificates surrendered by the Warrantholder making the exchange; provided that the Warrant Agent shall have received (i) a written instruction of exchange in form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his, her or its attorney, duly authorized in writing, and (ii) surrender of the Warrant Certificate(s) representing the Definitive Warrants, duly endorsed for transfer.

8.5    Valid Obligations. All Warrant Certificates issued upon any registration of Transfer or exchange of Warrant Certificates pursuant to this Agreement shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of Transfer or exchange.

8.6    No Service Charge. No service charge shall be made for any registration of Transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any documentary, stamp or other tax or other charge that may be imposed in connection with any registration of Transfer or exchange of Warrant Certificates. The Warrant Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. For the avoidance of doubt, the Warrantholder shall be responsible for any documentary, stamp or other tax or other charge that may be imposed in connection with any Transfer, any registration of Transfer or exchange of Warrant Certificates.

8.7    Reports of Ownership. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Ordinary Shares issuable upon exercise of the Warrants as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time

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as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

8.8    Copies; Notice. The Warrant Agent shall keep copies of this Agreement and any notices given to Warrantholders hereunder available for inspection by the Warrantholders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

8.9    Election by Beneficial Owners to Cause Mandatory Exercise. For the avoidance of doubt, (a) from and after the date on which the Mandatory Exercise Condition has occurred and is continuing, one or more beneficial owners in a Global Warrant that meet the Mandatory Beneficial Owner Exercise Threshold shall be entitled to cause a Mandatory Exercise on the terms and subject to the conditions set forth in Section 3.3, including that the Mandatory Exercise applies to all, but not less than all, of the Warrants beneficially owned by such beneficial owners, by delivering to the Warrant Agent for delivery to the Company a single Mandatory Exercise Notice in the form of Exhibit C attached hereto, duly executed by each such beneficial owner and accompanied by the documentation described therein in order to permit the Company to confirm the satisfaction of the Mandatory Beneficial Owner Exercise Threshold and the other conditions to the Mandatory Exercise set forth in Section 3.3, and (b) the fact that the Depositary is the sole Warrantholder, or is not causing a Mandatory Exercise with respect to all Warrants represented by a Global Warrant Certificate, shall not restrict the ability of such beneficial owners to cause a Mandatory Exercise as provided in the immediately preceding clause (a).

9.    Other Rights of Warrantholders.

9.1    No Voting or Dividend Rights. No Warrantholder shall have or exercise, and each Warrantholder acknowledges and agrees that it shall not have or exercise, any rights held by holders of Ordinary Shares solely by virtue hereof as a holder of Warrants, including the right to vote and to receive dividends and other distributions as a holder of Ordinary Shares. Except as may be specifically provided for herein with respect to the Ordinary Shares issuable upon exercise of the Warrants:

(a)    the consent of any Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall not be required with respect to any action or proceeding of the Company;

(b)    no such Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of outstanding Ordinary Shares prior to, or for which the relevant record date preceded, the Exercise Date of such Warrant; and

(c)    no such Warrantholder shall have any right not expressly conferred hereunder or by applicable law with respect to the Warrant(s) held by such Warrantholder.

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9.2    Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, in such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce, institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s rights provided in this Agreement.

9.3    Treatment of Holders of Warrant Certificates. Every Warrantholder, by accepting any Warrant, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant that, prior to due presentment of such Warrant for registration of Transfer in accordance with Section 8, the Company and the Warrant Agent may treat the Person in whose name the Warrant is registered as the owner thereof in the Warrant Register for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

10.    Concerning the Warrant Agent.

10.1    Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as expressly set forth in this Agreement (without any implied terms or conditions). The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions set forth in this Agreement and in the Warrants or as the Company and the Warrant Agent may hereafter agree in writing, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrants are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent in writing.

The Warrant Agent shall not, by countersigning any Warrant Certificate or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, (iv) the independence of any Independent Financial Expert, (v) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives, (vi) any election by a Warrantholder pursuant to Section 3.8 or (vii) the correctness of any of the representations of any BOL Warrantholder made (or deemed to be made) upon exercise of any Warrant or any calculation by the BOL Warrantholder in connection therewith. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 4 hereof with respect to the kind and amount of shares or other securities or any property issuable to Warrantholders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty, liability or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 4 hereof, and it makes no representation with respect thereto.

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The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Ordinary Shares or share certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 4 hereof or to comply with any of the covenants of the Company contained in Section 4 hereof.

The Warrant Agent shall not (x) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in the absence of bad faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (y) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (z) be liable for any act or omission under this Agreement except for its own gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable judgment).

The Warrant Agent is hereby authorized to accept and is protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any director or officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in accordance with the instructions in any Company Order.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, fraud or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it (it being understood that the indemnification set forth in Section 10.3 is satisfactory to the Warrant Agent for the purposes set forth therein).

The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

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The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Warrantholders or any beneficial owners of Warrants. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability with respect to, arising from or in connection with this Agreement, or from services provided or omitted to be provided under this Agreement, whether in contract, in tort or otherwise (except for any liability resulting from the Warrant Agent’s gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable judgment)), is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

The Warrant Agent shall have no responsibility or obligation to any owner of a beneficial interest in a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any beneficial ownership interest in the Warrants represented by such Global Warrant or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Warrantholders and all payments to be made to Warrantholders under the Warrants shall be given or made only to or upon the order of the Warrantholders (which shall be the Depositary or its nominee in the case of a Global Warrant). Except as set forth herein, the rights of owners of beneficial interests in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

10.2    Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken, suffered or omitted by it in the absence of bad faith in accordance with the opinion or advice of such counsel.

10.3    Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent from time to time reasonable compensation relating to its services hereunder as set forth in a mutually agreed upon fee schedule and to reimburse the Warrant Agent for reasonable and documented out-of-pocket expenses and disbursements, including reasonable and documented counsel fees incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company further agrees to indemnify the Warrant Agent and its employees, officers and directors, and to hold such Persons harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement and reasonable and documented out-of-pocket cost or expense (including, without limitation, the reasonable and documented fees and expenses of legal counsel) that may be paid, incurred or suffered by any such Person, or to which any such Person may become subject, without gross negligence, bad faith, fraud or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, fraud or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance,

38

administration, exercise and performance of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. The provisions under this Section 10 concerning the rights and immunities of the Warrant Agent shall survive the expiration of any Warrant and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

10.4    Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

10.5    Resignation and Removal; Appointment of Successor.

(a)    The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction) after giving sixty (60) days’ prior written notice to the Company. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice to Warrantholders and owners of any beneficial interest in the Warrants. The Company may remove the Warrant Agent upon ninety (90) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Warrant Agent may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 and (v) having an office in the Borough of Manhattan, the City of New York. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided, however, such reports are published at least annually pursuant to law or to the requirements of a United States federal, state or other supervising or examining authority. After acceptance in writing of such appointment by the new

39

Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company, without additional liability to the predecessor resigning or removed Warrant Agent, and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 10.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b)    Any corporation or other legal entity into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation or other legal entity resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that it is open for business on each Business Day and (i) is organized under the laws of the United States of America or one of the states thereof, (ii) is authorized under the laws of the jurisdiction of its organization to exercise corporate trust or stock transfer powers and (iii) has a combined capital and surplus of at least $50,000,000. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant, in the case of the Warrantholders at such Warrantholder’s last address as shown on the Warrant Register.

11.    Notices.

11.1    Notices Generally.

(a)    Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Warrantholder shall be sufficient for every purpose hereunder if in writing (including electronic mail communication (except to the Warrant Agent)) and sent via electronic (except to the Warrant Agent), registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier as follows:

If to the Company, to it at:

Noble Corporation plc

13135 Dairy Ashford Rd., Ste. 800

Sugar Land, TX 77478

Attn: William Turcotte

E-mail: wturcotte@noblecorp.com

If to the Warrant Agent, to it at:

Computershare Inc.

150 Royall Street

Canton, MA 02021

Attn: General Counsel

40

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a). Notwithstanding the foregoing, a BOL Notice may be delivered to the Warrant Agent via electronic mail to the address previously specified by the Warrant Agent to the Company, together with a copy by registered or certified mail or delivery by hand or nationally-recognized, overnight, air courier to the address of the Warrant Agent set forth above.

All notices and other communications hereunder shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally-recognized, overnight, air courier or (iv) when delivered or, if sent after the close of business, on the following Business Day if sent by email, in each case, to the address set forth on such Person’s signature page hereto or to such other address as may be designated in writing, in the same manner, by such Person.

(b)    Where this Agreement provides for notice to Warrantholders of any event or delivery of any information or documents to Warrantholders, such notice or delivery shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including electronic mail communication) and sent via electronic, registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier, to each Warrantholder affected by such event or entitled to receive such delivery, at the address of such Warrantholder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the making of such delivery. Where this Agreement provides for notice to the owners of a beneficial interest in a Global Warrant, such notice shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to owners shall be deemed to be effective at the time of dispatch to the Depositary. Neither the failure to provide any such notice or delivery described in this Section 11.1(b), nor any defect in any notice or delivery so otherwise provided, to any particular Warrantholder or owner of a beneficial interest in a Global Warrant shall affect the sufficiency of such notice or delivery with respect to other Warrantholders. Such notice or delivery may be waived in writing by the Person entitled to receive such notice or delivery, either before or after the event, and such waiver shall be the equivalent of such notice or delivery.

11.2    Required Notices to Warrantholders. In the event the Company shall propose to take any action of the types described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e) or Section 5 (but only if any such action (i) would result in an adjustment to the Exercise Price or Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant, or (ii) but for Section 4.1(f)(iv) would result in such an adjustment or change) then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice of such proposed action. Such notice shall: (i) in the case of any action of the types described in Section 4.1(a), Section 4.1(c), Section 4.1(e) or Section 5.2, specify the date on which such action is to become effective; (ii) in the case of any dividend or distribution described in Section 4.1(b) or Section 4.1(d), specify the date on which a

41

record is to be taken for the purposes of any such dividend or distribution; or (iii) in the case of a Fundamental Transaction described in Section 5.1, specify the date on which such Fundamental Transaction is expected to become effective and the date as of which it is expected that holders of outstanding Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for Fundamental Transaction Consideration. Such notice shall be given, (a) in the case of any dividend or distribution covered by the foregoing clause (ii) above, at least ten (10) Business Days prior to the Record Date for such dividend or distribution, and (b) in the case of any other action covered by the foregoing clauses (i) and (iii), at least fifteen (15) Business Days prior to the applicable effective date thereof. Notwithstanding anything to the contrary herein, and without limitation of Section 4.1(h)(ii), the failure of the Company to file with the Warrant Agent and give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice as required pursuant to this Section 11.2 shall not in any way impair or affect the validity of any action of the Company described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e), Section 5.1 and Section 5.2; provided, that the failure of the Company to deliver such notice shall not limit the Company’s obligations thereunder.

If at any time the Company shall cancel or abandon any of the proposed transactions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give each Warrantholder and each owner of a beneficial interest in a Global Warrant notice of such cancellation or abandonment in accordance with Section 11.1(b) hereof as promptly as practicable.

12.    Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Warrantholders and any owner of a beneficial interest in a Global Warrant. The Warrant Agent may require any Warrantholder to submit his, her or its Warrant Certificate(s), if any, for inspection by it.

13.    Amendments.

The Company and the Warrant Agent may, without the consent or concurrence of any of the Warrantholders, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement or (iii) subject to the second proviso of this Section 13, are ministerial, administrative or de minimis and would enable the Warrants to be listed on a national or regional securities exchange; provided, however, that in either case such amendment shall not adversely affect the rights or interests of the Warrantholders (or any Agent Member (on behalf of itself or any owner of a beneficial interest in a Global Warrant)) hereunder in any respect. This Agreement may otherwise be amended by the Company and the Warrant Agent with the approval of the Required Warrantholders; provided that, (x) no such amendment shall materially and adversely affect any Warrantholder or owner of a beneficial interest in a Global Warrant in a different and disproportionate manner relative to the other Warrantholders and owners of a beneficial interest in

42

a Global Warrant unless such amendment is agreed to in writing by such adversely affected Warrantholder or owner of a beneficial interest in a Global Warrant and (y) any amendment to Section 3.3, Section 4, Section 5, this Section 13 or Section 14 (including any amendment to the definitions used in and material to such Sections) shall require the prior written consent of the Required Amendment Warrantholders.

Upon the delivery of a certificate from an Appropriate Officer which states that the proposed amendment is in compliance with the terms of this Section 13, the Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any amendment pursuant to this Section 13, such amendment shall be considered a part of this Agreement for all purposes and every Warrantholder of a Warrant theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Warrantholders and owners of a beneficial interest in a Global Warrant, providing a copy of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to deliver such notice or any defect therein shall not, however, in any way impair or affect the validity of any such amendment.

14.    Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the prior written consent of the Required Warrantholders for such waiver (it being understood that any waiver by the Company with respect to Section 3.3, Section 4 or Section 5 shall require the prior written consent of the Required Amendment Warrantholders), and (ii) an amendment to this Agreement is necessary for such waiver, any consent required pursuant to Section 13 has been obtained.

15.    Equitable Relief.

Each of the Company, the Warrant Agent and the Warrantholders acknowledges that a breach or threatened breach by such party of any of its obligations under Sections 6, 8.3, 8.4, 8.7, 12, 13, 14, 20, 21 and 23 of this Agreement would give rise to irreparable harm to the non-breaching party for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by any of them of any such obligations, the non-breaching party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16.    Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

43

17.    Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. Any signature page delivered electronically or by facsimile (including transmission by .pdf, other fixed imaged form or DocuSign or similar program) will be binding to the same extent as an original signature page.

18.    Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced; provided, further, that if such excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign upon ten (10) days’ prior written notice to the Company.

19.    Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrantholders and the Warrant Agent, and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent, the Warrantholders and, to the extent provided herein, the owners of a beneficial interest in a Global Warrant, any rights or remedies under or by reason of this Agreement or any part hereof; provided that the Non-Recourse Parties are express third-party beneficiaries of Section 22. Each Warrantholder, by acceptance of a Warrant, agrees to all of the terms and provisions of this Agreement applicable thereto.

20.    Applicable Law.

THIS AGREEMENT, EACH WARRANT ISSUED HEREUNDER AND ANY CONTRACTUAL AND NON-CONTRACTUAL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK. Each of the Company, each Warrantholder and the Warrant Agent agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement or any Warrant, exclusively in the courts of the State of New York located in New York County and of the U.S. federal courts located in the Southern District of New York (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement or any Warrant, each of the Company, each Warrantholder and the Warrant Agent hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of

44

the Chosen Courts, (ii) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Warrant in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company, the Warrantholder or the Warrant Agent, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law, and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (x) nothing in this Section 20 shall prohibit any Person from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (y) each of the Company, each Warrantholder and the Warrant Agent agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

21.    Waiver of Certain Damages. To the extent permitted by applicable law, each of the Company, each Warrantholder and the Warrant Agent agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Warrant or any of the transactions contemplated hereby, even if that party has been advised of or has foreseen the possibility of such damages.

22.    No Recourse. Notwithstanding anything express or implied in this Agreement, each Warrantholder and the Warrant Agent covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the former, current or future direct or indirect equityholders, unitholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, in each case, of the Company or any of its subsidiaries (collectively, but not including the Company itself or any of its subsidiaries, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Company under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 22 shall relieve or otherwise limit the liability of (i) any of the Non-Recourse Parties or the Company in the case of fraud or (ii) the Company for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

45

23.    Confidentiality. The Warrant Agent and the Company agree that the fee schedule contemplated by Section 10.3, the Warrant Register, the number of Warrants held by each Warrantholder and other personal, non-public information of each Warrantholder which may be exchanged or received pursuant to the negotiation or carrying out of this Agreement shall remain strictly confidential and shall not be disclosed to any other Person, except as may be required by applicable law or regulation, including pursuant to subpoenas from applicable government authorities, or pursuant to the requirements of the Commission. However, each party may disclose relevant aspects of any such confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law; provided that the disclosing party shall inform such other Persons of the confidential nature of such information and be responsible for any breach of this Section 23 by any such other Person.

24.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Signature page follows.]

46

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NOBLE CORPORATION PLC

By:	/s/ Richard B. Barker
Name: Richard B. Barker
Title: Chief Financial Officer

[Signature Page to Warrant Agreement (Tranche 1)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

[Signature Page to Warrant Agreement (Tranche 1)]

Exhibit A

Form of Warrant Certificate

[GLOBAL][DEFINITIVE]

WARRANT CERTIFICATE

NOBLE CORPORATION PLC

[Global Warrant Certificate Legend]1

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO NOBLE CORPORATION PLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

[1]	Include for Global Warrant.

No. W-

[                     Tranche 1 Warrants]2

WARRANTS TO SUBSCRIBE FOR ORDINARY SHARES

This certifies that [Cede & Co.]3                                                                      ,4 or its registered assigns (the “Warrantholder”), is the owner of the number of Tranche 1 Warrants [set forth on Annex A hereto]5 [set forth above]6, each of which represents the right to subscribe for, commencing on September 30, 2022 from Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (the “Company”), one Ordinary Share (subject to adjustment as provided in the Warrant Agreement (as defined below)) at the price (the “Exercise Price”) of $19.27 per one Ordinary Share by following the procedures set forth in Section 3 of the Warrant Agreement. This Warrant Certificate may be exercised as to all or any whole number of the Warrants evidenced hereby.

Each outstanding Warrant may be exercised on any Business Day until the Close of Business on the Expiration Date. Any Warrants not exercised by the Close of Business on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Warrant Certificate and the Warrant Agreement shall automatically terminate at such time.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of September 30, 2022 (as amended or modified from time to time, the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained therein, all of which terms and provisions the Warrantholder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the Warrantholder. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All capitalized terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:

Noble Corporation plc

13135 Dairy Ashford Rd., Ste. 800

Sugar Land, TX 77478

[2]	Include for Definitive Warrant
[3]	Include for Global Warrant
[4]	Include for Definitive Warrant
[5]	Include for Global Warrant
[6]	Include for Definitive Warrant

The Exercise Price and the number of Ordinary Shares obtainable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

This Warrant Certificate and all rights hereunder are transferable by the registered Warrantholder only in accordance with the Warrant Agreement. Upon any partial transfer, the Company will execute, and the Warrant Agent will countersign and deliver to such Warrantholder, a new Warrant Certificate with respect to any portion not so transferred. Each Warrantholder and each holder of Ordinary Shares issued upon exercise of a Warrant agrees to be bound by the terms and conditions of this Warrant and the Warrant Agreement.

This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the Corporate Agency Office of the Warrant Agent, for Warrant Certificates representing the same aggregate number of Warrants, with each new Warrant Certificate to represent such number of Warrants as the Warrantholder hereof shall designate at the time of such exchange.

This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date.

NOBLE CORPORATION PLC

By:
Name:
Title:

Dated:

Countersigned:

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:
Name:
Title:

Dated:

ANNEX A

[Annex A to Global Warrant Certificate]7

The initial number of Warrants represented by this Global Warrant Certificate is [                    ].

The following decreases in the number of Warrants represented by this Global Warrant Certificate have been made as a result of the exercise, cancellation, exchange or redemption of certain Warrants represented by this Global Warrant Certificate:

Date of Exercise/ Cancellation/ Exchange/ Redemption of Warrants	Number of Warrants Exercised/ Cancelled/ Exchanged/ Redeemed	Total Number of Warrants Represented Hereby Following Such Exercise/ Cancellation/ Exchange/ Redemption	Notation Made by Warrant Agent/Custodian

[7]	Include for Global Warrant.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights, title and interest of the undersigned under the attached Warrant (Certificate No. W-     ), with respect to the number of Warrants of Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050, covered thereby set forth below, unto the assignee set forth below (the “Assignee”) with respect to the number of Warrants set forth below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by such Warrant Certificate not being assigned hereby) and does irrevocably constitute and appoint [                        ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises:

Names of Assignee	Address	No. of Warrants

[NAME OF HOLDER]
By:
Name:
Title:

Signature Guaranteed By:[8]

The Assignee confirms hereby having been duly informed of the rights, limitations of rights, obligations, duties and immunities under the Warrant Agreement of the Company, the Warrant Agent and the Warrantholders.

By countersigning the present form, the Assignee declares that (s)he/it consents to any and all of the terms and conditions as stated in the Warrant Agreement, on which (s)he/it will rely as if the undersigned was a party thereto.

[8]

The holder’s signature must be accompanied by a signature guarantee from an eligible guarantor institution participating in an approved signature guarantee program pursuant to Rule 17Ad-15 of the Exchange Act.

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit B

Exercise Notice

EXERCISE NOTICE

(To be executed upon exercise of Warrants)

NOTE: THIS NOTICE OF EXERCISE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON FEBRUARY 4, 2028, OR SUCH EARLIER TIME AS PROVIDED IN THE WARRANT AGREEMENT.

The undersigned Warrantholder, being the holder of Warrants of Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (the “Company”), issued pursuant to that certain Tranche 1 Warrant Agreement, as dated September 30, 2022 (the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), hereby irrevocably (i) elects to exercise the number of Warrants indicated below, to acquire the number of Ordinary Shares indicated below, and (ii) if, and only if, the undersigned Warrantholder is a BOL Warrantholder, unless the Company has previously granted the undersigned Warrantholder a written waiver of the application of the limitations in Section 3.8(b) of the Warrant Agreement that remains in effect, represents and warrants to the Warrant Agent and the Company that either (x) the undersigned has waived the application of the limitations in Section 3.8(b) of the Warrant Agreement pursuant to Section 3.8(b)(i) of the Warrant Agreement, and such waiver has become effective in accordance with the terms of the Warrant Agreement, or (y) such exercise of the number of Warrants indicated below is not in excess of the limitation contained in Section 3.8(b) of the Warrant Agreement. All capitalized terms used in this Exercise Notice that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

Number of Warrants:

Number of Warrants Exercised:

(Total number of Warrants being exercised – may be expressed as a percentage)

Method of Exercise:

☐    Check Box for All Cash Exercise. The undersigned shall pay the applicable Aggregate Exercise Price in the sum of $             in accordance with the terms of the Warrant Agreement.

☐    Check Box for All Cashless Exercise (by way of Net Issue). Upon confirmation by the Company of the number of Ordinary Shares to be issued, the undersigned hereby instructs the Company to withhold a number of Ordinary Shares issuable upon exercise of the Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price in return for the issue of the relevant number of Ordinary Shares net of such withholding (as indicated below) and in accordance with the terms of the Warrant Agreement.

The undersigned requests that the Ordinary Shares be issued by the Company in the name of the undersigned Warrantholder as indicated below:

Name

Social Security or Other Taxpayer Identification Number

Address

If the Warrants are represented by a Warrant Certificate and said number of Ordinary Shares shall not be all the Ordinary Shares issuable upon exercise of the Warrants represented by said Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the balance of such Warrants shall be issued in the name of the undersigned Warrantholder as indicated below:

Name

Social Security or Other Taxpayer Identification Number

Address

Dated:	, 20

Signature:

Name:

Exhibit 10.3

TRANCHE 2 WARRANT AGREEMENT

This TRANCHE 2 WARRANT AGREEMENT (this “Agreement”), dated as of September 30, 2022 (the “Effective Date”), is entered into by and between Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (f/k/a Noble Finco Limited) (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (together with Computershare, the “Warrant Agent”).

WHEREAS, on February 5, 2021, Noble Corporation, a Cayman Islands exempted company (“Noble Corporation”), entered into a warrant agreement (the “Prior Tranche 2 Warrant Agreement”) to the parties named thereto whereby Noble Corporation issued certain warrants (the “Prior Warrants”) pursuant to the Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates (as amended, supplemented or otherwise modified in accordance with the terms thereof) that was filed in the voluntary cases for relief under chapter 11 of Title 11 of the United States Code, 11 U.S.C. § 101 et seq. in the United States Bankruptcy Court for the Southern District of Texas, which cases are jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re: Noble Corporation plc, et al., Case No. 20-33826 (DRJ);

WHEREAS, on November 10, 2021, Noble Corporation entered into a Business Combination Agreement (the “Business Combination Agreement”) with the Company, Noble Newco Sub Limited (“Merger Sub”) and The Drilling Company of 1972 A/S (“Maersk Drilling”), pursuant to which, among other things, (i) Noble Corporation will merge with and into Merger Sub (the “Merger”) and (ii) the Company will make a voluntary tender exchange offer to Maersk Drilling’s shareholders as described in the Business Combination Agreement (the “Offer” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”);

WHEREAS, pursuant to the Business Combination Agreement and Section 5.1 of the Prior Tranche 2 Warrant Agreement, the Prior Tranche 2 Warrant Agreement has been terminated and the Prior Warrants still in existence at the effective time of the Merger (the “Merger Closing”), which shall in all cases not be later than the day prior to the closing of the Business Combination, have been cancelled in consideration for the issuance of Warrants by the Company to the Warrantholders under this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, on or as soon as practicable after the Merger Closing, the Company will issue or cause to be issued and deliver the Warrants to the Warrantholders providing such holders the right to subscribe for, under certain circumstances, up to an aggregate of 5,554,369 Ordinary Shares, subject to adjustment as provided herein;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants and other matters as provided herein; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when issued, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations hereunder and thereunder of the Company, the Warrant Agent and Warrantholders, respectively, the parties hereto agree as follows:

1.      Definitions; Rules of Construction.

1.1    Definitions. As used in this Agreement, the terms set forth below shall have the respective meanings set forth in this Section 1. Capitalized terms used in this Agreement that are not otherwise defined herein will have the respective meanings ascribed thereto in the Articles of Association.

“Above FMV Repurchase” has the meaning set forth in Section 4.1(c)(i).

“Affiliate” of another Person means (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such other Person and (ii) in the case of another Person that is an individual or a Family Trust of an individual, a Family Member or Family Trust of such individual or any other Affiliate of such individual.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and other similar organizations that are participants in the Depositary’s system.

“Aggregate Exercise Price” has the meaning set forth in Section 3.2(b)(iii)(x).

“Agreement” has the meaning set forth in the preamble hereof.

“Appropriate Officer” means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer or Secretary of the Company, any Assistant Treasurer or any Assistant Secretary of the Company, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company or such other director or officer of the Company as approved by the Board to perform the services of an “Appropriate Officer” hereunder.

“Articles of Association” means those certain Amended and Restated Articles of Association of the Company, as the same may be amended or modified from time to time.

“Attribution Parties” has the meaning set forth in Section 3.8(b).

“Beneficial Ownership Limitation” has the meaning set forth in Section 3.8(e).

“Black Scholes Value” means the value of a Warrant (x) with respect to a Fundamental Transaction, based on Black Scholes option pricing inputs as of the date of consummation of the Fundamental Transaction, and (y) with respect to a Mandatory Exercise, based on Black Scholes

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option pricing inputs as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent, which value shall be determined by the Independent Financial Expert using the Black Scholes Option Pricing Model for a “call” option, as obtained from the “OVME” function on Bloomberg, L.P. subject to the following assumptions:

(a)    (i) in the case of a Fundamental Transaction, an underlying price per share equal to the sum of the price per Ordinary Share being offered in cash in the applicable Fundamental Transaction (if any) plus the Fair Market Value of the non-cash consideration being offered to Shareholders with respect to each Ordinary Share in the applicable Fundamental Transaction (if any), and (ii) in the case of a Mandatory Exercise, an underlying price per share equal to the Fair Market Value of the Ordinary Shares as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent;

(b)    (i) in the case of a Fundamental Transaction, a strike price equal to the Exercise Price in effect on the date of consummation of the Fundamental Transaction, and (ii) in the case of a Mandatory Exercise, a strike price equal to the Exercise Price in effect as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent;

(c)    a risk-free interest rate corresponding to the interpolated rate on the United States Treasury securities with a maturity closest to the remaining term of the Warrant as of (i) the expected date of the consummation of the Fundamental Transaction or (ii) the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent (as applicable);

(d)    a zero cost of borrow; and

(e)    an expected volatility equal to the lesser of (i) fifty percent (50%) and (ii) the 180-day historical volatility of the Ordinary Shares as shown at the time of determination on Bloomberg or, if such information is not available, as determined in a commercially reasonably manner by the Independent Financial Expert.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the recitals hereto.

“Business Combination Agreement” has the meaning set forth in the recitals hereto.

“BOL Notice” has the meaning set forth in Section 3.8(a).

“BOL Warrantholder” has the meaning set forth in Section 3.8(a).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law or other governmental action to be closed in New York, New York.

“Cash Consideration” has the meaning set forth in Section 5.1(b)(i).

“Cash Consideration Percentage” has the meaning set forth in Section 5.1(b)(ii).

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“Chosen Courts” has the meaning set forth in Section 20.

“Close of Business” means 5:00 p.m. Eastern Time.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereof.

“Company Order” means a written request or order signed in the name of the Company by an Appropriate Officer and delivered to the Warrant Agent.

“Control” means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership or voting of securities, by contract or otherwise. “Controlled” and “Controlling” have correlative meanings.

“Corporate Agency Office” has the meaning set forth in Section 8.1.

“Custodian” means Computershare Trust Company, N.A., as custodian for the Depositary, or any successor thereto.

“Definitive Warrant” means either (i) a Warrant represented by a Definitive Warrant Certificate or (ii) a Warrant issued by electronic entry registration on the books of the Warrant Agent.

“Definitive Warrant Certificate” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Custodian.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Effective Date” has the meaning set forth in the preamble hereof.

“Equity Consideration” has the meaning set forth in Section 5.1(b)(iii).

“Equity Consideration Percentage” has the meaning set forth in Section 5.1(b)(iv).

“Exchange” means (i) the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or (ii) if the Ordinary Shares are not then listed on a principal U.S. national or regional securities exchange, the principal other exchange on which the Ordinary Shares are then listed.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Date” has the meaning set forth in Section 3.2(g).

“Exercise Notice” has the meaning set forth in Section 3.2(b)(ii).

“Exercise Period” has the meaning set forth in Section 3.2(a).

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“Exercise Price” means, except as otherwise provided in Section 5.1(b)(v), as of any Exercise Date, the price per Ordinary Share for which a Warrant is exercisable, which shall initially equal $23.13; provided, that such Exercise Price shall be subject to adjustment as provided in Section 4.1; provided, further, however, that, notwithstanding any adjustment provided for in Section 4.1, the Exercise Price shall never be less than the nominal value of one Ordinary Share.

“Expiration Date” means the day immediately prior to the seventh (7th) anniversary of February 5, 2021.

“Fair Market Value” means, as of any date, (a) in the case of Ordinary Shares, if the Ordinary Shares for which the Warrants are exercisable are then listed for trading on an Exchange, the volume weighted average closing price for the ten (10) consecutive Trading Days ending on (and including) the Trading Day immediately prior to such date, (b) in the case of Ordinary Shares, if the Ordinary Shares for which the Warrants are exercisable are not so listed for trading on an Exchange, the fair market value of an Ordinary Share as determined by the Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such Ordinary Shares are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors (and, in the case of the determination of Fair Market Value for purposes of clause (A) of the second sentence of Section 3.3(b), without regard to the lack of liquidity of the Ordinary Shares due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests), (c) in the case of cash, the amount thereof, and (d) in the case of other property, the fair market value of such property as determined by the Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

“Family Member” means, with respect to any natural Person, (a) such Person’s spouse, children, parents, grandparents and lineal descendants of such Person’s parents (in each case, natural or adopted) and (b) in the event of such Person’s death, such Person’s heirs, executors, administrators, testamentary transferees, legatees and beneficiaries.

“Family Trust” means, with respect to any natural Person, a trust, limited partnership or limited liability company benefiting solely such individual and/or the Family Members of such individual.

“Fundamental Transaction” means any (i) merger, consolidation, amalgamation, statutory share exchange, business combination or other similar transaction or series of related transactions to which the Company is a party or (ii) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries (by value), including in connection with a liquidation or winding up of the Company, which, in each of the cases of (i) and (ii) is consummated with a third-party who is unaffiliated with the Company at the time of such transaction, and which is effected in such a way that the holders of Ordinary Shares receive or are entitled to receive (either directly or subsequently in connection with a liquidation or winding up of the Company) cash, stock, securities or other assets or property (or any combination thereof) with respect to or in exchange for Ordinary Shares.

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“Fundamental Transaction Consideration” has the meaning set forth in Section 5.1(b)(vi).

“Funds” has the meaning set forth in Section 3.4.

“Global Warrant” means a Warrant represented by a Global Warrant Certificate.

“Global Warrant Certificate” means a global Warrant Certificate in definitive form, with the global legend set forth in the form of Warrant Certificate, which is deposited with the Depositary or with the Custodian.

“Independent Financial Expert” means any nationally recognized and independent investment banking, accounting or valuation firm engaged by the Company that the Board reasonably determines in good faith does not have a material business or financial relationship with the Company or any of its Affiliates (other than by virtue of advice provided in its capacity as such under this Agreement). For the avoidance of doubt, (i) the Company shall bear all of the fees, costs and expenses of the Independent Financial Expert and (ii) the fact that an officer or director of the Company who is an Affiliate of the Company sits on the board of directors or other governing body of another company that has a material business or financial relationship with an investment banking, accounting or valuation firm shall not on its own mean that such firm has a material business or financial relationship with such Affiliate.

“IRS” means the U.S. Internal Revenue Service.

“Maersk Drilling” has the meaning set forth in the recitals hereto.

“Mandatory Beneficial Owner Exercise Threshold” means one or more beneficial owners in a Global Warrant that collectively (i) hold the beneficial interest in more than 1,666,616 Warrants or (ii) from and after such time as 1,666,616 or fewer Warrants remain outstanding, hold the beneficial interest in all outstanding Warrants.

“Mandatory Exercise” has the meaning set forth in Section 3.3(a).

“Mandatory Exercise Condition” means either (i) (x) the Ordinary Shares are listed on an Exchange, (y) the volume weighted average closing price of the Ordinary Shares for the thirty (30) consecutive Trading Days ending on (and including) the Trading Day immediately preceding the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent equals or exceeds one hundred thirty percent (130%) of the Exercise Price then in effect as of the Close of Business on such date and (z) greater than ten percent (10%) of the total number of issued and outstanding Ordinary Shares have been traded on such Exchange over such thirty (30) consecutive Trading Day period, or (ii) three and one-half (3.5) years have elapsed since the Original Issue Date.

“Mandatory Exercise Date” has the meaning set forth in Section 3.3(a).

“Mandatory Exercise Notice” has the meaning set forth in Section 3.3(a).

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“Mandatory Exercise Payment Amount” means, with respect to each Warrant an amount, calculated as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent, equal to the Black Scholes Value multiplied by a fraction, (i) the numerator of which is (x) the number of Ordinary Shares issuable upon exercise of a Warrant in accordance with Section 3.2(b)(iii)(x) minus (y) the number of Ordinary Shares issuable upon exercise of a Warrant pursuant to Section 3.2(b)(iii)(y) (it being understood that in no event shall this clause (y) be less than zero), and (ii) the denominator of which is the number of Ordinary Shares referred to in the preceding clause (i)(x).

“Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. local time for the Exchange on any day on which the Exchange is open for trading for a period or periods of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“Merger” has the meaning set forth in the recitals hereto.

“Merger Closing” has the meaning set forth in the recitals hereto.

“Merger Sub” has the meaning set forth in the recitals hereto.

“New Warrant” has the meaning set forth in Section 5.1(b)(vii).

“Noble Corporation” has the meaning set forth in the recitals hereto.

“Nominee” has the meaning set forth in Section 3.2(f)(ii).

“Non-Recourse Parties” has the meaning set forth in Section 22.

“Offer” has the meaning set forth in the recitals hereto.

“Open of Business” means 9:00 a.m. Eastern Time.

“Ordinary Shares” means the A ordinary shares of the Company, with a nominal value of $0.00001 per share.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger between the Company and any of its subsidiaries, sale of all or substantially all of the Company’s equity securities or assets, continuation or other transaction, in each case which is effected in such a way that the holders of Ordinary Shares receive or are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Ordinary Shares, other than a Fundamental Transaction or any other transaction which triggers an adjustment pursuant to Section 4.1.

“Original Issue Date” means February 5, 2021.

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“Other Consideration” has the meaning set forth in Section 5.1(b)(viii).

“Other Consideration Percentage” has the meaning set forth in Section 5.1(b)(ix).

“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

“Prior Tranche 2 Warrant Agreement” has the meaning set forth in the recitals hereto.

“Prior Warrants” has the meaning set forth in the recitals hereto.

“Property Dividend” means any payment by the Company to holders of outstanding Ordinary Shares of any dividend, or any other distribution by the Company to such holders of (a) any shares of the Company, (b) evidences of indebtedness of the Company or (c) cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (x) of regular cash dividends paid in the ordinary course of business paid out of distributable available cash (after taking into account taxes and other reasonable reserves), (y) upon a transaction to which Section 5 applies or (z) of any Ordinary Shares referred to in Sections 4.1(a), 4.1(b) or .4.1(e).

“Record Date” means, with respect to any dividend or distribution on the Ordinary Shares, the date for the determination of the holders of outstanding Ordinary Shares entitled to receive such dividend or distribution fixed by the Board in accordance with the Articles of Association and applicable law.

“Required Amendment Warrantholders” means Warrantholders holding greater than seventy-five percent (75%) of the outstanding Warrants.

“Required Mandatory Exercise Warrantholders” means (i) Warrantholders holding greater than 1,666,616 Warrants or (ii) from and after such time as 1,666,616 or fewer Warrants remain outstanding, all Warrantholders.

“Required Valuation Objecting Warrantholders” means (i) Warrantholders holding greater than 2,083,270 Warrants or (ii) from and after such time as 2,083,270 or fewer Warrants remain outstanding, all Warrantholders.

“Required Warrantholders” means Warrantholders holding greater than fifty percent (50)% of the outstanding Warrants.

“Rights Offering” has the meaning set forth in Section 4.1(e)(i).

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholders” means the holders of outstanding Ordinary Shares.

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“Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Ordinary Share occurs on the Exchange; provided that if the Ordinary Shares are not so listed or traded, “Trading Day” means a Business Day.

“Tranche 1 Warrants” means those certain Tranche 1 warrants issued under the Tranche 1 Warrant Agreement, dated as of the date hereof, by and between the Company and Computershare.

“Tranche 3 Warrants” means those certain Tranche 3 warrants issued under the Tranche 3 Warrant Agreement, dated as of the date hereof, by and between the Company and Computershare.

“Transfer” means to, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Warrants or Warrant Certificates. “Transfer” when used as a noun has a correlative meaning.

“Warrant Agent” has the meaning set forth in the preamble hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants (including a Global Warrant Certificate), substantially in the form of Exhibit A.

“Warrant Register” has the meaning set forth in Section 8.2(a).

“Warrant Share Number” has the meaning set forth in Section 5.1(b)(x).

“Warrantholder” means any Person in whose name at the time any Warrant is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Warrants” means those certain Tranche 2 warrants issued hereunder to subscribe for initially up to an aggregate of 5,554,369 Ordinary Shares, subject to adjustment pursuant to Section 4, and each warrant shall entitle the Warrantholder thereof to subscribe for one (1) Ordinary Share.

1.2    Rules of Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any contract or agreement shall be deemed to refer to such contract or agreement as amended, modified or supplemented from time to time in accordance with its terms; (i) references to any Person include such Person and its respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (j) references to

9

“days” are to calendar days unless otherwise indicated; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (l) references to “writing” or “written” shall include electronic mail; and (m) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars.

2.      Warrants Generally.

2.1    Representation of Warrants. Warrants may, at the Company’s option, either be (x) represented by physical certificates, which may either be Global Warrant Certificates or Definitive Warrant Certificates, or (y) issued by electronic entry registration on the books of the Warrant Agent, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to subscribe for one (1) Ordinary Share, subject to adjustment as provided in Section 4.

2.2    Form of Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall (a) be typed, stamped, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Ordinary Shares or the Warrants may be listed and (b) have such insertions, omissions, substitutions and other variations, and may have such letters, numbers or other marks of identification and such legends or endorsements typed, stamped, printed, lithographed or engraved thereon, in each case, as the Appropriate Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are required, permitted or not inconsistent with the provisions of this Agreement (but which do not adversely affect the rights, duties, liabilities or responsibilities of the Warrant Agent) or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Ordinary Shares or Warrants may be listed.

2.3    Execution and Delivery of Warrant Certificates.

(a)    At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Warrant Certificates to the respective Persons entitled thereto (or any such Person’s designee). The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Sections 3.2(d), 6 or 8.

(b)    The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by at least one Appropriate Officer, either manually or by facsimile or electronic signature printed thereon. The Warrant Certificates shall be countersigned, either manually or by facsimile or electronic signature printed thereon, by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any Appropriate Officer whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such Appropriate Officer before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such Appropriate Officer.

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2.4    Global Warrants.

(a)    Issuance. If so determined by the Company, Warrants, including Warrants issued upon any transfer or exchange thereof, shall be issued in the form of one or more Global Warrant Certificates, which shall be deposited on behalf of the Company with the Depositary (or, at the direction of the Depositary, with the Custodian or such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. Except as provided in Section 8.3 or Section 2.4(c), owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures.

(b)    Book-Entry Provisions. This Section 2.4(b) shall apply only to a Global Warrant deposited with, at the direction of or on behalf of the Depositary.

(i)    The Company shall execute and the Warrant Agent shall, in accordance with Section 2.3, countersign, either by manual or facsimile or other electronically transmitted signature, and deliver one or more Global Warrants that (A) shall be registered in the name of the Depositary or the nominee of the Depositary and (B) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian. Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.

(ii)    Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of applicable practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary, except to the extent set forth herein or in the applicable Warrant Certificate.

(iii)    At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global

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Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received written notice from the Warrantholder of the amount thereof.

(c)    Exchange for Definitive Warrants.

(i)    Issuance. Beneficial interests in a Global Warrant deposited with the Depositary or with the Custodian pursuant to this Section 2.4 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 8 and (x) the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for such beneficial interests represented by such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (y) the Company, in its sole reasonable discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement.

(ii)    Surrender and Exchange. A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in this Agreement. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures. If beneficial ownership interests in a Global Warrant are to be exchanged for Definitive Warrants pursuant to this Section 2.4(c), appropriate adjustment shall be made to the Global Warrant as provided in Section 2.4(b)(iii), and the Warrant Agent shall countersign, either by manual or facsimile or other electronically transmitted signature, and deliver to each beneficial owner of such interests in the name of such beneficial owner, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant so exchanged. The Warrant Agent shall register such exchange in the Warrant Register, and if the entire Global Warrant has been exchanged for Definitive Warrants the surrendered Global Warrant shall be canceled by the Warrant Agent.

(iii)    Validity; Certificates; No Liability. All Definitive Warrants issued upon exchange pursuant to this Section 2.4(c) shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement as the Global Warrant, or portion thereof, surrendered upon such

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exchange. In the event of the occurrence of any of the events specified in Section 2.4(c)(i), the Company will either (x) promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form or (y) direct the Warrant Agent to record the issuance of the Definitive Warrants by electronic entry registration on the books of the Warrant Agent. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

2.5    CUSIP Numbers. In issuing the Warrants, the Company may use CUSIP numbers (if then generally in use) and, if so, the Warrant Agent shall use CUSIP numbers in notices as a convenience to Warrantholders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

2.6    Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental authority with respect to the Warrants (including the issuance thereof) and this Agreement, and all distributions, dividends or other payments requiring withholding under applicable law, including deemed distributions or dividends, pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision hereof to the contrary, each of the Company and the Warrant Agent will be authorized to (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (c) liquidate a portion of any non-cash distribution or other consideration to be paid under the Warrants to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution or (e) establish any other mechanisms it believes are reasonably necessary and appropriate, including requiring Warrantholders to (x) submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) that are necessary to comply with this Section 2.6 or (y) promptly pay the withholding tax amount which is required to be paid by applicable law to the Company in cash as a condition of receiving the benefit of any adjustment as provided in this Agreement.

2.7    Opinion of Counsel. The Company shall provide an opinion of counsel prior to the Effective Date to set up a reserve of warrants and related Ordinary Shares. The opinion shall state that all warrants or Ordinary Shares, as applicable, are (i) registered under the Securities Act of 1933, as amended, and (ii) validly issued, fully paid and non-assessable.

3.      Exercise and Expiration of the Warrants.

3.1    Right to Acquire Ordinary Shares Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Warrantholder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant

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evidenced thereby, one (1) Ordinary Share at the Exercise Price, subject to adjustment as provided in this Agreement; provided, that if the Warrant Certificates are issued by electronic entry registration on the books of the Warrant Agent and not represented by physical certificates pursuant to Section 2.1, the Warrantholder’s rights with respect to such uncertificated Warrant Certificates shall not be subject to such countersignature by the Warrant Agent. The Exercise Price, and the number of Ordinary Shares obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 3.2 and Section 4.1.

3.2    Exercise and Expiration of Warrants.

(a)    Generally. Subject to and upon compliance with the terms and conditions set forth herein, including (solely with respect to a BOL Warrantholder) Section 3.8, a Warrantholder may exercise all or any portion of the Warrants held by such Warrantholder, on any Business Day from and after the Effective Date until the Close of Business on the Expiration Date (the “Exercise Period”), for the Ordinary Shares obtainable thereunder.

(b)    Definitive Warrants. In order to exercise all or any of the Definitive Warrants, the Warrantholder thereof must:

(i)    if the Definitive Warrants are represented by Warrant Certificates, surrender to the Warrant Agent, at the Corporate Agency Office, the Warrant Certificate evidencing such Definitive Warrants;

(ii)    in all cases, deliver to the Warrant Agent, at the Corporate Agency Office, a written notice of the Warrantholder’s election to exercise the number of Warrants and the method of exercise specified therein, properly completed and duly executed by such Warrantholder, in the form attached hereto as Exhibit B (an “Exercise Notice”), and the Warrant Agent will deliver such Exercise Notice to the Company as promptly as practicable; and

(iii)    in all cases, (x) pay to the Warrant Agent an amount equal to the product of (A) the Exercise Price and (B) the total number of Ordinary Shares for which such Definitive Warrants are exercisable (the “Aggregate Exercise Price”) together with any payment for transfer taxes as set forth in Section 3.5, if and as applicable, in any combination of the following elected by such Warrantholder: (1) certified bank check or official bank check in New York Clearing House funds payable to the order of the Warrant Agent and delivered to the Warrant Agent at the Corporate Agency Office, or (2) wire transfer in immediately available funds to an account specified in writing by the Company to the Warrant Agent and such Warrantholder in accordance with Section 11.1(b); or (y) in lieu of making a cash payment, instruct the Company to withhold a number of Ordinary Shares issuable upon exercise of the Definitive Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price, which shall be treated as the surrender of the Definitive Warrants being exercised in return for the issue of the relevant number of Ordinary Shares net of such withholding (the “Cashless Exercise (by way of Net Issue)”). Each Ordinary Share issuable by the Company shall be issued at nominal value and no share premium shall be payable thereon. In such circumstances, the Company shall procure that the nominal value of each Ordinary Share shall be paid up in cash at the time of issue of such Ordinary Shares without recourse to the relevant Warrantholder.

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Any attempt to exercise Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give effect in their respective records to any such attempted exercise of Warrants.

(c)    Cashless Exercise (by way of Net Issue). Upon the Warrant Agent’s receipt of an Exercise Notice and instructions to withhold a number of Ordinary Shares pursuant to Section 3.2(b)(iii)(y), the Company shall, as promptly as practicable, determine (or to the extent applicable pursuant to clause (b) of the definition of Fair Market Value, cause the Independent Financial Expert to determine) the Fair Market Value of the Ordinary Shares and provide the Warrant Agent and Warrantholder with a calculation of the number of Ordinary Shares required to be withheld pursuant to Section 3.2(b)(iii)(y), which the Warrant Agent shall rely upon to update the Warrant Register. The Warrant Agent shall have no obligation under this Agreement to perform or verify such calculation or otherwise determine whether such calculation is correct.

(d)    Partial Exercise. If fewer than all the Definitive Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Definitive Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Warrantholder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

(e)    Global Warrants. In the case of Warrants represented by a Global Warrant Certificate, the Warrants shall be exercisable, at any time or from time to time during the Exercise Period, in accordance with the applicable practices and procedures of the Depositary and the relevant Agent Member. Following any such exercise, the number of Warrants represented by the applicable Global Warrant Certificate shall be reduced in accordance with the applicable procedures of the Depositary, whether or not an adjustment is made to Annex A to such Global Warrant Certificate, so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant Certificate less the number of Warrants then exercised. An Agent Member, and any Person authorized by such Agent Member, may, without the consent of the Warrant Agent or any other Person, on its own behalf and on behalf of the owner of a beneficial interest in the Global Warrant for which it is acting, enforce this Agreement and the Global Warrant, including its or such beneficial owner’s right to exercise and receive beneficial ownership of Ordinary Shares issuable upon exercise of the Global Warrant, and may institute and maintain any suit, action or proceeding against the Company to enforce its rights in respect thereof. In connection with (i) settlement pursuant to Section 3.2(b)(iii)(x), the Exercise Price in respect of the exercise of a Global Warrant shall be paid, and (ii) settlement pursuant to Section 3.2(b)(iii)(y), the election to withhold a number of Ordinary Shares issuable upon exercise of the Global Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price shall be made, in each case, in accordance with the applicable practices and procedures of the Depositary and its Agent Members.

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(f)    Issuance of Ordinary Shares.

(i)    Upon due exercise of Global Warrants in accordance with the foregoing provisions of Section 3.2(e), Ordinary Shares issuable upon such exercise shall be issued and delivered in accordance with the applicable practices and procedures of the Depositary. The Company shall use commercially reasonable efforts to cause the transfer agent of the Company to cooperate with the Depositary and the applicable Agent Member in order to effect the issuance and delivery of Ordinary Shares as promptly as practicable in accordance with such practices and procedures.

(ii)    Upon due exercise of Definitive Warrants in accordance with the foregoing provisions of Section 3.2(b), Section 3.2(c), Section 3.2(d) or Section 3.3 or Section 5.1, as applicable, the Company shall cause the transfer agent of the Company, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date, to cooperate with the Agent Member designated by the Warrantholder on the Exercise Notice in order that the Ordinary Shares will be issued fully paid (at least as to one-quarter nominal value per Ordinary Share), delivered and credited to the account of the Agent Member at the Depositary for the benefit of the Warrantholder through the Deposit/Withdrawal at Custodian (DWAC) function of the Depositary or such other function as may be adopted by the Depositary for that purpose. Notwithstanding the foregoing, if, at or prior to the time of the exercise of any Definitive Warrant, the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for the Ordinary Shares issuable upon exercise of such Definitive Warrant or if at any time the Depositary has ceased or ceases to be a “clearing agency” registered under the Exchange Act (and notifies the Company in writing of such cessation) and, in each such case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice, the Company shall issue the Ordinary Shares fully paid (at least as to one-quarter nominal value per Ordinary Share) in such name or names as indicated on the Exercise Notice, provided the Warrantholder shall have furnished the Company with the appropriate tax identification information and, if the Ordinary Shares are to be issued in the name of any Person other than the Warrantholder (a “Nominee”), evidence of the payment of any required transfer or similar tax shall have been furnished to the Company. The Ordinary Shares shall be issued by the registration of the issuance in the name of the Warrantholder or its Nominee in the register of members of the Company. Where the Company determines, in accordance with the Articles of Association, that certificates will be issued for the Ordinary Shares, the Company shall cause the certificates representing the Ordinary Shares to be physically delivered to the address specified in the Exercise Notice. The Company shall cause the Ordinary Shares to be issued and delivered as aforesaid, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date.

(g)    Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the Close of Business on the first (1st) day on which each of the following has occurred (the “Exercise Date”): (i) in the case of the exercise of Global Warrants,

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the date on which all actions required for such exercise, including, if applicable, payment of the Exercise Price therefor, in accordance with the applicable practices and procedures of the Depositary have been taken; and (ii) in the case of the exercise of Definitive Warrants, (x) if the Definitive Warrant is represented by a Warrant Certificate, the Warrant Certificate representing such Definitive Warrant has been surrendered for exercise; (y) an Exercise Notice has been duly executed by the Warrantholder and delivered to the Warrant Agent as provided in Section 3.2(b); and (z) if applicable, payment has been made to the Warrant Agent as provided in Section 3.2(b) (unless such surrender, delivery and payment (if applicable) occur after Close of Business on a Business Day or on a date that is not a Business Day, in which event the Exercise Date shall be the next following Business Day). On the Exercise Date, the exercising Warrantholder shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder or record of such Ordinary Shares then issued. For the avoidance of doubt, Warrants do not entitle the Warrantholder or the owner of any beneficial interest in the Warrants to any voting rights or other rights as a holder of Ordinary Shares prior to the applicable Exercise Date.

(h)    Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of 5:01 p.m. Eastern Time on the Expiration Date. No further action of any Person (including by, or on behalf of, any Warrantholder, the Company or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(h).

3.3    Mandatory Exercise.

(a)    Notwithstanding anything to the contrary contained herein, including Section 3.8, from and after the date on which the Mandatory Exercise Condition has occurred and is continuing, each of the Company, on the one hand, and the Required Mandatory Exercise Warrantholders, on the other hand, shall have the right and option (but not the obligation) to (x) in the case of the Company, cause all, but not less than all, of the Warrants, and (y) in the case of the electing Required Mandatory Exercise Warrantholders, cause all, but not less than all, of their respective Warrants, in each case, to be automatically exercised pursuant to Section 3.2(b)(iii)(y) (after giving effect to any applicable adjustment pursuant to Section 4.1 and without regard to whether any such Warrants are held by a BOL Warrantholder subject to the limitations of Section 3.8), without requiring any further action on the part of any such Warrantholder (a “Mandatory Exercise”). In the event the Company or the Required Mandatory Exercise Warrantholders elect to cause a Mandatory Exercise in accordance with the preceding sentence, the Company or the electing Required Mandatory Exercise Warrantholders (as the case may be) shall deliver to the Warrant Agent, for delivery to (x) in the case of the Company, the Warrantholders, and (y) in the case of the electing Required Mandatory Exercise Warrantholders, the Company, a notice of the mandatory exercise of the Warrants pursuant to this Section 3.3 (the “Mandatory Exercise Notice”), which Mandatory Exercise Notice shall include (i) information in reasonably appropriate detail concerning the occurrence of the Mandatory Exercise Condition, (ii) the then-current Exercise Price and (iii) the date (the “Mandatory Exercise Date”) upon which such Mandatory Exercise shall be effective (which date shall be no earlier than ten (10) Business Days after, and no later than thirty (30) days after, the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent). At least five (5) days prior to the Mandatory Exercise Date, the Company shall deliver to the Warrant Agent a statement setting forth the Ordinary Shares issuable and/or the amount payable to each such Warrantholder, on account of each Warrant

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subject to such Mandatory Exercise (calculated in accordance with the following Section 3.3(b)). The Warrant Agent shall be fully protected in relying on any such statement by the Company and on any information therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such Mandatory Exercise unless and until it shall have received such statement.

(b)    If the Company or the Required Mandatory Exercise Warrantholders shall deliver a Mandatory Exercise Notice, then on or as promptly as reasonably practicable after the Mandatory Exercise Date, the Company shall (x) issue to each such Warrantholder, for each Warrant subject to such Mandatory Exercise, such number of Ordinary Shares as are issuable upon the exercise of the Warrant pursuant to Section 3.2(b)(iii)(y), with the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent being the Exercise Date for these purposes, and (y) pay (or procure the payment) or issue to each such Warrantholder an amount equal to the Mandatory Exercise Payment Amount for each Warrant subject to such Mandatory Exercise, either in (i) cash, (ii) to the extent permitted by applicable law, an amount of Ordinary Shares, in lieu of the obligation to pay such cash amount, with a Fair Market Value as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent equal to the Mandatory Exercise Payment Amount or (iii) any combination thereof, in each case, in the Company’s sole discretion. Each Ordinary Share issuable by the Company pursuant to the immediately preceding Sections 3.3(b)(x) and (y) shall be issued to the relevant Warrantholder at nominal value and no share premium shall be payable thereon. In such circumstances, the Company shall procure that the nominal value of each Ordinary Share shall be paid up in cash at the time of issue of such Ordinary Shares without recourse to the relevant Warrantholder. In the event of a Mandatory Exercise by the Company pursuant to clause (ii) of the definition of “Mandatory Exercise Condition,” then, unless at least ten percent (10%) of the total number of issued and outstanding Ordinary Shares have been traded on an Exchange over the thirty (30) Trading Day period ending on the Trading Day immediately preceding the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent, (A) the Fair Market Value for purposes of Section 3.2(c) and clause (y)(ii) of the preceding sentence in respect of such Mandatory Exercise shall be determined by the Independent Financial Expert as of a date within forty (40) days prior to the Mandatory Exercise Date, (B) the identity of the Independent Financial Expert and the Fair Market Value as determined by the Independent Financial Expert shall be included in the Mandatory Exercise Notice and (C) if the Required Valuation Objecting Warrantholders make a reasonable objection to the identity of the Independent Financial Expert by written notice of objection delivered to the Company no later than ten (10) days after the Mandatory Exercise Notice shall have been delivered to the Warrantholders, which notice of objection shall (x) set forth the basis for the objection in reasonable detail and (y) designate a representative for the purpose of jointly and in good faith with the Company selecting a mutually reasonably acceptable alternative Independent Financial Expert to act for purposes of such Mandatory Exercise, then the Company shall be entitled to (i) retract and cancel such Mandatory Exercise Notice, in which case such Mandatory Exercise Notice shall be null and void, or (ii) require the representative of the objecting Warrantholders to engage in good faith in the selection of a mutually reasonably acceptable alternative Independent Financial Expert, and once such an alternative Independent Financial Expert has been selected and has determined the Fair Market Value for purposes of such Mandatory Exercise, the Company shall proceed with such Mandatory Exercise on the basis of the Fair Market Value as determined by such alternative Independent Financial Expert, which shall be final and binding on all Warrantholders for

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purposes of such Mandatory Exercise (it being understood that the Mandatory Exercise Date as set forth in the Mandatory Exercise Notice shall be postponed to a date that is no earlier than ten (10) days following such determination unless the Company otherwise elects).

3.4    Funds; Application of Funds Upon Exercise of Warrants. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare in trust for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Funds shall be uninvested. The Warrant Agent shall promptly deliver and pay to the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

3.5    Payment of Taxes. The Company shall pay any and all United Kingdom stamp duty or stamp duty reserve tax that is payable in respect of the issue or delivery of Ordinary Shares to the exercising Warrantholder on exercise of Warrants pursuant hereto; provided that, as a condition to the exercise of any Warrant, the exercising Warrantholder shall pay to the Company a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes due because such Warrantholder requests Ordinary Shares to be issued in a name other than the name of the Warrantholder, and the Company may refuse to deliver any such Ordinary Shares until it receives a sum sufficient to pay such taxes. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

3.6    Surrender of Certificates. Any Warrant Certificate surrendered for exercise shall be surrendered to the Warrant Agent at the office of the Warrant Agent designated for such purpose and, if surrendered to the Company, be delivered by the Company to the Warrant Agent. All Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company, and the Warrant Agent shall deliver its certificate of cancellation to the Company. Upon request of the Company, the Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company.

3.7    Shares Issuable. The number of Ordinary Shares “obtainable upon exercise” or “issuable upon exercise” of a Warrant at any time shall be the number of Ordinary Shares for which such Warrant is then exercisable. The number of Ordinary Shares “for which each Warrant is exercisable” shall be one (1) share, subject to adjustment as provided in Section 4.1.

3.8    Beneficial Ownership Limitation.

(a)    Election. Any Warrantholder that was issued Warrants on the Original Issue Date and affirmatively elected to be subject to this Section 3.8 (any such electing Warrantholder, a “BOL Warrantholder”) by delivering, within five (5) Business Days after the Original Issue Date, a written notice of such election (a “BOL Notice”) to the Warrant Agent, which delivered a copy thereof to the Company promptly upon receipt. Such election was be effective as of the date on which the BOL Notice was delivered to the Warrant Agent, and shall be irrevocable with respect to the Warrants held by such BOL Warrantholder, except (i) to the extent that such BOL

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Warrantholder waives the application of the limitations in Section 3.8(b) pursuant to Section 3.8(b) and (ii) that the limitations set forth in Section 3.8(b) shall automatically cease to apply to a Warrant as provided in Section 3.8(d). For the avoidance of doubt, no Warrantholder will be subject to this Section 3.8 until such time as such Warrantholder delivers a BOL Notice to the Warrant Agent.

(b)    Limitation on Exercise. No BOL Warrantholder shall have the right to exercise any Warrant, pursuant to Section 3.2 or otherwise, and no such exercise shall be effective, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, any BOL Warrantholder (together with such BOL Warrantholder’s Affiliates, and any other Person whose beneficial ownership of Ordinary Shares would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” (within the meaning of the Exchange Act) of which such BOL Warrantholder or any such other Person is a member (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below), provided that (i) a BOL Warrantholder may waive the application of the limitations in this Section 3.8(b) to such BOL Warrantholder upon sixty-five (65) calendar days’ prior written notice to the Warrant Agent by such BOL Warrantholder and (ii) the limitations in this Section 3.8(b) shall not apply in the event of a Mandatory Exercise or a Fundamental Transaction. For the avoidance of doubt, a BOL Warrantholder shall be permitted to exercise a number of Warrants, at any time, sufficient for such BOL Warrantholder and Attribution Parties to maintain in the aggregate beneficial ownership of Ordinary Shares in an amount equal to or less than the then-applicable Beneficial Ownership Limitation, including if and to the extent that the Company issues additional Ordinary Shares for any reason (including, for the avoidance of doubt, any exercise, exchange or conversion of warrants, options or convertible securities or other securities into Ordinary Shares).

(c)    Calculation of Limitation. To the extent that the limitation contained in Section 3.8(b) applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the BOL Warrantholder thereof together with any Affiliates and Attribution Parties) shall be in the sole discretion of such BOL Warrantholder. The submission of an Exercise Notice by a BOL Warrantholder shall be deemed to be such BOL Warrantholder’s representation (upon which the Company and the Warrant Agent shall be entitled to rely without any investigation or verification) that either (i) such BOL Warrantholder has waived the application of the limitations in Section 3.8(b) pursuant to Section 3.8(b)(i) and such waiver has become effective or (ii) such proposed exercise of the Warrant or Warrants subject to such Exercise Notice is not in excess of the limitation contained in Section 3.8(b). Neither the Company nor the Warrant Agent shall have any liability to a BOL Warrantholder or any other Person in respect of such BOL Warrantholder’s election to be subject to the limitations in Section 3.8(b) or the application thereof to such BOL Warrantholder, the Company’s and the Warrant Agent’s reliance on such BOL Warrantholder’s representation contained (or deemed contained) in an Exercise Notice, any breach of such representation, error in any underlying calculation or understanding of the facts or legal determinations on which it is based, or any other actual or apparent non-compliance by such Warrantholder with the limitation set forth herein. For purposes of this Section 3.8, in determining the number of outstanding Ordinary Shares, a BOL Warrantholder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent

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public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of Ordinary Shares outstanding; provided, that, in the case of clause (B) and (C), the Warrantholder may rely only on the most recent such announcement or notice. In each case, the number of outstanding Ordinary Shares shall be determined by a BOL Warrantholder after giving effect to the conversion or exercise of securities of the Company, including any Warrant then being exercised, by such BOL Warrantholder or otherwise included in such BOL Warrantholder’s beneficial ownership since the date as of which such number of outstanding Ordinary Shares was reported.

(d)    Transfers. The limitations in Section 3.8(b) shall automatically cease to apply with respect to any Warrants held by a BOL Warrantholder upon the Transfer of such Warrants to any Person; provided, that, in the case of a Transfer of Warrants held by a BOL Warrantholder to an Affiliate or Attribution Party thereof, such Affiliate or Attribution Party may deliver, within five (5) Business Days of such Transfer, a BOL Notice (which notice shall include a representation (upon which the Company and the Warrant Agent shall be entitled to rely without any investigation or verification) that such Person is an Affiliate or Attribution Party of a BOL Warrantholder) to become subject to the limitations in Section 3.8(b) and fully bound by this Section 3.8 as a BOL Warrantholder.

(e)    Beneficial Ownership Limitation Percentage. The “Beneficial Ownership Limitation” shall be 9.9% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of any Warrants in respect of which an Exercise Notice has been delivered to the Warrant Agent.

4.      Adjustments.

4.1    Adjustments. In order to prevent dilution of the rights granted under the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4.1 and the number of Ordinary Shares obtainable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 4.1 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4.1); provided that no single event shall give rise to an adjustment under more than one subsection of this Section 4.1.

(a)    Subdivisions and Combinations.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding Ordinary Shares into a greater number of Ordinary Shares (other than (x) a stock split effected by means of a stock dividend or stock distribution to which Section 4.1(b) applies or (y) a subdivision upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be decreased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such subdivision and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such subdivision plus the number of Ordinary Shares issuable as a result of such subdivision. Conversely, if the Company shall, at any

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time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part effect a combination (by any reverse stock split or otherwise) of the outstanding Ordinary Shares into a smaller number of Ordinary Shares (other than a combination upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be increased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such combination and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such combination less the number of Ordinary Shares reduced as a result of such combination.

(ii)    Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(a) shall become effective immediately at the Open of Business on the day after the date upon which such subdivision or combination becomes effective.

(b)    Ordinary Share Dividends.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, pay or make to the holders of its outstanding Ordinary Shares, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a dividend or distribution payable in Ordinary Shares, or otherwise pay or make, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a dividend or other distribution on any class of its share capital payable in Ordinary Shares, other than a dividend or distribution upon a transaction to which Section 5 applies, then and in each such event the Exercise Price in effect on the Record Date for such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than one (1)) (A) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such dividend or distribution and (B) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such dividend or distribution plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(ii)    Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(b) shall become effective immediately at the Open of Business on the day after the Record Date for such dividend or distribution.

(c)    Repurchases.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, offer to repurchase Ordinary Shares at a price per share that is greater than the Fair Market Value of such Ordinary Shares as of the tenth (10th) Trading Day immediately following the date on which such offer to repurchase is consummated (other than a repurchase upon a transaction to which Section 5 applies) on the date on which such offer is consummated (an “Above FMV Repurchase”), then the Exercise Price in effect on the date of the consummation of the Above FMV Repurchase shall be decreased to a price determined in accordance with the following formula:

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CPA2 = CPA1 * (FMV - P) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“CPA2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(c)(i);

•	“CPA1” shall mean the Exercise Price in effect immediately prior to such Above FMV Repurchase;

•

“FMV” shall mean the Fair Market Value of the total number of Ordinary Shares outstanding prior to the consummation of such Above FMV Repurchase, calculated based on the Fair Market Value of one Ordinary Share on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated; and

•

“P” shall mean the amount by which the Fair Market Value of all consideration paid or payable for Ordinary Shares repurchased or redeemed in any Above FMV Repurchase exceeds the aggregate Fair Market Value for such Ordinary Shares on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated.

(ii)    Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(c) shall be effective as of the Open of Business on the Business Day immediately following the date on which such Above FMV Repurchase is consummated.

(d)    Property Dividends.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, make or issue, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a Property Dividend, then and in each such event the Exercise Price in effect on the Record Date for such Property Dividend shall be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (FMV - D) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(d)(i);

•	“EP1” shall mean the Exercise Price in effect on the Record Date for such Property Dividend;

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•	“FMV” shall mean the Fair Market Value of one Ordinary Share on the Record Date for such Property Dividend; and

•	“D” shall mean the Fair Market Value of such Property Dividend made per Ordinary Share as of the Record Date for such Property Dividend.

(ii)    Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(d) shall become effective immediately at the Open of Business on the day after the Record Date for such Property Dividend.

(e)    Rights Offerings.

(i)    If the Company issues, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, as a dividend or distribution any right to the Shareholders permitting the Shareholders to subscribe for additional Ordinary Shares pursuant to a rights offering at a price per Ordinary Share less than the Fair Market Value thereof as of the Trading Day immediately preceding the announcement date of the Rights Offering (a “Rights Offering”), then the Exercise Price in effect at the Open of Business on the Business Day immediately following the date on which such Rights Offering is consummated shall be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (O + Y) ÷ (O + X)

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(e)(i);

•	“EP1” shall mean the Exercise Price in effect immediately before the adjustment provided in this Section 4.1(e)(i);

•	“O” shall mean the number of Ordinary Shares outstanding immediately before the consummation of the Rights Offering;

•	“X” shall mean the number of Ordinary Shares issuable upon exercise of such rights pursuant to the Rights Offering; and

•

“Y” shall mean the number of Ordinary Shares equal to the aggregate price payable for the Ordinary Shares in the Rights Offering divided by the Fair Market Value of one Ordinary Share as of the Trading Day immediately preceding the announcement date of the Rights Offering.

For purposes of this Section 4.1(e)(i), if the applicable Rights Offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account all consideration received for such rights, as well as any additional amount payable upon exercise or conversion.

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(ii)    Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(e) shall be effective as of the Open of Business on the Business Day immediately following the date on which such Rights Offering is consummated.

(f)    Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of Ordinary Shares for which each Warrant is exercisable under this Section 4.1:

(i)    When Adjustments Are to be Made. The adjustments required by Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) and 4.1(e) shall be made whenever and as often as any specified event requiring an adjustment shall occur.

(ii)    Deferral of Issuance Upon Exercise. Notwithstanding anything in this Agreement to the contrary, in any case in which this Section 4.1 shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event (which shall be deemed to mean, for purposes of Section 4.1(b), 4.1(d) and 4.1(e), the dividend or distribution with respect to which a Record Date may be fixed) and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 4.1(f) shall require a corresponding increase in the number of Ordinary Shares for which each Warrant is exercisable, the Company may elect to defer until the occurrence of such specified event (A) the issuance to the Warrantholders of, and the registration of such Warrantholder (or other Person) as the record holder of, the Ordinary Shares over and above the Ordinary Shares issuable upon such exercise on the basis of the number of Ordinary Shares obtainable upon exercise of such Warrant(s) immediately prior to such adjustment and to require payment in respect of such number of shares the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price.

(iii)    Notwithstanding anything in this Agreement to the contrary, in the event that an adjustment is made pursuant to this Section 4.1 and either (x) the underlying event requiring such adjustment does not occur, including, in the case of any adjustment in respect of any dividend or distribution or the fixing of a Record Date with respect thereto, where the Board publicly announces its decision not to pay or make such dividend or distribution, or (y) in the case of a Rights Offering pursuant to Section 4.1(e), upon the expiration or termination of any unexercised right (or portion thereof) or any unconverted or unexchanged security that is convertible into or exercisable or exchangeable for Ordinary Shares, in each case, referred to in Section 4.1(e), the Exercise Price and the number of Ordinary Shares for which a Warrant is exercisable shall be readjusted retroactively to the date of the original adjustment, to be the Exercise Price and the number of Ordinary Shares for which a Warrant is exercisable that would then be in effect had the applicable adjustment not been made.

(iv)    Notwithstanding anything in this Agreement to the contrary, no adjustment under this Section 4.1 need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of

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and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1.0%) of the Exercise Price.

(g)    Adjustment to Shares Obtainable Upon Exercise. Subject to Section 4.1(f)(ii) and Section 4.1(f)(iii), whenever the Exercise Price is adjusted as provided in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(e) the number of Ordinary Shares for which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of Ordinary Shares for which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(h)    Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of Ordinary Shares for which a Warrant is exercisable pursuant to this Section 4.1, the Company at its expense shall promptly:

(i)    compute such adjustment in accordance with the terms hereof;

(ii)    after such adjustment becomes effective, deliver or communicate to all Warrantholders and owners of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice setting forth such adjustment (including the kind and amount of securities, cash or other property for which the Warrants shall be exercisable and the Exercise Price) and setting forth a reasonably detailed statement of the facts requiring such adjustment; provided that the failure of the Company to deliver such notice shall not affect the validity of the relevant adjustments or the events giving rise to such adjustments; provided, further, that, (x) the failure of the Company to deliver such notice shall not limit the Company’s obligation to effectuate such adjustment in accordance with this Section 4.1 and (y) if the Company fails to deliver such notice after such adjustment becomes effective, the Company shall promptly provide such notice to any Warrantholder upon its request; and

(iii)    deliver to the Warrant Agent a certificate of the Chief Executive Officer, Chief Financial Officer or Treasurer of the Company setting forth the Exercise Price and the number of Ordinary Shares for which each Warrant is exercisable after such adjustment and setting forth a reasonably detailed statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the fair market value of any evidences of indebtedness, shares of capital stock, securities or other assets or consideration used in the computation was determined). As provided in Section 10.1, the Warrant Agent (x) shall be entitled to rely on such certificate, (y) shall be under no duty, liability or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Warrantholder desiring an inspection thereof during reasonable business hours and (z) shall not be deemed to have knowledge of any such adjustment or any such facts requiring any such adjustment unless and until it shall have received such certificate.

(iv)    Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of shares for which the Warrants are exercisable,

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Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

4.2    Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional shares (or scrip representing fractional shares). In the event a Warrant becomes exercisable for fractional Ordinary Shares, the number of Ordinary Shares issuable upon exercise thereof will be rounded (i) up to the next higher whole Ordinary Share if the fraction is equal to or greater than 1/2 and (ii) down to the next lower whole Ordinary Share if the fraction is less than 1/2. If Warrant Certificates evidencing more than one (1) Warrant shall be presented for exercise at the same time by the same Warrantholder, the number of full Ordinary Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Warrantholders, and any owners of a beneficial interest in a Global Warrant, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of an Ordinary Share, a share certificate representing a fraction of an Ordinary Share or any cash consideration in lieu of a fractional Ordinary Share if such fractional share is rounded down.

4.3    No Other Adjustments. In each case except in accordance with Section 4.1, the applicable Exercise Price and the number of Ordinary Shares obtainable upon exercise of any Warrant will not be adjusted for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or carrying the right to purchase any of the foregoing, including:

(a)    upon the issuance of any other securities by the Company on or after the Effective Date, or upon the issuance of Ordinary Shares upon the exercise of any such securities;

(b)    upon the issuance of any Ordinary Shares or other securities or any payments pursuant to any other equity incentive plan of the Company;

(c)    upon the issuance of any Ordinary Shares pursuant to the exercise of the Warrants, the Tranche 1 Warrants or the Tranche 3 Warrants; or

(d)    upon the issuance of any Ordinary Shares or other securities of the Company in connection with a business acquisition transaction (except as expressly set forth in Section 4.1).

5.      Fundamental Transaction; Organic Changes.

5.1    Fundamental Transaction.

(a)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, consummate a Fundamental Transaction, each Warrantholder shall be entitled, following consummation of the Fundamental Transaction, upon surrender and delivery of the related Warrant Certificate to the Warrant Agent (or, if applicable, on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time), for each Warrant held by such Warrantholder, to receive:

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(i)    if the Fundamental Transaction Consideration shall consist in whole or in part of Cash Consideration, an amount of cash equal to the greater of (A) the product of (i) the Warrant Share Number and (ii) the amount, if any, by which (x) the Cash Consideration exceeds (y) the Exercise Price multiplied by the Cash Consideration Percentage, and (B) the Black Scholes Value multiplied by the Cash Consideration Percentage;

(ii)    if the Fundamental Transaction Consideration shall consist in whole or in part of Equity Consideration, a New Warrant to acquire the Equity Consideration multiplied by the Warrant Share Number, with such New Warrant having an exercise price in respect of the Equity Consideration equal to the product of (i) the Exercise Price and (ii) the Equity Consideration Percentage, and otherwise having terms substantially the same as the terms of the Warrants, mutatis mutandis; and

(iii)    if the Fundamental Transaction Consideration shall consist in whole or in part of Other Consideration:

(A)    if (1) the Warrant Share Number multiplied by the amount, if any, by which (w) the Fair Market Value of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage shall be less than (2) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, an amount of cash equal to the product of the Black Scholes Value multiplied by the Other Consideration Percentage; or

(B)    if (1) the Warrant Share Number multiplied by the amount, if any, by which (w) the Fair Market Value of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage shall be greater than (2) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, a New Warrant to acquire the Other Consideration multiplied by the Warrant Share Number, with such New Warrant having an exercise price in respect of the Other Consideration equal to the product of (i) the Exercise Price and (ii) the Other Consideration Percentage, and otherwise having terms substantially the same terms as the Warrants, mutatis mutandis.

(b)    As used in Section 5.1, the terms set forth below shall have the respective meanings set forth in this Section 5.1(b).

(i)    “Cash Consideration” means the cash, if any, that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(ii)    “Cash Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to the (i) the amount of the Cash Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.

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(iii)    “Equity Consideration” means the number of shares of common stock, ordinary shares or other units of common equity, if any, in each case listed on an Exchange described in clause (i) of the definition thereof, that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(iv)    “Equity Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to (i) the Fair Market Value of the Equity Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.

(v)    “Exercise Price” means the Exercise Price in effect immediately prior to consummation of the Fundamental Transaction.

(vi)    “Fundamental Transaction Consideration” means the cash, stock, securities or other assets or property (or any combination thereof) that a holder of Ordinary Shares receives or is entitled to receive with respect to or in exchange for each Ordinary Share held by such holder upon consummation of a Fundamental Transaction.

(vii)    “New Warrant” means a warrant issued by the Person that is the issuer or payor of the Equity Consideration or Other Consideration in the Fundamental Transaction, as the case may be.

(viii)    “Other Consideration” means the Fundamental Transaction Consideration other than Cash Consideration or Equity Consideration that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(ix)    “Other Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to (i) the Fair Market Value of the Other Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.

(x)    “Warrant Share Number” means the number of Ordinary Shares for which a Warrant is exercisable immediately prior to the consummation of the Fundamental Transaction.

(c)    If in any Fundamental Transaction a holder of Ordinary Shares shall be entitled to make an election to receive Cash Consideration, Equity Consideration or Other Consideration, or a combination thereof, with respect to each Ordinary Share held by such holder, for purposes of this Section 5.1, the holder shall be deemed to receive or be entitled to receive

29

for each such Ordinary Share the aggregate amount of Cash Consideration, Equity Consideration or Other Consideration, or combination thereof, received or receivable by all holders of Ordinary Shares divided by the total number of Ordinary Shares outstanding immediately prior to consummation of the Fundamental Transaction.

(d)    The Company shall not effect any Fundamental Transaction unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Fundamental Transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5) and the obligation to distribute any warrants or make any cash payments to the Warrantholders in accordance with this Section 5.1. The provisions of this Section 5.1 shall similarly apply to successive Fundamental Transactions.

(e)    The provisions of this Section 5.1 are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder.

5.2    Organic Changes. In the event of any Organic Change, the Warrants shall, immediately after such Organic Change, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Ordinary Shares then issuable upon exercise of the Warrants, be exercisable for the kind and number of securities resulting from such Organic Change to which the Warrantholders would have received upon the consummation of such Organic Change if the Warrantholders had exercised the Warrants in full immediately prior to the consummation of such Organic Change and acquired the applicable number of Ordinary Shares then issuable upon exercise of the Warrants as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants). The Company shall not effect any Organic Change unless, prior to the consummation thereof, the surviving Person (if other than the Company or where the Company continues into another jurisdiction) resulting from such Organic Change shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5.2), the obligation to deliver to the Warrantholders such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Warrantholders shall be entitled to receive upon exercise of the Warrants. The provisions of this Section 5.2 shall similarly apply to successive Organic Changes.

6.      Loss or Mutilation.

If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) both (x) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Warrantholder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Warrantholder, evidence reasonably satisfactory to the Company of such destruction, loss or taking, and a request for a new replacement Warrant Certificate, and (B) such open penalty surety bond or other indemnity bond as may be required by the Company and the Warrant Agent to save each of them and any agent of either of them harmless from any loss that either of them may suffer if a Warrant Certificate is replaced and (y) such other reasonable requirements as may be imposed by the Company have been satisfied, then, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Warrantholder of the lost, wrongfully

30

taken, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Warrantholder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Warrantholder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (i) or (ii) of the preceding sentence were first satisfied.

Upon the issuance of any new Warrant Certificate under this Section 6, each of the Company and the Warrant Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Each new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly destroyed, lost or wrongfully taken Warrant Certificate shall be at any time enforceable by any other Person, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

7.      Reservation and Authorization of Ordinary Shares.

(a)    The Company covenants that, for the duration of the Exercise Period, the Board will at all times have authority pursuant to the Articles of Association and any applicable legal and regulatory requirements to issue such number of Ordinary Shares as from time to time shall be issuable upon the exercise in full of all outstanding Warrants (in each case, free of pre-emptive rights). The Company further covenants that the Board shall, from time to time, take all steps necessary to increase its authority to issue Ordinary Shares issuable upon the exercise in full of all outstanding Warrants if at any time the Board’s authority to issue a number of Ordinary Shares would otherwise be insufficient to allow delivery of all the Ordinary Shares then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all Ordinary Shares issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued and fully paid. The Company shall take all such actions as may be necessary to ensure that all such Ordinary Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any Exchange (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance to the extent required to list the Ordinary Shares so issued). The Company covenants that all such Ordinary Shares issued pursuant to the Warrants shall be compliant with the Articles of Association.

(b)    If and to the extent that Ordinary Shares shall be issuable in certificated form upon exercise of Definitive Warrants in accordance with the terms of this Agreement, the

31

Company shall so notify the Warrant Agent. The Warrant Agent shall thereafter be authorized to request from time to time from the Company’s transfer agent share certificates required to honor the exercise of outstanding Definitive Warrants, and the Company shall authorize and direct such transfer agent to comply with all such requests of the Warrant Agent. The Company shall supply its transfer agent with duly executed share certificates for such purposes.

8.      Transfers; Warrant Transfer Books.

8.1    Corporate Agency Office. The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of Transfer or exchange in accordance with this Section 8 and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is, as of the date of this Agreement, 150 Royall Street, Canton, MA 0202, Attention: Client Services. The Warrant Agent will give prompt written notice to all Warrantholders of any change in the location of such office.

8.2    Warrant Register.

(a)    Registration Generally. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrants or Warrant Certificates and of Transfers or exchanges of Warrants or Warrant Certificates as herein provided. The Company and the Warrant Agent may deem and treat any Person in whose name a Warrants or a Warrant Certificate is registered in the Warrant Register as the absolute owner of such Warrants or Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(b)    Registration of Global Warrants. The holder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name such Global Warrant is registered. The Warrant holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in any Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members, and none of the Warrant Agent, the Company or the Depositary shall be responsible for recording such beneficial interests or their exchange, exercise, cancellation or transfer.

8.3    Transfers.

(a)    Definitive Warrants

(i)    The Warrant Agent will give prompt written notice to the Company of any Transfer requested by the holder of a Definitive Warrant.

(ii)    If the Definitive Warrants are represented by Warrant Certificates, any Transfer of such Warrants shall be subject to the requirement to deliver a properly completed and duly signed assignment to the Warrant Agent (who shall in turn provide a copy of same to the Company), such assignment to be in the form of assignment attached to the form of Warrant Certificate attached hereto as Exhibit A accompanied by a

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signature guarantee from an eligible guarantor institution participating in an approved signature guarantee program pursuant to Rule 17Ad-15 of the Exchange Act. If the Definitive Warrants are issued in electronic entry registered form, any Transfer of such Definitive Warrants shall be subject to the requirement to deliver such assignment documentation as shall be required by the Warrant Agent.

(iii)    Any attempt to Transfer any Definitive Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give any effect in their respective records to such attempted Transfer.

(b)    Global Warrants.

(i)    In the case of a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, (x) the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under the Warrant Certificate with respect to such Global Warrant held on their behalf by the Depositary or the Custodian, and (y) the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever, except, in each case, to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (I) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (II) impair, as between the Depositary and the Agent Members, the operation of applicable practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as otherwise may be provided in this Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary.

(ii)    Any holder of any Global Warrant shall, by acceptance of such Global Warrant, agree that (x) ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form, and (y) the transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the applicable procedures of the Depositary therefor.

(iii)    Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.4(c)(ii)), a Global Warrant may only be transferred as a whole, and not in part, and only by (A) the Depositary, to a nominee of the Depositary, (B) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (C) the Depositary or any such nominee to a successor Depositary or its nominee.

(iv)    In the event that a Global Warrant is exchanged for Definitive Warrants pursuant to Section 2.4(c)(ii), such Warrants may be exchanged only in accordance with

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the provisions of Section 8.3(a) and Section 2.4(c) and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(v)    At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received notice from the Warrantholder of the amount thereof.

8.4    Exchange of Definitive Warrants. If the Definitive Warrants are at the time represented by Warrant Certificates, at the option of the Warrantholder, Warrant Certificates may be exchanged at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Definitive Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same aggregate number of Definitive Warrants as evidenced by the Warrant Certificates surrendered by the Warrantholder making the exchange; provided that the Warrant Agent shall have received (i) a written instruction of exchange in form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his, her or its attorney, duly authorized in writing, and (ii) surrender of the Warrant Certificate(s) representing the Definitive Warrants, duly endorsed for transfer.

8.5    Valid Obligations. All Warrant Certificates issued upon any registration of Transfer or exchange of Warrant Certificates pursuant to this Agreement shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of Transfer or exchange.

8.6    No Service Charge. No service charge shall be made for any registration of Transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any documentary, stamp or other tax or other charge that may be imposed in connection with any registration of Transfer or exchange of Warrant Certificates. The Warrant Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. For the avoidance of doubt, the Warrantholder shall be responsible for any documentary, stamp or other tax or other charge that may be imposed in connection with any Transfer, any registration of Transfer or exchange of Warrant Certificates.

8.7    Reports of Ownership. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Ordinary Shares issuable upon exercise of the Warrants as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time

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as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

8.8    Copies; Notice. The Warrant Agent shall keep copies of this Agreement and any notices given to Warrantholders hereunder available for inspection by the Warrantholders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

8.9    Election by Beneficial Owners to Cause Mandatory Exercise. For the avoidance of doubt, (a) from and after the date on which the Mandatory Exercise Condition has occurred and is continuing, one or more beneficial owners in a Global Warrant that meet the Mandatory Beneficial Owner Exercise Threshold shall be entitled to cause a Mandatory Exercise on the terms and subject to the conditions set forth in Section 3.3, including that the Mandatory Exercise applies to all, but not less than all, of the Warrants beneficially owned by such beneficial owners, by delivering to the Warrant Agent for delivery to the Company a single Mandatory Exercise Notice in the form of Exhibit C attached hereto, duly executed by each such beneficial owner and accompanied by the documentation described therein in order to permit the Company to confirm the satisfaction of the Mandatory Beneficial Owner Exercise Threshold and the other conditions to the Mandatory Exercise set forth in Section 3.3, and (b) the fact that the Depositary is the sole Warrantholder, or is not causing a Mandatory Exercise with respect to all Warrants represented by a Global Warrant Certificate, shall not restrict the ability of such beneficial owners to cause a Mandatory Exercise as provided in the immediately preceding clause (a).

9.      Other Rights of Warrantholders.

9.1    No Voting or Dividend Rights. No Warrantholder shall have or exercise, and each Warrantholder acknowledges and agrees that it shall not have or exercise, any rights held by holders of Ordinary Shares solely by virtue hereof as a holder of Warrants, including the right to vote and to receive dividends and other distributions as a holder of Ordinary Shares. Except as may be specifically provided for herein with respect to the Ordinary Shares issuable upon exercise of the Warrants:

(a)    the consent of any Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall not be required with respect to any action or proceeding of the Company;

(b)    no such Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of outstanding Ordinary Shares prior to, or for which the relevant record date preceded, the Exercise Date of such Warrant; and

(c)    no such Warrantholder shall have any right not expressly conferred hereunder or by applicable law with respect to the Warrant(s) held by such Warrantholder.

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9.2    Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, in such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce, institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s rights provided in this Agreement.

9.3    Treatment of Holders of Warrant Certificates. Every Warrantholder, by accepting any Warrant, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant that, prior to due presentment of such Warrant for registration of Transfer in accordance with Section 8, the Company and the Warrant Agent may treat the Person in whose name the Warrant is registered as the owner thereof in the Warrant Register for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

10.      Concerning the Warrant Agent.

10.1    Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as expressly set forth in this Agreement (without any implied terms or conditions). The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions set forth in this Agreement and in the Warrants or as the Company and the Warrant Agent may hereafter agree in writing, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrants are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent in writing.

The Warrant Agent shall not, by countersigning any Warrant Certificate or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, (iv) the independence of any Independent Financial Expert, (v) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives, (vi) any election by a Warrantholder pursuant to Section 3.8 or (vii) the correctness of any of the representations of any BOL Warrantholder made (or deemed to be made) upon exercise of any Warrant or any calculation by the BOL Warrantholder in connection therewith. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 4 hereof with respect to the kind and amount of shares or other securities or any property issuable to Warrantholders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty, liability or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 4 hereof, and it makes no representation with respect thereto.

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The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Ordinary Shares or share certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 4 hereof or to comply with any of the covenants of the Company contained in Section 4 hereof.

The Warrant Agent shall not (x) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in the absence of bad faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (y) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (z) be liable for any act or omission under this Agreement except for its own gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable judgment).

The Warrant Agent is hereby authorized to accept and is protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any director or officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in accordance with the instructions in any Company Order.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, fraud or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it (it being understood that the indemnification set forth in Section 10.3 is satisfactory to the Warrant Agent for the purposes set forth therein).

The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

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The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Warrantholders or any beneficial owners of Warrants. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability with respect to, arising from or in connection with this Agreement, or from services provided or omitted to be provided under this Agreement, whether in contract, in tort or otherwise (except for any liability resulting from the Warrant Agent’s gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable judgment)), is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

The Warrant Agent shall have no responsibility or obligation to any owner of a beneficial interest in a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any beneficial ownership interest in the Warrants represented by such Global Warrant or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Warrantholders and all payments to be made to Warrantholders under the Warrants shall be given or made only to or upon the order of the Warrantholders (which shall be the Depositary or its nominee in the case of a Global Warrant). Except as set forth herein, the rights of owners of beneficial interests in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

10.2    Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken, suffered or omitted by it in the absence of bad faith in accordance with the opinion or advice of such counsel.

10.3    Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent from time to time reasonable compensation relating to its services hereunder as set forth in a mutually agreed upon fee schedule and to reimburse the Warrant Agent for reasonable and documented out-of-pocket expenses and disbursements, including reasonable and documented counsel fees incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company further agrees to indemnify the Warrant Agent and its employees, officers and directors, and to hold such Persons harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement and reasonable and documented out-of-pocket cost or expense (including, without limitation, the reasonable and documented fees and expenses of legal counsel) that may be paid, incurred or suffered by any such Person, or to which any such Person may become subject, without gross negligence, bad faith, fraud or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, fraud or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance,

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administration, exercise and performance of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. The provisions under this Section 10 concerning the rights and immunities of the Warrant Agent shall survive the expiration of any Warrant and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

10.4    Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

10.5    Resignation and Removal; Appointment of Successor.

(a)    The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction) after giving sixty (60) days’ prior written notice to the Company. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice to Warrantholders and owners of any beneficial interest in the Warrants. The Company may remove the Warrant Agent upon ninety (90) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Warrant Agent may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 and (v) having an office in the Borough of Manhattan, the City of New York. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided, however, such reports are published at least annually pursuant to law or to the requirements of a United States federal, state or other supervising or examining authority. After acceptance in writing of such appointment by the new

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Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company, without additional liability to the predecessor resigning or removed Warrant Agent, and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 10.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b)    Any corporation or other legal entity into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation or other legal entity resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that it is open for business on each Business Day and (i) is organized under the laws of the United States of America or one of the states thereof, (ii) is authorized under the laws of the jurisdiction of its organization to exercise corporate trust or stock transfer powers and (iii) has a combined capital and surplus of at least $50,000,000. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant, in the case of the Warrantholders at such Warrantholder’s last address as shown on the Warrant Register.

11.      Notices.

11.1    Notices Generally.

(a)    Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Warrantholder shall be sufficient for every purpose hereunder if in writing (including electronic mail communication (except to the Warrant Agent)) and sent via electronic (except to the Warrant Agent), registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier as follows:

If to the Company, to it at:

Noble Corporation plc

13135 Dairy Ashford Rd., Ste. 800

Sugar Land, TX 77478

Attn: William Turcotte

E-mail: wturcotte@noblecorp.com

If to the Warrant Agent, to it at:

Computershare Inc.

150 Royall Street

Canton, MA 02021

Attn: General Counsel

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or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a). Notwithstanding the foregoing, a BOL Notice may be delivered to the Warrant Agent via electronic mail to the address previously specified by the Warrant Agent to the Company, together with a copy by registered or certified mail or delivery by hand or nationally-recognized, overnight, air courier to the address of the Warrant Agent set forth above.

All notices and other communications hereunder shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally-recognized, overnight, air courier or (iv) when delivered or, if sent after the close of business, on the following Business Day if sent by email, in each case, to the address set forth on such Person’s signature page hereto or to such other address as may be designated in writing, in the same manner, by such Person.

(b)    Where this Agreement provides for notice to Warrantholders of any event or delivery of any information or documents to Warrantholders, such notice or delivery shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including electronic mail communication) and sent via electronic, registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier, to each Warrantholder affected by such event or entitled to receive such delivery, at the address of such Warrantholder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the making of such delivery. Where this Agreement provides for notice to the owners of a beneficial interest in a Global Warrant, such notice shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to owners shall be deemed to be effective at the time of dispatch to the Depositary. Neither the failure to provide any such notice or delivery described in this Section 11.1(b), nor any defect in any notice or delivery so otherwise provided, to any particular Warrantholder or owner of a beneficial interest in a Global Warrant shall affect the sufficiency of such notice or delivery with respect to other Warrantholders. Such notice or delivery may be waived in writing by the Person entitled to receive such notice or delivery, either before or after the event, and such waiver shall be the equivalent of such notice or delivery.

11.2    Required Notices to Warrantholders. In the event the Company shall propose to take any action of the types described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e) or Section 5 (but only if any such action (i) would result in an adjustment to the Exercise Price or Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant, or (ii) but for Section 4.1(f)(iv) would result in such an adjustment or change) then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice of such proposed action. Such notice shall: (i) in the case of any action of the types described in Section 4.1(a), Section 4.1(c), Section 4.1(e) or Section 5.2, specify the date on which such action is to become effective; (ii) in the case of any dividend or distribution described in Section 4.1(b) or Section 4.1(d), specify the date on which a

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record is to be taken for the purposes of any such dividend or distribution; or (iii) in the case of a Fundamental Transaction described in Section 5.1, specify the date on which such Fundamental Transaction is expected to become effective and the date as of which it is expected that holders of outstanding Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for Fundamental Transaction Consideration. Such notice shall be given, (a) in the case of any dividend or distribution covered by the foregoing clause (ii) above, at least ten (10) Business Days prior to the Record Date for such dividend or distribution, and (b) in the case of any other action covered by the foregoing clauses (i) and (iii), at least fifteen (15) Business Days prior to the applicable effective date thereof. Notwithstanding anything to the contrary herein, and without limitation of Section 4.1(h)(ii), the failure of the Company to file with the Warrant Agent and give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice as required pursuant to this Section 11.2 shall not in any way impair or affect the validity of any action of the Company described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e), Section 5.1 and Section 5.2; provided, that the failure of the Company to deliver such notice shall not limit the Company’s obligations thereunder.

If at any time the Company shall cancel or abandon any of the proposed transactions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give each Warrantholder and each owner of a beneficial interest in a Global Warrant notice of such cancellation or abandonment in accordance with Section 11.1(b) hereof as promptly as practicable.

12.    Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Warrantholders and any owner of a beneficial interest in a Global Warrant. The Warrant Agent may require any Warrantholder to submit his, her or its Warrant Certificate(s), if any, for inspection by it.

13.    Amendments.

The Company and the Warrant Agent may, without the consent or concurrence of any of the Warrantholders, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement or (iii) subject to the second proviso of this Section 13, are ministerial, administrative or de minimis and would enable the Warrants to be listed on a national or regional securities exchange; provided, however, that in either case such amendment shall not adversely affect the rights or interests of the Warrantholders (or any Agent Member (on behalf of itself or any owner of a beneficial interest in a Global Warrant)) hereunder in any respect. This Agreement may otherwise be amended by the Company and the Warrant Agent with the approval of the Required Warrantholders; provided that, (x) no such amendment shall materially and adversely affect any Warrantholder or owner of a beneficial interest in a Global Warrant in a different and disproportionate manner relative to the other Warrantholders and owners of a beneficial interest in

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a Global Warrant unless such amendment is agreed to in writing by such adversely affected Warrantholder or owner of a beneficial interest in a Global Warrant and (y) any amendment to Section 3.3, Section 4, Section 5, this Section 13 or Section 14 (including any amendment to the definitions used in and material to such Sections) shall require the prior written consent of the Required Amendment Warrantholders.

Upon the delivery of a certificate from an Appropriate Officer which states that the proposed amendment is in compliance with the terms of this Section 13, the Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any amendment pursuant to this Section 13, such amendment shall be considered a part of this Agreement for all purposes and every Warrantholder of a Warrant theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Warrantholders and owners of a beneficial interest in a Global Warrant, providing a copy of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to deliver such notice or any defect therein shall not, however, in any way impair or affect the validity of any such amendment.

14.    Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the prior written consent of the Required Warrantholders for such waiver (it being understood that any waiver by the Company with respect to Section 3.3, Section 4 or Section 5 shall require the prior written consent of the Required Amendment Warrantholders), and (ii) an amendment to this Agreement is necessary for such waiver, any consent required pursuant to Section 13 has been obtained.

15.    Equitable Relief.

Each of the Company, the Warrant Agent and the Warrantholders acknowledges that a breach or threatened breach by such party of any of its obligations under Sections 6, 8.3, 8.4, 8.7, 12, 13, 14, 20, 21 and 23 of this Agreement would give rise to irreparable harm to the non-breaching party for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by any of them of any such obligations, the non-breaching party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16.    Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

43

17.    Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. Any signature page delivered electronically or by facsimile (including transmission by .pdf, other fixed imaged form or DocuSign or similar program) will be binding to the same extent as an original signature page.

18.    Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced; provided, further, that if such excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign upon ten (10) days’ prior written notice to the Company.

19.    Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrantholders and the Warrant Agent, and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent, the Warrantholders and, to the extent provided herein, the owners of a beneficial interest in a Global Warrant, any rights or remedies under or by reason of this Agreement or any part hereof; provided that the Non-Recourse Parties are express third-party beneficiaries of Section 22. Each Warrantholder, by acceptance of a Warrant, agrees to all of the terms and provisions of this Agreement applicable thereto.

20.    Applicable Law.

THIS AGREEMENT, EACH WARRANT ISSUED HEREUNDER AND ANY CONTRACTUAL AND NON-CONTRACTUAL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK. Each of the Company, each Warrantholder and the Warrant Agent agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement or any Warrant, exclusively in the courts of the State of New York located in New York County and of the U.S. federal courts located in the Southern District of New York (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement or any Warrant, each of the Company, each Warrantholder and the Warrant Agent hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of

44

the Chosen Courts, (ii) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Warrant in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company, the Warrantholder or the Warrant Agent, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law, and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (x) nothing in this Section 20 shall prohibit any Person from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (y) each of the Company, each Warrantholder and the Warrant Agent agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

21.    Waiver of Certain Damages. To the extent permitted by applicable law, each of the Company, each Warrantholder and the Warrant Agent agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Warrant or any of the transactions contemplated hereby, even if that party has been advised of or has foreseen the possibility of such damages.

22.    No Recourse. Notwithstanding anything express or implied in this Agreement, each Warrantholder and the Warrant Agent covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the former, current or future direct or indirect equityholders, unitholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, in each case, of the Company or any of its subsidiaries (collectively, but not including the Company itself or any of its subsidiaries, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Company under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 22 shall relieve or otherwise limit the liability of (i) any of the Non-Recourse Parties or the Company in the case of fraud or (ii) the Company for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

45

23.    Confidentiality. The Warrant Agent and the Company agree that the fee schedule contemplated by Section 10.3, the Warrant Register, the number of Warrants held by each Warrantholder and other personal, non-public information of each Warrantholder which may be exchanged or received pursuant to the negotiation or carrying out of this Agreement shall remain strictly confidential and shall not be disclosed to any other Person, except as may be required by applicable law or regulation, including pursuant to subpoenas from applicable government authorities, or pursuant to the requirements of the Commission. However, each party may disclose relevant aspects of any such confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law; provided that the disclosing party shall inform such other Persons of the confidential nature of such information and be responsible for any breach of this Section 23 by any such other Person.

24.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Signature page follows.]

46

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NOBLE CORPORATION PLC

By:	/s/ Richard B. Barker

Name:	Richard B. Barker
Title:	Chief Financial Officer

[Signature Page to Warrant Agreement (Tranche 2)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPUTERSHARE INC. COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Collin Ekeogu
	Name:	Collin Ekeogu
	Title:	Manager, Corporate Actions

[Signature Page to Warrant Agreement (Tranche 2)]

Exhibit A

Form of Warrant Certificate

[GLOBAL][DEFINITIVE]

WARRANT CERTIFICATE

NOBLE CORPORATION PLC

[Global Warrant Certificate Legend]1

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO NOBLE CORPORATION PLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

[1]	Include for Global Warrant.

No. W-

[                     Tranche 2 Warrants]2

WARRANTS TO SUBSCRIBE FOR ORDINARY SHARES

This certifies that [Cede & Co.]3                                                                                  ,4 or its registered assigns (the “Warrantholder”), is the owner of the number of Tranche 2 Warrants [set forth on Annex A hereto]5 [set forth above]6, each of which represents the right to subscribe for, commencing on September 30, 2022 from Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (the “Company”), one Ordinary Share (subject to adjustment as provided in the Warrant Agreement (as defined below)) at the price (the “Exercise Price”) of $23.13 per one Ordinary Share by following the procedures set forth in Section 3 of the Warrant Agreement. This Warrant Certificate may be exercised as to all or any whole number of the Warrants evidenced hereby.

Each outstanding Warrant may be exercised on any Business Day until the Close of Business on the Expiration Date. Any Warrants not exercised by the Close of Business on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Warrant Certificate and the Warrant Agreement shall automatically terminate at such time.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of September 30, 2022 (as amended or modified from time to time, the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained therein, all of which terms and provisions the Warrantholder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the Warrantholder. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All capitalized terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:

Noble Corporation plc

13135 Dairy Ashford Rd., Ste. 800

Sugar Land, TX 77478

[2]	Include for Definitive Warrant
[3]	Include for Global Warrant
[4]	Include for Definitive Warrant
[5]	Include for Global Warrant
[6]	Include for Definitive Warrant

The Exercise Price and the number of Ordinary Shares obtainable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

This Warrant Certificate and all rights hereunder are transferable by the registered Warrantholder only in accordance with the Warrant Agreement. Upon any partial transfer, the Company will execute, and the Warrant Agent will countersign and deliver to such Warrantholder, a new Warrant Certificate with respect to any portion not so transferred. Each Warrantholder and each holder of Ordinary Shares issued upon exercise of a Warrant agrees to be bound by the terms and conditions of this Warrant and the Warrant Agreement.

This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the Corporate Agency Office of the Warrant Agent, for Warrant Certificates representing the same aggregate number of Warrants, with each new Warrant Certificate to represent such number of Warrants as the Warrantholder hereof shall designate at the time of such exchange.

This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date.

NOBLE CORPORATION PLC

By:
Name:
Title:

Dated:

Countersigned:

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:
Name:
Title:

Dated:

ANNEX A

[Annex A to Global Warrant Certificate]7

The initial number of Warrants represented by this Global Warrant Certificate is [                    ].

The following decreases in the number of Warrants represented by this Global Warrant Certificate have been made as a result of the exercise, cancellation, exchange or redemption of certain Warrants represented by this Global Warrant Certificate:

Date of Exercise/ Cancellation/ Exchange/ Redemption of Warrants	Number of Warrants Exercised/ Cancelled/ Exchanged/ Redeemed	Total Number of Warrants Represented Hereby Following Such Exercise/ Cancellation/ Exchange/ Redemption	Notation Made by Warrant Agent/Custodian

[7]	Include for Global Warrant.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights, title and interest of the undersigned under the attached Warrant (Certificate No. W- ), with respect to the number of Warrants of Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 1295805, covered thereby set forth below, unto the assignee set forth below (the “Assignee”) with respect to the number of Warrants set forth below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by such Warrant Certificate not being assigned hereby) and does irrevocably constitute and appoint [                        ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises:

Names of Assignee	Address	No. of Warrants

[NAME OF HOLDER]

By:

Name:

Title:

Signature Guaranteed By:[8]

The Assignee confirms hereby having been duly informed of the rights, limitations of rights, obligations, duties and immunities under the Warrant Agreement of the Company, the Warrant Agent and the Warrantholders.

By countersigning the present form, the Assignee declares that (s)he/it consents to any and all of the terms and conditions as stated in the Warrant Agreement, on which (s)he/it will rely as if the undersigned was a party thereto.

[8]

The holder’s signature must be accompanied by a signature guarantee from an eligible guarantor institution participating in an approved signature guarantee program pursuant to Rule 17Ad-15 of the Exchange Act.

[NAME OF ASSIGNEE]

By:

Name:
Title:

Exhibit B

Exercise Notice

EXERCISE NOTICE

(To be executed upon exercise of Warrants)

NOTE: THIS NOTICE OF EXERCISE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON FEBRUARY 4, 2028, OR SUCH EARLIER TIME AS PROVIDED IN THE WARRANT AGREEMENT.

The undersigned Warrantholder, being the holder of Warrants of Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 1295805 (the “Company”), issued pursuant to that certain Tranche 2 Warrant Agreement, as dated September 30, 2022 (the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), hereby irrevocably (i) elects to exercise the number of Warrants indicated below, to acquire the number of Ordinary Shares indicated below, and (ii) if, and only if, the undersigned Warrantholder is a BOL Warrantholder, unless the Company has previously granted the undersigned Warrantholder a written waiver of the application of the limitations in Section 3.8(b) of the Warrant Agreement that remains in effect, represents and warrants to the Warrant Agent and the Company that either (x) the undersigned has waived the application of the limitations in Section 3.8(b) of the Warrant Agreement pursuant to Section 3.8(b)(i) of the Warrant Agreement, and such waiver has become effective in accordance with the terms of the Warrant Agreement, or (y) such exercise of the number of Warrants indicated below is not in excess of the limitation contained in Section 3.8(b) of the Warrant Agreement. All capitalized terms used in this Exercise Notice that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

Number of Warrants:

Number of Warrants Exercised:

(Total number of Warrants being exercised – may be expressed as a percentage)

Method of Exercise:

☐     Check Box for All Cash Exercise. The undersigned shall pay the applicable Aggregate Exercise Price in the sum of $                 in accordance with the terms of the Warrant Agreement.

☐     Check Box for All Cashless Exercise (by way of Net Issue). Upon confirmation by the Company of the number of Ordinary Shares to be issued, the undersigned hereby instructs the Company to withhold a number of Ordinary Shares issuable upon exercise of the Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price in return for the issue of the relevant number of Ordinary Shares net of such withholding (as indicated below) and in accordance with the terms of the Warrant Agreement.

The undersigned requests that the Ordinary Shares be issued by the Company in the name of the undersigned Warrantholder as indicated below:

Name

Social Security or Other Taxpayer Identification Number

Address

If the Warrants are represented by a Warrant Certificate and said number of Ordinary Shares shall not be all the Ordinary Shares issuable upon exercise of the Warrants represented by said Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the balance of such Warrants shall be issued in the name of the undersigned Warrantholder as indicated below:

Name

Social Security or Other Taxpayer Identification Number

Address

Dated:	, 20

Signature:

Name:

Exhibit 10.4

TRANCHE 3 WARRANT AGREEMENT

This TRANCHE 3 WARRANT AGREEMENT (this “Agreement”), dated as of September 30, 2022 (the “Effective Date”), is entered into by and between Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (f/k/a Noble Finco Limited) (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (together with Computershare, the “Warrant Agent”).

WHEREAS, on February 5, 2021, Noble Corporation, a Cayman Islands exempted company (“Noble Corporation”), entered into a warrant agreement (the “Prior Tranche 3 Warrant Agreement”) to the parties named thereto whereby Noble Corporation issued certain warrants (the “Prior Warrants”) pursuant to the Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates (as amended, supplemented or otherwise modified in accordance with the terms thereof) that was filed in the voluntary cases for relief under chapter 11 of Title 11 of the United States Code, 11 U.S.C. § 101 et seq. in the United States Bankruptcy Court for the Southern District of Texas, which cases are jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re: Noble Corporation plc, et al., Case No. 20-33826 (DRJ);

WHEREAS, on November 10, 2021, Noble Corporation entered into a Business Combination Agreement (the “Business Combination Agreement”) with the Company, Noble Newco Sub Limited (“Merger Sub”) and The Drilling Company of 1972 A/S (“Maersk Drilling”), pursuant to which, among other things, (i) Noble Corporation will merge with and into Merger Sub (the “Merger”) and (ii) the Company will make a voluntary tender exchange offer to Maersk Drilling’s shareholders as described in the Business Combination Agreement (the “Offer” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”);

WHEREAS, pursuant to the Business Combination Agreement and Section 5.1 of the Prior Tranche 3 Warrant Agreement, the Prior Tranche 3 Warrant Agreement has been terminated and the Prior Warrants still in existence at the effective time of the Merger (the “Merger Closing”), which shall in all cases not be later than the day prior to the closing of the Business Combination, have been cancelled in consideration for the issuance of Warrants by the Company to the Warrantholders under this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, on or as soon as practicable after the Merger Closing, the Company will issue or cause to be issued and deliver the Warrants to the Warrantholders providing such holders the right to subscribe for, under certain circumstances, up to an aggregate of 2,774,227 Ordinary Shares, subject to adjustment as provided herein;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants and other matters as provided herein; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when issued, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations hereunder and thereunder of the Company, the Warrant Agent and Warrantholders, respectively, the parties hereto agree as follows:

1.	Definitions; Rules of Construction.

1.1.    Definitions. As used in this Agreement, the terms set forth below shall have the respective meanings set forth in this Section 1. Capitalized terms used in this Agreement that are not otherwise defined herein will have the respective meanings ascribed thereto in the Articles of Association.

“Above FMV Repurchase” has the meaning set forth in Section 4.1(c)(i).

“Affiliate” of another Person means (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such other Person and (ii) in the case of another Person that is an individual or a Family Trust of an individual, a Family Member or Family Trust of such individual or any other Affiliate of such individual.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and other similar organizations that are participants in the Depositary’s system.

“Aggregate Exercise Price” has the meaning set forth in Section 3.2(b)(iii)(x).

“Agreement” has the meaning set forth in the preamble hereof.

“Appropriate Officer” means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer or Secretary of the Company, any Assistant Treasurer or any Assistant Secretary of the Company, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company or such other director or officer of the Company as approved by the Board to perform the services of an “Appropriate Officer” hereunder.

“Articles of Association” means those certain Amended and Restated Articles of Association of the Company, as the same may be amended or modified from time to time.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the recitals hereto.

“Business Combination Agreement” has the meaning set forth in the recitals hereto.

2

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law or other governmental action to be closed in New York, New York.

“Cash Consideration” has the meaning set forth in Section 5.1(b)(i).

“Chosen Courts” has the meaning set forth in Section 20.

“Close of Business” means 5:00 p.m. Eastern Time.

“Company” has the meaning set forth in the preamble hereof.

“Company Order” means a written request or order signed in the name of the Company by an Appropriate Officer and delivered to the Warrant Agent.

“Control” means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership or voting of securities, by contract or otherwise. “Controlled” and “Controlling” have correlative meanings.

“Corporate Agency Office” has the meaning set forth in Section 8.1.

“Custodian” means Computershare Trust Company, N.A., as custodian for the Depositary, or any successor thereto.

“Definitive Warrant” means either (i) a Warrant represented by a Definitive Warrant Certificate or (ii) a Warrant issued by electronic entry registration on the books of the Warrant Agent.

“Definitive Warrant Certificate” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Custodian.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Effective Date” has the meaning set forth in the preamble hereof.

“Exchange” means (i) the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or (ii) if the Ordinary Shares are not then listed on a principal U.S. national or regional securities exchange, the principal other exchange on which the Ordinary Shares are then listed.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Date” has the meaning set forth in Section 3.2(g).

“Exercise Notice” has the meaning set forth in Section 3.2(b)(ii).

“Exercise Period” has the meaning set forth in Section 3.2(a).

3

“Exercise Price” means, except as otherwise provided in Section 5.1(b)(ii), as of any Exercise Date, the price per Ordinary Share for which a Warrant is exercisable, which shall initially equal $124.40; provided, that such Exercise Price shall be subject to adjustment as provided in Section 4.1; provided, further, however, that, notwithstanding any adjustment provided for in Section 4.1, the Exercise Price shall never be less than the nominal value of one Ordinary Share.

“Expiration Date” means the day immediately prior to the fifth (5th) anniversary of February 5, 2021.

“Fair Market Value” means, as of any date, (a) in the case of Ordinary Shares, if the Ordinary Shares for which the Warrants are exercisable are then listed for trading on an Exchange, the volume weighted average closing price for the ten (10) consecutive Trading Days ending on (and including) the Trading Day immediately prior to such date, (b) in the case of Ordinary Shares, if the Ordinary Shares for which the Warrants are exercisable are not so listed for trading on an Exchange, the fair market value of an Ordinary Share as determined by the Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such Ordinary Shares are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors, (c) in the case of cash, the amount thereof, and (d) in the case of other property, the fair market value of such property as determined by the Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

“Family Member” means, with respect to any natural Person, (a) such Person’s spouse, children, parents, grandparents and lineal descendants of such Person’s parents (in each case, natural or adopted) and (b) in the event of such Person’s death, such Person’s heirs, executors, administrators, testamentary transferees, legatees and beneficiaries.

“Family Trust” means, with respect to any natural Person, a trust, limited partnership or limited liability company benefiting solely such individual and/or the Family Members of such individual.

“Fundamental Transaction” means any (i) merger, consolidation, amalgamation, statutory share exchange, business combination or other similar transaction or series of related transactions to which the Company is a party or (ii) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries (by value), including in connection with a liquidation or winding up of the Company, which, in each of the cases of (i) and (ii) is consummated with a third-party who is unaffiliated with the Company at the time of such transaction, and which is effected in such a way that the holders of Ordinary Shares receive or are entitled to receive (either directly or subsequently in connection with a liquidation or winding up of the Company) cash, stock, securities or other assets or property (or any combination thereof) with respect to or in exchange for Ordinary Shares.

“Fundamental Transaction Consideration” has the meaning set forth in Section 5.1(b)(iii).

4

“Funds” has the meaning set forth in Section 3.4.

“Global Warrant” means a Warrant represented by a Global Warrant Certificate.

“Global Warrant Certificate” means a global Warrant Certificate in definitive form, with the global legend set forth in the form of Warrant Certificate, which is deposited with the Depositary or with the Custodian.

“Independent Financial Expert” means any nationally recognized and independent investment banking, accounting or valuation firm engaged by the Company that the Board reasonably determines in good faith does not have a material business or financial relationship with the Company or any of its Affiliates (other than by virtue of advice provided in its capacity as such under this Agreement). For the avoidance of doubt, (i) the Company shall bear all of the fees, costs and expenses of the Independent Financial Expert and (ii) the fact that an officer or director of the Company who is an Affiliate of the Company sits on the board of directors or other governing body of another company that has a material business or financial relationship with an investment banking, accounting or valuation firm shall not on its own mean that such firm has a material business or financial relationship with such Affiliate.

“IRS” means the U.S. Internal Revenue Service.

“Maersk Drilling” has the meaning set forth in the recitals hereto.

“Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. local time for the Exchange on any day on which the Exchange is open for trading for a period or periods of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“Merger” has the meaning set forth in the recitals hereto.

“Merger Closing” has the meaning set forth in the recitals hereto.

“Merger Sub” has the meaning set forth in the recitals hereto.

“New Warrant” has the meaning set forth in Section 5.1(b)(vii).

“Noble Corporation” has the meaning set forth in the recitals hereto.

“Nominee” has the meaning set forth in Section 3.2(f)(ii).

“Non-Recourse Parties” has the meaning set forth in Section 22.

“Offer” has the meaning set forth in the recitals hereto.

“Open of Business” means 9:00 a.m. Eastern Time.

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“Ordinary Shares” means the A ordinary shares of the Company, with a nominal value of $0.00001 per share.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger between the Company and any of its subsidiaries, sale of all or substantially all of the Company’s equity securities or assets, continuation or other transaction, in each case which is effected in such a way that the holders of Ordinary Shares receive or are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Ordinary Shares, other than a Fundamental Transaction or any other transaction which triggers an adjustment pursuant to Section 4.1.

“Original Issue Date” means February 5, 2021.

“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

“Prior Tranche 3 Warrant Agreement” has the meaning set forth in the recitals hereto.

“Prior Warrants” has the meaning set forth in the recitals hereto.

“Property Dividend” means any payment by the Company to holders of outstanding Ordinary Shares of any dividend, or any other distribution by the Company to such holders of (a) any shares of the Company, (b) evidences of indebtedness of the Company or (c) cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (x) of regular cash dividends paid in the ordinary course of business paid out of distributable available cash (after taking into account taxes and other reasonable reserves), (y) upon a transaction to which Section 5 applies or (z) of any Ordinary Shares referred to in Sections 4.1(a), 4.1(b) or 4.1(e).

“Record Date” means, with respect to any dividend or distribution on the Ordinary Shares, the date for the determination of the holders of outstanding Ordinary Shares entitled to receive such dividend or distribution fixed by the Board in accordance with the Articles of Association and applicable law.

“Required Amendment Warrantholders” means Warrantholders holding greater than seventy-five percent (75%) of the outstanding Warrants.

“Required Warrantholders” means Warrantholders holding greater than fifty percent (50)% of the outstanding Warrants.

“Rights Offering” has the meaning set forth in Section 4.1(e)(i).

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholders” means the holders of outstanding Ordinary Shares.

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“Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Ordinary Share occurs on the Exchange; provided that if the Ordinary Shares are not so listed or traded. “Trading Day” means a Business Day.

“Tranche 1 Warrants” means those certain Tranche 1 warrants issued under the Tranche 1 Warrant Agreement, dated as of the date hereof, by and between the Company and Computershare.

“Tranche 2 Warrants” means those certain Tranche 2 warrants issued under the Tranche 2 Warrant Agreement, dated as of the date hereof, by and between the Company and Computershare.

“Transfer” means to directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Warrants or Warrant Certificates. “Transfer” when used as a noun has a correlative meaning.

“Warrant Agent” has the meaning set forth in the preamble hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants (including a Global Warrant Certificate), substantially in the form of Exhibit A.

“Warrant Register” has the meaning set forth in Section 8.2(a).

“Warrant Share Number” has the meaning set forth in Section 5.1(b)(iv).

“Warrantholder” means any Person in whose name at the time any Warrant is registered upon the Warrant Register and. when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Warrants” means those certain Tranche 3 warrants issued hereunder to subscribe for initially up to an aggregate of 2,774,227 Ordinary Shares, subject to adjustment pursuant to Section 4, and each warrant shall entitle the Warrantholder thereof to subscribe for one (1) Ordinary Share.

1.2.    Rules of Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections. Exhibits, paragraphs and clauses refer to Sections. Schedules. Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law. rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law. rule, form or statute; (h) references to any contract or agreement shall be deemed to refer to such contract or agreement as amended, modified or supplemented from time to time in accordance with its terms; (i) references to any Person include such Person and its respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (j) references to

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“days” are to calendar days unless otherwise indicated; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (l) references to “writing” or “written” shall include electronic mail; and (m) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars.

2.	Warrants Generally.

2.1.    Representation of Warrants. Warrants may, at the Company’s option, either be (x) represented by physical certificates, which may either be Global Warrant Certificates or Definitive Warrant Certificates, or (y) issued by electronic entry registration on the books of the Warrant Agent, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to subscribe for one (1) Ordinary Share, subject to adjustment as provided in Section 4.

2.2.    Form of Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall (a) be typed, stamped, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Ordinary Shares or the Warrants may be listed and (b) have such insertions, omissions, substitutions and other variations, and may have such letters, numbers or other marks of identification and such legends or endorsements typed, stamped, printed, lithographed or engraved thereon, in each case, as the Appropriate Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are required, permitted or not inconsistent with the provisions of this Agreement (but which do not adversely affect the rights, duties, liabilities or responsibilities of the Warrant Agent) or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Ordinary Shares or Warrants may be listed.

2.3.    Execution and Delivery of Warrant Certificates.

(a)    At any time and from time to time on or after the date of this Agreement. Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Warrant Certificates to the respective Persons entitled thereto (or any such Person’s designee). The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Sections 3.2(d), 6 or 8.

(b)    The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by at least one Appropriate Officer, either manually or by facsimile or electronic signature printed thereon. The Warrant Certificates shall be countersigned, either manually or by facsimile or electronic signature printed thereon, by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any Appropriate Officer whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such Appropriate Officer before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may. nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such Appropriate Officer.

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2.4.    Global Warrants.

(a)    Issuance. If so determined by the Company, Warrants, including Warrants issued upon any transfer or exchange thereof, shall be issued in the form of one or more Global Warrant Certificates, which shall be deposited on behalf of the Company with the Depositary (or, at the direction of the Depositary, with the Custodian or such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. Except as provided in Section 8.3 or Section 2.4(c), owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures.

(b)    Book-Entry Provisions. This Section 2.4(b) shall apply only to a Global Warrant deposited with, at the direction of or on behalf of the Depositary.

(i)    The Company shall execute and the Warrant Agent shall, in accordance with Section 2.3, countersign, either by manual or facsimile or other electronically transmitted signature, and deliver one or more Global Warrants that (A) shall be registered in the name of the Depositary or the nominee of the Depositary and (B) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian. Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.

(ii)    Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of applicable practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary, except to the extent set forth herein or in the applicable Warrant Certificate.

(iii)    At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a

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Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received written notice from the Warrantholder of the amount thereof.

(c)    Exchange for Definitive Warrants.

(i)    Issuance. Beneficial interests in a Global Warrant deposited with the Depositary or with the Custodian pursuant to this Section 2.4 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 8 and (x) the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for such beneficial interests represented by such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and. in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (y) the Company, in its sole reasonable discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement.

(ii)    Surrender and Exchange. A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in this Agreement. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures. If beneficial ownership interests in a Global Warrant are to be exchanged for Definitive Warrants pursuant to this Section 2.4(c), appropriate adjustment shall be made to the Global Warrant as provided in Section 2.4(b)(iii), and the Warrant Agent shall countersign, either by manual or facsimile or other electronically transmitted signature, and deliver to each beneficial owner of such interests in the name of such beneficial owner. Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant so exchanged. The Warrant Agent shall register such exchange in the Warrant Register, and if the entire Global Warrant has been exchanged for Definitive Warrants the surrendered Global Warrant shall be canceled by the Warrant Agent.

(iii)    Validity; Certificates; No Liability. All Definitive Warrants issued upon exchange pursuant to this Section 2.4(c) shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement as the Global Warrant, or portion thereof, surrendered upon such exchange. In the event of the occurrence of any of the events specified in Section 2.4(c)(i), the Company will either (x) promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form or (y) direct

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the Warrant Agent to record the issuance of the Definitive Warrants by electronic entry registration on the books of the Warrant Agent. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

2.5.    CUSIP Numbers. In issuing the Warrants, the Company may use CUSIP numbers (if then generally in use) and, if so, the Warrant Agent shall use CUSIP numbers in notices as a convenience to Warrantholders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

2.6.    Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental authority with respect to the Warrants (including the issuance thereof) and this Agreement, and all distributions, dividends or other payments requiring withholding under applicable law, including deemed distributions or dividends, pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision hereof to the contrary, each of the Company and the Warrant Agent will be authorized to (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (c) liquidate a portion of any non-cash distribution or other consideration to be paid under the Warrants to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution or (e) establish any other mechanisms it believes are reasonably necessary and appropriate, including requiring Warrantholders to (x) submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8. as applicable) that are necessary to comply with this Section 2.6 or (y) promptly pay the withholding tax amount which is required to be paid by applicable law to the Company in cash as a condition of receiving the benefit of any adjustment as provided in this Agreement.

2.7.    Opinion of Counsel. The Company shall provide an opinion of counsel prior to the Effective Date to set up a reserve of warrants and related Ordinary Shares. The opinion shall state that all warrants or Ordinary Shares, as applicable, are (i) registered under the Securities Act of 1933, as amended, and (ii) validly issued, fully paid and non-assessable.

3.	Exercise and Expiration of the Warrants.

3.1.    Right to Acquire Ordinary Shares Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Warrantholder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one (1) Ordinary Share at the Exercise Price, subject to adjustment as provided in this Agreement; provided, that if the Warrant Certificates are issued by electronic entry registration on the books of the Warrant Agent and not represented by physical certificates

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pursuant to Section 2.1, the Warrantholder’s rights with respect to such uncertificated Warrant Certificates shall not be subject to such countersignature by the Warrant Agent. The Exercise Price, and the number of Ordinary Shares obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 3.2 and 4.1.

3.2.    Exercise and Expiration of Warrants.

(a)    Generally. Subject to and upon compliance with the terms and conditions set forth herein, a Warrantholder may exercise all or any portion of the Warrants held by such Warrantholder, on any Business Day from and after the Effective Date until the Close of Business on the Expiration Date (the “Exercise Period”), for the Ordinary Shares obtainable thereunder.

(b)    Definitive Warrants. In order to exercise all or any of the Definitive Warrants, the Warrantholder thereof must:

(i)    if the Definitive Warrants are represented by Warrant Certificates, surrender to the Warrant Agent, at the Corporate Agency Office, the Warrant Certificate evidencing such Definitive Warrants;

(ii)    in all cases, deliver to the Warrant Agent, at the Corporate Agency Office, a written notice of the Warrantholder’s election to exercise the number of Warrants and the method of exercise specified therein, properly completed and duly executed by such Warrantholder, in the form attached hereto as Exhibit B (an “Exercise Notice”), and the Warrant Agent will deliver such Exercise Notice to the Company as promptly as practicable; and

(iii)    in all cases, (x) pay to the Warrant Agent an amount equal to the product of (A) the Exercise Price and (B) the total number of Ordinary Shares for which such Definitive Warrants are exercisable (the “Aggregate Exercise Price”) together with any payment for transfer taxes as set forth in Section 3.5. if and as applicable, in any combination of the following elected by such Warrantholder: (1) certified bank check or official bank check in New York Clearing House funds payable to the order of the Warrant Agent and delivered to the Warrant Agent at the Corporate Agency Office, or (2) wire transfer in immediately available funds to an account specified in writing by the Company to the Warrant Agent and such Warrantholder in accordance with Section 11.1(b); or (y) in lieu of making a cash payment, instruct the Company to withhold a number of Ordinary Shares issuable upon exercise of the Definitive Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price, which shall be treated as the surrender of the Definitive Warrants being exercised in return for the issue of the relevant number of Ordinary Shares net of such withholding (the “Cashless Exercise (by way of Net Issue)”). Each Ordinary Share issuable by the Company shall be issued at nominal value and no share premium shall be payable thereon. In such circumstances, the Company shall procure that the nominal value of each Ordinary Share shall be paid up in cash at the time of issue of such Ordinary Shares without recourse to the relevant Warrantholder.

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Any attempt to exercise Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give effect in their respective records to any such attempted exercise of Warrants.

(c)    Cashless Exercise (by way of Net Issue). Upon the Warrant Agent’s receipt of an Exercise Notice and instructions to withhold a number of Ordinary Shares pursuant to Section 3.2(b)(iii)(y), the Company shall, as promptly as practicable, determine (or to the extent applicable pursuant to clause (b) of the definition of Fair Market Value, cause the Independent Financial Expert to determine) the Fair Market Value of the Ordinary Shares and provide the Warrant Agent and Warrantholder with a calculation of the number of Ordinary Shares required to be withheld pursuant to Section 3.2(b)(iii)(y), which the Warrant Agent shall rely upon to update the Warrant Register. The Warrant Agent shall have no obligation under this Agreement to perform or verify such calculation or otherwise determine whether such calculation is correct.

(d)    Partial Exercise. If fewer than all the Definitive Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Definitive Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Warrantholder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

(e)    Global Warrants. In the case of Warrants represented by a Global Warrant Certificate, the Warrants shall be exercisable, at any time or from time to time during the Exercise Period, in accordance with the applicable practices and procedures of the Depositary and the relevant Agent Member. Following any such exercise, the number of Warrants represented by the applicable Global Warrant Certificate shall be reduced in accordance with the applicable procedures of the Depositary, whether or not an adjustment is made to Annex A to such Global Warrant Certificate, so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant Certificate less the number of Warrants then exercised. An Agent Member, and any Person authorized by such Agent Member, may, without the consent of the Warrant Agent or any other Person, on its own behalf and on behalf of the owner of a beneficial interest in the Global Warrant for which it is acting, enforce this Agreement and the Global Warrant, including its or such beneficial owner’s right to exercise and receive beneficial ownership of Ordinary Shares issuable upon exercise of the Global Warrant, and may institute and maintain any suit, action or proceeding against the Company to enforce its rights in respect thereof. In connection with (i) settlement pursuant to Section 3.2(b)(iii)(x), the Exercise Price in respect of the exercise of a Global Warrant shall be paid, and (ii) settlement pursuant to Section 3.2(b)(iii)(y), the election to withhold a number of Ordinary Shares issuable upon exercise of the Global Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price shall be made, in each case, in accordance with the applicable practices and procedures of the Depositary and its Agent Members.

(f)    Issuance of Ordinary Shares.

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(i)    Upon due exercise of Global Warrants in accordance with the foregoing provisions of Section 3.2(e), Ordinary Shares issuable upon such exercise shall be issued and delivered in accordance with the applicable practices and procedures of the Depositary. The Company shall use commercially reasonable efforts to cause the transfer agent of the Company to cooperate with the Depositary and the applicable Agent Member in order to effect the issuance and delivery of Ordinary Shares as promptly as practicable in accordance with such practices and procedures.

(ii)    Upon due exercise of Definitive Warrants in accordance with the foregoing provisions of Section 3.2(b), Section 3.2(c), Section 3.2(d) or Section 3.3 or Section 5.1, as applicable, the Company shall cause the transfer agent of the Company, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date, to cooperate with the Agent Member designated by the Warrantholder on the Exercise Notice in order that the Ordinary Shares will be issued fully paid (at least as to one-quarter nominal value per Ordinary Share), delivered and credited to the account of the Agent Member at the Depositary for the benefit of the Warrantholder through the Deposit/Withdrawal at Custodian (DWAC) function of the Depositary or such other function as may be adopted by the Depositary for that purpose. Notwithstanding the foregoing, if. at or prior to the time of the exercise of any Definitive Warrant, the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for the Ordinary Shares issuable upon exercise of such Definitive Warrant or if at any time the Depositary has ceased or ceases to be a “clearing agency” registered under the Exchange Act (and notifies the Company in writing of such cessation) and. in each such case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice, the Company shall issue the Ordinary Shares fully paid (at least as to one-quarter nominal value per Ordinary Share) in such name or names as indicated on the Exercise Notice, provided the Warrantholder shall have furnished the Company with the appropriate tax identification information and, if the Ordinary Shares are to be issued in the name of any Person other than the Warrantholder (a “Nominee”), evidence of the payment of any required transfer or similar tax shall have been furnished to the Company. The Ordinary Shares shall be issued by the registration of the issuance in the name of the Warrantholder or its Nominee in the register of members of the Company. Where the Company determines, in accordance with the Articles of Association, that certificates will be issued for the Ordinary Shares, the Company shall cause the certificates representing the Ordinary Shares to be physically delivered to the address specified in the Exercise Notice. The Company shall cause the Ordinary Shares to be issued and delivered as aforesaid, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date.

(g)    Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the Close of Business on the first (1st) day on which each of the following has occurred (the “Exercise Date”): (i) in the case of the exercise of Global Warrants, the date on which all actions required for such exercise, including, if applicable, payment of the Exercise Price therefor, in accordance with the applicable practices and procedures of the Depositary have been taken; and (ii) in the case of the exercise of Definitive Warrants, (x) if the Definitive Warrant is represented by a Warrant Certificate, the Warrant Certificate representing such Definitive Warrant has been surrendered for exercise; (y) an Exercise Notice has been duly

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executed by the Warrantholder and delivered to the Warrant Agent as provided in Section 3.2(b); and (z) if applicable, payment has been made to the Warrant Agent as provided in Section 3.2(b) (unless such surrender, delivery and payment (if applicable) occur after Close of Business on a Business Day or on a date that is not a Business Day, in which event the Exercise Date shall be the next following Business Day). On the Exercise Date, the exercising Warrantholder shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder or record of such Ordinary Shares then issued. For the avoidance of doubt, Warrants do not entitle the Warrantholder or the owner of any beneficial interest in the Warrants to any voting rights or other rights as a holder of Ordinary Shares prior to the applicable Exercise Date.

(h)    Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of 5:01 p.m. Eastern Time on the Expiration Date. No further action of any Person (including by. or on behalf of. any Warrantholder, the Company or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(h).

3.3.    Reserved.

3.4.    Funds; Application of Funds Upon Exercise of Warrants. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare in trust for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Funds shall be uninvested. The Warrant Agent shall promptly deliver and pay to the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

3.5.    Payment of Taxes. The Company shall pay any and all United Kingdom stamp duty or stamp duty reserve tax that is payable in respect of the issue or delivery of Ordinary Shares to the exercising Warrantholder on exercise of Warrants pursuant hereto; provided that, as a condition to the exercise of any Warrant, the exercising Warrantholder shall pay to the Company a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes due because such Warrantholder requests Ordinary Shares to be issued in a name other than the name of the Warrantholder, and the Company may refuse to deliver any such Ordinary Shares until it receives a sum sufficient to pay such taxes. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

3.6.    Surrender of Certificates. Any Warrant Certificate surrendered for exercise shall be surrendered to the Warrant Agent at the office of the Warrant Agent designated for such purpose and, if surrendered to the Company, be delivered by the Company to the Warrant Agent. All Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company, and the Warrant Agent shall deliver its certificate of cancellation to the Company. Upon request of the Company, the Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company.

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3.7.    Shares Issuable. The number of Ordinary Shares “obtainable upon exercise” or “issuable upon exercise” of a Warrant at any time shall be the number of Ordinary Shares for which such Warrant is then exercisable. The number of Ordinary Shares “for which each Warrant is exercisable” shall be one (1) share, subject to adjustment as provided in Section 4.1.

4.	Adjustments.

4.1.    Adjustments. In order to prevent dilution of the rights granted under the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4.1 and the number of Ordinary Shares obtainable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 4.1 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4.1) provided that no single event shall give rise to an adjustment under more than one subsection of this Section 4.1.

(a)    Subdivisions and Combinations.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding Ordinary Shares into a greater number of Ordinary Shares (other than (x) a stock split effected by means of a stock dividend or stock distribution to which Section 4.1(b) applies or (y) a subdivision upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be decreased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such subdivision and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such subdivision plus the number of Ordinary Shares issuable as a result of such subdivision. Conversely, if the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part effect a combination (by any reverse stock split or otherwise) of the outstanding Ordinary Shares into a smaller number of Ordinary Shares (other than a combination upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be increased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such combination and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such combination less the number of Ordinary Shares reduced as a result of such combination.

(ii)    Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(a) shall become effective immediately at the Open of Business on the day after the date upon which such subdivision or combination becomes effective.

(b)    Ordinary Share Dividends.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or

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in part, pay or make to the holders of its outstanding Ordinary Shares, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a dividend or distribution payable in Ordinary Shares, or otherwise pay or make, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a dividend or other distribution on any class of its share capital payable in Ordinary Shares, other than a dividend or distribution upon a transaction to which Section 5 applies, then and in each such event the Exercise Price in effect on the Record Date for such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than one (1)), (A) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such dividend or distribution and (B) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such dividend or distribution plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(ii)    Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(b) shall become effective immediately at the Open of Business on the day after the Record Date for such dividend or distribution.

(c)    Repurchases.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, offer to repurchase Ordinary Shares at a price per share that is greater than the Fair Market Value of such Ordinary Shares as of the tenth (10th) Trading Day immediately following the date on which such offer to repurchase is consummated (other than a repurchase upon a transaction to which Section 5 applies) on the date on which such offer is consummated (an “Above FMV Repurchase”), then the Exercise Price in effect on the date of the consummation of the Above FMV Repurchase shall be decreased to a price determined in accordance with the following formula:

CPA2 = CPA1 * (FMV-P) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“CPA2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4. l(c)(i);

•	“CPA1” shall mean the Exercise Price in effect immediately prior to such Above FMV Repurchase;

•

“FMV” shall mean the Fair Market Value of the total number of Ordinary Shares outstanding prior to the consummation of such Above FMV Repurchase, calculated based on the Fair Market Value of one Ordinary Share on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated; and

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•

“P” shall mean the amount by which the Fair Market Value of all consideration paid or payable for Ordinary Shares repurchased or redeemed in any Above FMV Repurchase exceeds the aggregate Fair Market Value for such Ordinary Shares on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated.

(ii)    Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(c) shall be effective as of the Open of Business on the Business Day immediately following the date on which such Above FMV Repurchase is consummated.

(d)    Property Dividends.

(i)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, make or issue, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a Property Dividend, then and in each such event the Exercise Price in effect on the Record Date for such Property Dividend shall be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (FMV - D) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1 (d)(i);

•	“EP1” shall mean the Exercise Price in effect on the Record Date for such Property Dividend;

•	“FMV” shall mean the Fair Market Value of one Ordinary Share on the Record Date for such Property Dividend; and

•	“D” shall mean the Fair Market Value of such Property Dividend made per Ordinary Share as of the Record Date for such Property Dividend.

(ii)    Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(d) shall become effective immediately at the Open of Business on the day after the Record Date for such Property Dividend.

(e)    Rights Offerings.

(i)    If the Company issues, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, as a dividend or distribution any right to the Shareholders permitting the Shareholders to subscribe for additional Ordinary Shares pursuant to a rights offering at a price per Ordinary Share less than the Fair Market Value thereof as of the Trading Day immediately preceding the announcement date of the Rights Offering (a “Rights Offering”), then the Exercise Price in effect at the Open of Business on the Business Day immediately following the date on which such Rights

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Offering is consummated shall be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (O + Y) ÷ (O + X)

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(e)(i);

•	“EP1” shall mean the Exercise Price in effect immediately before the adjustment provided in this Section 4.1(e)(i);

•	“O” shall mean the number of Ordinary Shares outstanding immediately before the consummation of the Rights Offering;

•	“X” shall mean the number of Ordinary Shares issuable upon exercise of such rights pursuant to the Rights Offering; and

•

“Y” shall mean the number of Ordinary Shares equal to the aggregate price payable for the Ordinary Shares in the Rights Offering divided by the Fair Market Value of one Ordinary Share as of the Trading Day immediately preceding the announcement date of the Rights Offering.

For purposes of this Section 4.1(c)(i), if the applicable Rights Offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account all consideration received for such rights, as well as any additional amount payable upon exercise or conversion.

(ii)    Subject to Section 4.1(f)(iii) and Section 4. l(f)(iv), any adjustment under this Section 4.1(e) shall be effective as of the Open of Business on the Business Day immediately following the date on which such Rights Offering is consummated.

(f)    Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of Ordinary Shares for which each Warrant is exercisable under this Section 4.1:

(i)    When Adjustments Are to be Made. The adjustments required by Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) and 4.1(e) shall be made whenever and as often as any specified event requiring an adjustment shall occur.

(ii)    Deferral of Issuance Upon Exercise. Notwithstanding anything in this Agreement to the contrary, in any case in which this Section 4.1 shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event (which shall be deemed to mean, for purposes of Section 4.1(b), 4.1(d) and 4.1(e). the dividend or distribution with respect to which a Record Date may be fixed) and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 4.1(f) shall require a corresponding increase in the number of Ordinary Shares for which each Warrant is exercisable, the Company may elect to defer until the occurrence of such

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specified event (A) the issuance to the Warrantholders of, and the registration of such Warrantholder (or other Person) as the record holder of, the Ordinary Shares over and above the Ordinary Shares issuable upon such exercise on the basis of the number of Ordinary Shares obtainable upon exercise of such Warrant(s) immediately prior to such adjustment and to require payment in respect of such number of shares the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price.

(iii)    Notwithstanding anything in this Agreement to the contrary, in the event that an adjustment is made pursuant to this Section 4.1 and either (x) the underlying event requiring such adjustment does not occur, including, in the case of any adjustment in respect of any dividend or distribution or the fixing of a Record Date with respect thereto, where the Board publicly announces its decision not to pay or make such dividend or distribution, or (y) in the case of a Rights Offering pursuant to Section 4.1(e), upon the expiration or termination of any unexercised right (or portion thereof) or any unconverted or unexchanged security that is convertible into or exercisable or exchangeable for Ordinary Shares, in each case, referred to in Section 4.1(e), the Exercise Price and the number of Ordinary Shares for which a Warrant is exercisable shall be readjusted retroactively to the date of the original adjustment, to be the Exercise Price and the number of Ordinary Shares for which a Warrant is exercisable that would then be in effect had the applicable adjustment not been made.

(iv)    Notwithstanding anything in this Agreement to the contrary, no adjustment under this Section 4.1 need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1.0%) of the Exercise Price.

(g)    Adjustment to Shares Obtainable Upon Exercise. Subject to Section 4.1(f)(ii) and Section 4. l(f)(iii), whenever the Exercise Price is adjusted as provided in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(e) the number of Ordinary Shares for which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of Ordinary Shares for which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(h)    Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of Ordinary Shares for which a Warrant is exercisable pursuant to this Section 4.1, the Company at its expense shall promptly:

(i)    compute such adjustment in accordance with the terms hereof;

(ii)    after such adjustment becomes effective, deliver or communicate to all Warrantholders and owners of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice setting forth such adjustment (including the kind and amount

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of securities, cash or other property for which the Warrants shall be exercisable and the Exercise Price) and setting forth a reasonably detailed statement of the facts requiring such adjustment; provided that the failure of the Company to deliver such notice shall not affect the validity of the relevant adjustments or the events giving rise to such adjustments; provided, further. that, (x) the failure of the Company to deliver such notice shall not limit the Company’s obligation to effectuate such adjustment in accordance with this Section 4.1 and (y) if the Company fails to deliver such notice after such adjustment becomes effective, the Company shall promptly provide such notice to any Warrantholder upon its request; and

(iii)    deliver to the Warrant Agent a certificate of the Chief Executive Officer, Chief Financial Officer or Treasurer of the Company setting forth the Exercise Price and the number of Ordinary Shares for which each Warrant is exercisable after such adjustment and setting forth a reasonably detailed statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the fair market value of any evidences of indebtedness, shares of capital stock, securities or other assets or consideration used in the computation was determined). As provided in Section 10.1, the Warrant Agent (x) shall be entitled to rely on such certificate, (y) shall be under no duty, liability or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Warrantholder desiring an inspection thereof during reasonable business hours and (z) shall not be deemed to have knowledge of any such adjustment or any such facts requiring any such adjustment unless and until it shall have received such certificate.

(i)    Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of shares for which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

4.2.    Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional shares (or scrip representing fractional shares). In the event a Warrant becomes exercisable for fractional Ordinary Shares, the number of Ordinary Shares issuable upon exercise thereof will be rounded (i) up to the next higher whole Ordinary Share if the fraction is equal to or greater than 1/2 and (ii) down to the next lower whole Ordinary Share if the fraction is less than 1/2. If Warrant Certificates evidencing more than one (1) Warrant shall be presented for exercise at the same time by the same Warrantholder, the number of full Ordinary Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Warrantholders, and any owners of a beneficial interest in a Global Warrant, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of an Ordinary Share, a share certificate representing a fraction of an Ordinary Share or any cash consideration in lieu of a fractional Ordinary Share if such fractional share is rounded down.

4.3.    No Other Adjustments. In each case except in accordance with Section 4.1, the applicable Exercise Price and the number of Ordinary Shares obtainable upon exercise of any Warrant will not be adjusted for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or carrying the right to purchase any of the foregoing, including:

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(a)    upon the issuance of any other securities by the Company on or after the Effective Date, or upon the issuance of Ordinary Shares upon the exercise of any such securities;

(b)    upon the issuance of any Ordinary Shares or other securities or any payments pursuant to the any other equity incentive plan of the Company;

(c)    upon the issuance of any Ordinary Shares pursuant to the exercise of the Warrants, the Tranche 1 Warrants or the Tranche 2 Warrants; or

(d)    upon the issuance of any Ordinary Shares or other securities of the Company in connection with a business acquisition transaction (except as expressly set forth in Section 4.1).

5.	Fundamental Transaction; Organic Changes.

5.1.    Fundamental Transaction.

(a)    In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, consummate a Fundamental Transaction, each Warrantholder shall be entitled, following consummation of the Fundamental Transaction, upon surrender and delivery of the related Warrant Certificate to the Warrant Agent (or. if applicable, on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time), for each Warrant held by such Warrantholder to exercise such Warrant to acquire the Fundamental Transaction Consideration multiplied by the Warrant Share Number; provided, that if the Fundamental Transaction Consideration consists solely of Cash Consideration, following the consummation of the Fundamental Transaction, such Warrantholder shall be entitled to receive an amount of cash equal to the product of (A) the Warrant Share Number and (B) the amount, if any, by which (x) the Cash Consideration exceeds (y) the Exercise Price, and upon such Warrantholder’s receipt of such cash (if any) in respect of such Warrant, such Warrant shall be deemed to have been exercised in full and cancelled.

(b)    As used in Section 5.1, the terms set forth below shall have the respective meanings set forth in this Section 5.1(b).

(i)    “Cash Consideration” means the cash, if any, that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(ii)    “Exercise Price” means the Exercise Price in effect immediately prior to consummation of the Fundamental Transaction.

(iii)    “Fundamental Transaction Consideration” means the cash, stock, securities or other assets or property (or any combination thereof) that a holder of Ordinary Shares receives or is entitled to receive with respect to or in exchange for each Ordinary Share held by such holder upon consummation of a Fundamental Transaction.

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(iv)    “Warrant Share Number” means the number of Ordinary Shares for which a Warrant is exercisable immediately prior to the consummation of the Fundamental Transaction.

(c)    If in any Fundamental Transaction a holder of Ordinary Shares shall be entitled to make an election to receive Cash Consideration. Equity Consideration or Other Consideration, or a combination thereof, with respect to each Ordinary Share held by such holder, for purposes of this Section 5.1, the holder shall be deemed to receive or be entitled to receive for each such Ordinary Share the aggregate amount of Cash Consideration. Equity Consideration or Other Consideration, or combination thereof, received or receivable by all holders of Ordinary Shares divided by the total number of Ordinary Shares outstanding immediately prior to consummation of the Fundamental Transaction.

(d)    The Company shall not effect any Fundamental Transaction unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Fundamental Transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5) and the obligation to distribute any warrants or make any cash payments to the Warrantholders in accordance with this Section 5.1. The provisions of this Section 5.1 shall similarly apply to successive Fundamental Transactions.

(e)    The provisions of this Section 5.1 are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder.

5.2.    Organic Changes. In the event of any Organic Change, the Warrants shall, immediately after such Organic Change, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Ordinary Shares then issuable upon exercise of the Warrants, be exercisable for the kind and number of securities resulting from such Organic Change to which the Warrantholders would have received upon the consummation of such Organic Change if the Warrantholders had exercised the Warrants in full immediately prior to the consummation of such Organic Change and acquired the applicable number of Ordinary Shares then issuable upon exercise of the Warrants as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants). The Company shall not effect any Organic Change unless, prior to the consummation thereof, the surviving Person (if other than the Company or where the Company continues into another jurisdiction) resulting from such Organic Change shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5.2), the obligation to deliver to the Warrantholders such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Warrantholders shall be entitled to receive upon exercise of the Warrants. The provisions of this Section 5.2 shall similarly apply to successive Organic Changes.

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6.	Loss or Mutilation.

If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) both (x) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Warrantholder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Warrantholder, evidence reasonably satisfactory to the Company of such destruction, loss or taking, and a request for a new replacement Warrant Certificate, and (B) such open penalty surety bond or other indemnity bond as may be required by the Company and the Warrant Agent to save each of them and any agent of either of them harmless from any loss that either of them may suffer if a Warrant Certificate is replaced and (y) such other reasonable requirements as may be imposed by the Company have been satisfied, then, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Warrantholder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Warrantholder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Warrantholder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (i) or (ii) of the preceding sentence were first satisfied.

Upon the issuance of any new Warrant Certificate under this Section 6, each of the Company and the Warrant Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Each new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly destroyed, lost or wrongfully taken Warrant Certificate shall be at any time enforceable by any other Person, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

7. Reservation	and Authorization of Ordinary Shares.

(a)    The Company covenants that, for the duration of the Exercise Period, the Board will at all times have authority pursuant to the Articles of Association and any applicable legal and regulatory requirements to issue such number of Ordinary Shares as from time to time shall be issuable upon the exercise in full of all outstanding Warrants (in each case, free of pre-emptive rights). The Company further covenants that the Board shall, from time to time, take all steps necessary to increase its authority to issue Ordinary Shares issuable upon the exercise in full of all outstanding Warrants if at any time the Board’s authority to issue a number of Ordinary Shares would otherwise be insufficient to allow delivery of all the Ordinary Shares then deliverable

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upon the exercise in full of all outstanding Warrants. The Company covenants that all Ordinary Shares issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued and fully paid. The Company shall take all such actions as may be necessary to ensure that all such Ordinary Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any Exchange (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance to the extent required to list the Ordinary Shares so issued). The Company covenants that all such Ordinary Shares issued pursuant to the Warrants shall be compliant with the Articles of Association.

(b)    If and to the extent that Ordinary Shares shall be issuable in certificated form upon exercise of Definitive Warrants in accordance with the terms of this Agreement, the Company shall so notify the Warrant Agent. The Warrant Agent shall thereafter be authorized to request from time to time from the Company’s transfer agent share certificates required to honor the exercise of outstanding Definitive Warrants, and the Company shall authorize and direct such transfer agent to comply with all such requests of the Warrant Agent. The Company shall supply its transfer agent with duly executed share certificates for such purposes.

8.    Transfers; Warrant Transfer Books.

8.1.    Corporate Agency Office. The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of Transfer or exchange in accordance with this Section 8 and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is, as of the date of this Agreement. 150 Royall Street. Canton. MA 0202. Attention: Client Services. The Warrant Agent will give prompt written notice to all Warrantholders of any change in the location of such office.

8.2.    Warrant Register.

(a)    Registration Generally. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrants or Warrant Certificates and of Transfers or exchanges of Warrants or Warrant Certificates as herein provided. The Company and the Warrant Agent may deem and treat any Person in whose name a Warrants or a Warrant Certificate is registered in the Warrant Register as the absolute owner of such Warrants or Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(b)    Registration of Global Warrants. The holder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name such Global Warrant is registered. The Warrant holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in any Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members, and none of the Warrant Agent, the Company or the Depositary shall be responsible for recording such beneficial interests or their exchange, exercise, cancellation or transfer.

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8.3.    Transfers.

(a)    Definitive Warrants

(i)    The Warrant Agent will give prompt written notice to the Company of any Transfer requested by the holder of a Definitive Warrant.

(ii)    If the Definitive Warrants are represented by Warrant Certificates, any Transfer of such Warrants shall be subject to the requirement to deliver a properly completed and duly signed assignment to the Warrant Agent (who shall in turn provide a copy of same to the Company), such assignment to be in the form of assignment attached to the form of Warrant Certificate attached hereto as Exhibit A accompanied by a signature guarantee from an eligible guarantor institution participating in an approved signature guarantee program pursuant to Rule 17Ad-15 of the Exchange Act. If the Definitive Warrants are issued in electronic entry registered form, any Transfer of such Definitive Warrants shall be subject to the requirement to deliver such assignment documentation as shall be required by the Warrant Agent.

(iii)    Any attempt to Transfer any Definitive Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give any effect in their respective records to such attempted Transfer.

(b)    Global Warrants.

(i)    In the case of a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, (x) the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under the Warrant Certificate with respect to such Global Warrant held on their behalf by the Depositary or the Custodian, and (y) the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever, except, in each case, to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (I) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (II) impair, as between the Depositary and the Agent Members, the operation of applicable practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as otherwise may be provided in this Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary.

(ii)    Any holder of any Global Warrant shall, by acceptance of such Global Warrant, agree that (x) ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form, and (y) the transfer

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and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the applicable procedures of the Depositary therefor.

(iii)    Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.4(c)(ii)), a Global Warrant may only be transferred as a whole, and not in part, and only by (A) the Depositary, to a nominee of the Depositary, (B) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (C) the Depositary or any such nominee to a successor Depositary or its nominee.

(iv)    In the event that a Global Warrant is exchanged for Definitive Warrants pursuant to Section 2.4(c)(ii), such Warrants may be exchanged only in accordance with the provisions of Section 8.3(a) and Section 2.4(c) and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(v)    At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received notice from the Warrantholder of the amount thereof.

8.4.    Exchange of Definitive Warrants. If the Definitive Warrants are at the time represented by Warrant Certificates, at the option of the Warrantholder, Warrant Certificates may be exchanged at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Definitive Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same aggregate number of Definitive Warrants as evidenced by the Warrant Certificates surrendered by the Warrantholder making the exchange; provided that the Warrant Agent shall have received (i) a written instruction of exchange in form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his, her or its attorney, duly authorized in writing, and (ii) surrender of the Warrant Certificate(s) representing the Definitive Warrants, duly endorsed for transfer.

8.5.    Valid Obligations. All Warrant Certificates issued upon any registration of Transfer or exchange of Warrant Certificates pursuant to this Agreement shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of Transfer or exchange.

8.6.    No Service Charge. No service charge shall be made for any registration of Transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a

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sum sufficient to cover any documentary, stamp or other tax or other charge that may be imposed in connection with any registration of Transfer or exchange of Warrant Certificates. The Warrant Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. For the avoidance of doubt, the Warrantholder shall be responsible for any documentary, stamp or other tax or other charge that may be imposed in connection with any Transfer, any registration of Transfer or exchange of Warrant Certificates.

8.7.    Reports of Ownership. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Ordinary Shares issuable upon exercise of the Warrants as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

8.8.    Copies; Notice. The Warrant Agent shall keep copies of this Agreement and any notices given to Warrantholders hereunder available for inspection by the Warrantholders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

9.	Other Rights of Warrantholders.

9.1.    No Voting or Dividend Rights. No Warrantholder shall have or exercise, and each Warrantholder acknowledges and agrees that it shall not have or exercise, any rights held by holders of Ordinary Shares solely by virtue hereof as a holder of Warrants, including the right to vote and to receive dividends and other distributions as a holder of Ordinary Shares. Except as may be specifically provided for herein with respect to the Ordinary Shares issuable upon exercise of the Warrants:

(a)    the consent of any Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall not be required with respect to any action or proceeding of the Company;

(b)    no such Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of outstanding Ordinary Shares prior to, or for which the relevant record date preceded, the Exercise Date of such Warrant; and

(c)    no such Warrantholder shall have any right not expressly conferred hereunder or by applicable law with respect to the Warrant(s) held by such Warrantholder.

9.2.    Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, in such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce, institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s rights provided in this Agreement.

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9.3.    Treatment of Holders of Warrant Certificates. Every Warrantholder, by accepting any Warrant, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant that, prior to due presentment of such Warrant for registration of Transfer in accordance with Section 8, the Company and the Warrant Agent may treat the Person in whose name the Warrant is registered as the owner thereof in the Warrant Register for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

10.	Concerning the Warrant Agent.

10.1.    Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as expressly set forth in this Agreement (without any implied terms or conditions). The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions set forth in this Agreement and in the Warrants or as the Company and the Warrant Agent may hereafter agree in writing, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrants are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent in writing.

The Warrant Agent shall not, by countersigning any Warrant Certificate or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, (iv) the independence of any Independent Financial Expert or (v) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 4 hereof with respect to the kind and amount of shares or other securities or any property issuable to Warrantholders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty, liability or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 4 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Ordinary Shares or share certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 4 hereof or to comply with any of the covenants of the Company contained in Section 4 hereof.

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The Warrant Agent shall not (x) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in the absence of bad faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (y) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (z) be liable for any act or omission under this Agreement except for its own gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable judgment).

The Warrant Agent is hereby authorized to accept and is protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any director or officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in accordance with the instructions in any Company Order.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, fraud or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it (it being understood that the indemnification set forth in Section 10.3 is satisfactory to the Warrant Agent for the purposes set forth therein).

The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Warrantholders or any beneficial owners of Warrants. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability with respect to, arising from or in connection with this Agreement, or from services provided or omitted to be provided under this Agreement, whether in contract, in tort or otherwise (except for any liability resulting from the Warrant Agent’s gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent

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jurisdiction in a final and non-appealable judgment)), is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

The Warrant Agent shall have no responsibility or obligation to any owner of a beneficial interest in a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any beneficial ownership interest in the Warrants represented by such Global Warrant or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Warrantholders and all payments to be made to Warrantholders under the Warrants shall be given or made only to or upon the order of the Warrantholders (which shall be the Depositary or its nominee in the case of a Global Warrant). Except as set forth herein, the rights of owners of beneficial interests in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

10.2.    Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken, suffered or omitted by it in the absence of bad faith in accordance with the opinion or advice of such counsel.

10.3.    Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent from time to time reasonable compensation relating to its services hereunder as set forth in a mutually agreed upon fee schedule and to reimburse the Warrant Agent for reasonable and documented out-of-pocket expenses and disbursements, including reasonable and documented counsel fees incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company further agrees to indemnify the Warrant Agent and its employees, officers and directors, and to hold such Persons harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement and reasonable and documented out-of-pocket cost or expense (including, without limitation, the reasonable and documented fees and expenses of legal counsel) that may be paid, incurred or suffered by any such Person, or to which any such Person may become subject, without gross negligence, bad faith, fraud or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, fraud or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. The provisions under this Section 10 concerning the rights and immunities of the Warrant Agent shall survive the expiration of any Warrant and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

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10.4.    Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

10.5.    Resignation and Removal; Appointment of Successor.

(a)    The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction) after giving sixty (60) days’ prior written notice to the Company. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice to Warrantholders and owners of any beneficial interest in the Warrants. The Company may remove the Warrant Agent upon ninety (90) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Warrant Agent may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 and (v) having an office in the Borough of Manhattan, the City of New York. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided, however, such reports are published at least annually pursuant to law or to the requirements of a United States federal, state or other supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company, without additional liability to the predecessor resigning or removed Warrant Agent, and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning

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or removed Warrant Agent. Failure to give any notice provided for in this Section 10.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b)    Any corporation or other legal entity into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation or other legal entity resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that it is open for business on each Business Day and (i) is organized under the laws of the United States of America or one of the states thereof, (ii) is authorized under the laws of the jurisdiction of its organization to exercise corporate trust or stock transfer powers and (iii) has a combined capital and surplus of at least $50,000,000. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant, in the case of the Warrantholders at such Warrantholder’s last address as shown on the Warrant Register.

11.    Notices.

11.1.    Notices Generally.

(a)    Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Warrantholder shall be sufficient for every purpose hereunder if in writing (including electronic mail communication (except to the Warrant Agent)) and sent via electronic (except to the Warrant Agent), registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier as follows:

If to the Company, to it at:

Noble Corporation plc

13135 Dairy Ashford Rd., Ste. 800

Sugar Land. TX 77478

Attn: William Turcotte

E-mail: wturcotte@noblecorp.com

If to the Warrant Agent, to it at:

Computershare Inc.

150 Royall Street

Canton. MA 02021

Attn: General Counsel

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a).

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All notices and other communications hereunder shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally-recognized, overnight, air courier or (iv) when delivered or, if sent after the close of business, on the following Business Day if sent by email, in each case, to the address set forth on such Person’s signature page hereto or to such other address as may be designated in writing, in the same manner, by such Person.

(b)    Where this Agreement provides for notice to Warrantholders of any event or delivery of any information or documents to Warrantholders, such notice or delivery shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including electronic mail communication) and sent via electronic, registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier, to each Warrantholder affected by such event or entitled to receive such delivery, at the address of such Warrantholder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the making of such delivery. Where this Agreement provides for notice to the owners of a beneficial interest in a Global Warrant, such notice shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to owners shall be deemed to be effective at the time of dispatch to the Depositary. Neither the failure to provide any such notice or delivery described in this Section 11.1(b), nor any defect in any notice or delivery so otherwise provided, to any particular Warrantholder or owner of a beneficial interest in a Global Warrant shall affect the sufficiency of such notice or delivery with respect to other Warrantholders. Such notice or delivery may be waived in writing by the Person entitled to receive such notice or delivery, either before or after the event, and such waiver shall be the equivalent of such notice or delivery.

11.2.    Required Notices to Warrantholders. In the event the Company shall propose to take any action of the types described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e) or Section 5 (but only if any such action (i) would result in an adjustment to the Exercise Price or Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant, or (ii) but for Section 4.1(f)(iv) would result in such an adjustment or change) then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice of such proposed action. Such notice shall: (i) in the case of any action of the types described in Section 4.1(a), Section 4.1(c), Section 4.1(e) or Section 5.2, specify the date on which such action is to become effective; (ii) in the case of any dividend or distribution described in Section 4.1(b) or Section 4.1(d), specify the date on which a record is to be taken for the purposes of any such dividend or distribution; or (iii) in the case of a Fundamental Transaction described in Section 5.1, specify the date on which such Fundamental Transaction is expected to become effective and the date as of which it is expected that holders of outstanding Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for Fundamental Transaction Consideration. Such notice shall be given, (a) in the case of any dividend or distribution covered by the foregoing clause (ii) above, at least ten (10) Business Days prior to the Record Date for such dividend or distribution, and (b) in the case of any other action covered by the foregoing clauses (i) and (iii), at least fifteen (15) Business Days prior to the applicable effective date thereof. Notwithstanding anything to the contrary herein, and without limitation of

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Section 4.1(h)(ii), the failure of the Company to file with the Warrant Agent and give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice as required pursuant to this Section 11.2 shall not in any way impair or affect the validity of any action of the Company described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e), Section 5.1 and Section 5.2; provided, that the failure of the Company to deliver such notice shall not limit the Company’s obligations thereunder.

If at any time the Company shall cancel or abandon any of the proposed transactions for which notice has been given under this Section 11.2 prior to the consummation thereof the Company shall give each Warrantholder and each owner of a beneficial interest in a Global Warrant notice of such cancellation or abandonment in accordance with Section 11.1(b) hereof as promptly as practicable.

12.	Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Warrantholders and any owner of a beneficial interest in a Global Warrant. The Warrant Agent may require any Warrantholder to submit his, her or its Warrant Certificate(s), if any, for inspection by it.

13.	Amendments.

The Company and the Warrant Agent may, without the consent or concurrence of any of the Warrantholders, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement or (iii) subject to the second proviso of this Section 13, are ministerial, administrative or de minimis and would enable the Warrants to be listed on a national or regional securities exchange; provided, however, that in either case such amendment shall not adversely affect the rights or interests of the Warrantholders (or any Agent Member (on behalf of itself or any owner of a beneficial interest in a Global Warrant)) hereunder in any respect. This Agreement may otherwise be amended by the Company and the Warrant Agent with the approval of the Required Warrantholders; provided that, (x) no such amendment shall materially and adversely affect any Warrantholder or owner of a beneficial interest in a Global Warrant in a different and disproportionate manner relative to the other Warrantholders and owners of a beneficial interest in a Global Warrant unless such amendment is agreed to in writing by such adversely affected Warrantholder or owner of a beneficial interest in a Global Warrant and (y) any amendment to Section 3.3, Section 4, Section 5, this Section 13 or Section 14 (including any amendment to the definitions used in and material to such Sections) shall require the prior written consent of the Required Amendment Warrantholders.

Upon the delivery of a certificate from an Appropriate Officer which states that the proposed amendment is in compliance with the terms of this Section 13, the Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such

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amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any amendment pursuant to this Section 13, such amendment shall be considered a part of this Agreement for all purposes and every Warrantholder of a Warrant theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Warrantholders and owners of a beneficial interest in a Global Warrant, providing a copy of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to deliver such notice or any defect therein shall not, however, in any way impair or affect the validity of any such amendment.

14.	Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the prior written consent of the Required Warrantholders for such waiver (it being understood that any waiver by the Company with respect to Section 3.3, Section 4 or Section 5 shall require the prior written consent of the Required Amendment Warrantholders), and (ii) an amendment to this Agreement is necessary for such waiver, any consent required pursuant to Section 13 has been obtained.

15.	Equitable Relief.

Each of the Company, the Warrant Agent and the Warrantholders acknowledges that a breach or threatened breach by such party of any of its obligations under Sections 6, 8.3, 8.4, 8.7, 12, 13, 14,.20, 21 and 23 of this Agreement would give rise to irreparable harm to the non-breaching party for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by any of them of any such obligations, the non-breaching party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16.	Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

17.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. Any signature page delivered electronically or by facsimile (including transmission by .pdf, other fixed imaged form or DocuSign or similar program) will be binding to the same extent as an original signature page.

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18.	Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced; provided, further, that if such excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign upon ten (10) days’ prior written notice to the Company.

19.	Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrantholders and the Warrant Agent, and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent, the Warrantholders and, to the extent provided herein, the owners of a beneficial interest in a Global Warrant, any rights or remedies under or by reason of this Agreement or any part hereof provided that the Non-Recourse Parties are express third-party beneficiaries of Section 22. Each Warrantholder, by acceptance of a Warrant, agrees to all of the terms and provisions of this Agreement applicable thereto.

20.	Applicable Law.

THIS AGREEMENT, EACH WARRANT ISSUED HEREUNDER AND ANY CONTRACTUAL AND NON-CONTRACTUAL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK. Each of the Company, each Warrantholder and the Warrant Agent agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement or any Warrant, exclusively in the courts of the State of New York located in New York County and of the U.S. federal courts located in the Southern District of New York (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement or any Warrant, each of the Company, each Warrantholder and the Warrant Agent hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Warrant in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company, the Warrantholder or the Warrant Agent, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law, and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient.

37

Notwithstanding anything herein to the contrary, (x) nothing in this Section 20 shall prohibit any Person from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (y) each of the Company, each Warrantholder and the Warrant Agent agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

38

21.    Waiver of Certain Damages. To the extent permitted by applicable law, each of the Company, each Warrantholder and the Warrant Agent agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Warrant or any of the transactions contemplated hereby, even if that party has been advised of or has foreseen the possibility of such damages.

22.    No Recourse. Notwithstanding anything express or implied in this Agreement, each Warrantholder and the Warrant Agent covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the former, current or future direct or indirect equityholders, unitholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, in each case, of the Company or any of its subsidiaries (collectively, but not including the Company itself or any of its subsidiaries, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Company under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 22 shall relieve or otherwise limit the liability of (i) any of the Non-Recourse Parties or the Company in the case of fraud or (ii) the Company for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

23.    Confidentiality. The Warrant Agent and the Company agree that the fee schedule contemplated by Section 10.3, the Warrant Register, the number of Warrants held by each Warrantholder and other personal, non-public information of each Warrantholder which may be exchanged or received pursuant to the negotiation or carrying out of this Agreement shall remain strictly confidential and shall not be disclosed to any other Person, except as may be required by applicable law or regulation, including pursuant to subpoenas from applicable government authorities, or pursuant to the requirements of the Securities and Exchange Commission. However, each party may disclose relevant aspects of any such confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law; provided that the disclosing party shall inform such other Persons of the confidential nature of such information and be responsible for any breach of this Section 23 by any such other Person.

24.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Signature page follows.]

39

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NOBLE CORPORATION PLC

By:	/s/ Richard B. Barker
Name: Richard B. Barker
Title: Chief Financial Officer

[Signature Page to Warrant Agreement (Tranche 3)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPUTERSHARE INC. COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

[Signature Page to Warrant Agreement (Tranche 3)]

Exhibit A

Form of Warrant Certificate

Exhibit A-1

[GLOBAL] [DEFINITIVE]

WARRANT CERTIFICATE

NOBLE CORPORATION PLC

[Global Warrant Certificate Legend]1

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO NOBLE CORPORATION PLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

[1]	Include for Global Warrant

Exhibit A-2

No. W-

[                 Tranche 3 Warrants]2

WARRANTS TO SUBSCRIBE FOR ORDINARY SHARES

This certifies that [Cede & Co.]3                     4 or its registered assigns (the “Warrantholder”), is the owner of the number of Tranche 3 Warrants [set forth on Annex A hereto]5 [set forth above ]6, each of which represents the right to subscribe for, commencing on September 30, 2022 from Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (the “Company”), one Ordinary Share (subject to adjustment as provided in the Warrant Agreement (as defined below)) at the price (the “Exercise Price”) of $124.40 per one Ordinary Share by following the procedures set forth in Section 3 of the Warrant Agreement. This Warrant Certificate may be exercised as to all or any whole number of the Warrants evidenced hereby.

Each outstanding Warrant may be exercised on any Business Day until the Close of Business on the Expiration Date. Any Warrants not exercised by the Close of Business on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Warrant Certificate and the Warrant Agreement shall automatically terminate at such time.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of September 30, 2022 (as amended or modified from time to time, the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained therein, all of which terms and provisions the Warrantholder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the Warrantholder. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All capitalized terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:

[2]	Include for Definitive Warrant
[3]	Include for Global Warrant
[4]	Include for Definitive Warrant
[5]	Include for Global Warrant
[6]	Include for Definitive Warrant

Exhibit A-3

Noble Corporation plc

13135 Dairy Ashford Rd., Ste. 800

Sugar Land. TX 77478

The Exercise Price and the number of Ordinary Shares obtainable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

This Warrant Certificate and all rights hereunder are transferable by the registered Warrantholder only in accordance with the Warrant Agreement. Upon any partial transfer, the Company will execute, and the Warrant Agent will countersign and deliver to such Warrantholder, a new Warrant Certificate with respect to any portion not so transferred. Each Warrantholder and each holder of Ordinary Shares issued upon exercise of a Warrant agrees to be bound by the terms and conditions of this Warrant and the Warrant Agreement.

This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the Corporate Agency Office of the Warrant Agent, for Warrant Certificates representing the same aggregate number of Warrants, with each new Warrant Certificate to represent such number of Warrants as the Warrantholder hereof shall designate at the time of such exchange.

This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date.

NOBLE CORPORATION PLC

By:

Name: Title:

Dated:

Exhibit A-4

Countersigned:

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:

Name:
Title:

Dated:

Exhibit A-5

ANNEX A

[Annex A to Global Warrant Certificate]7

The initial number of Warrants represented by this Global Warrant Certificate is [                ].

The following decreases in the number of Warrants represented by this Global Warrant Certificate have been made as a result of the exercise, cancellation, exchange or redemption of certain Warrants represented by this Global Warrant Certificate:

Date of Exercise/ Cancellation/ Exchange/ Redemption of Warrants	Number of Warrants Exercised/ Cancelled/ Exchanged/ Redeemed	Total Number of Warrants Represented Hereby Following Such Exercise/ Cancellation/ Exchange/ Redemption	Notation Made by Warrant Agent/Custodian

[7]	Include for Global Warrant

Exhibit A-6

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights, title and interest of the undersigned under the attached Warrant (Certificate No. W-             ), with respect to the number of Warrants of Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050, covered thereby set forth below, unto the assignee set forth below (the “Assignee”) with respect to the number of Warrants set forth below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by such Warrant Certificate not being assigned hereby) and does irrevocably constitute and appoint [                ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises:

Names of Assignee	Address	No. of Warrants

[NAME OF HOLDER]

By: Name: Title:

Signature Guaranteed By:[8]

The Assignee confirms hereby having been duly informed of the rights, limitations of rights, obligations, duties and immunities under the Warrant Agreement of the Company, the Warrant Agent and the Warrantholders.

By countersigning the present form, the Assignee declares that (s)he/it consents to any and all of the terms and conditions as stated in the Warrant Agreement, on which (s)he/it will rely as if the undersigned was a party thereto.

[8]

The holder’s signature must be accompanied by a signature guarantee from an eligible guarantor institution participating in an approved signature guarantee program pursuant to Rule 17Ad-15 of the Exchange Act.

Exhibit A-7

[NAME OF ASSIGNEE]

By: Name:

Title:

Exhibit A-8

Exhibit B

Exercise Notice

Exhibit B-1

EXERCISE NOTICE

(To be executed upon exercise of Warrants)

NOTE: THIS NOTICE OF EXERCISE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON FEBRUARY 4, 2026. OR SUCH EARLIER TIME AS PROVIDED IN THE WARRANT AGREEMENT.

The undersigned Warrantholder, being the holder of Warrants of Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (the “Company”), issued pursuant to that certain Tranche 3 Warrant Agreement, as dated September 30, 2022 (the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), hereby irrevocably elects to exercise the number of Warrants indicated below, to acquire the number of Ordinary Shares indicated below. All capitalized terms used in this Exercise Notice that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

Number of Warrants:

Number of Warrants Exercised:

(Total number of Warrants being exercised – may be expressed as a percentage) Method of Exercise:

☐ Check Box for All Cash Exercise. The undersigned shall pay the applicable Aggregate Exercise Price in the sum of $______ in accordance with the terms of the Warrant Agreement.

☐ Check Box for All Cashless Exercise (by way of Net Issue). Upon confirmation by the Company of the number of Ordinary Shares to be issued, the undersigned hereby instructs the Company to withhold a number of Ordinary Shares issuable upon exercise of the Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price in return for the issue of the relevant number of Ordinary Shares net of such withholding (as indicated below) and in accordance with the terms of the Warrant Agreement. The undersigned requests that the Ordinary Shares be issued by the Company in the name of the undersigned Warrantholder as indicated below:

Name:

Social Security or Other Taxpayer Identification Number

Address

If the Warrants are represented by a Warrant Certificate and said number of Ordinary Shares shall not be all the Ordinary Shares issuable upon exercise of the Warrants represented by said Warrant

Exhibit B-2

Certificate, the undersigned requests that a new Warrant Certificate representing the balance of such Warrants shall be issued in the name of the undersigned Warrantholder as indicated below:

Name:

Social Security or Other Taxpayer Identification Number

Address

Dated:	Signature:
Name:

Exhibit B-3

Exhibit 10.5

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”) is entered into and effective as of September 30, 2022, by and between Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (f/k/a Noble Finco Limited) (the “Company”), and Noble Corporation, a Cayman Islands exempted company (“Noble Predecessor”).

WHEREAS, on November 10, 2021, the Company, Noble Predecessor and The Drilling Company of 1972 A/S entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, among other things, Noble Predecessor will merge with and into a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, Noble Predecessor is a party to (i) the Registration Rights Agreement, dated as of February 5, 2021, and (ii) the Registration Rights Agreement, dated as of April 15, 2021 (each agreement described in clauses (i)-(ii), a “Registration Rights Agreement”);

WHEREAS, each Registration Rights Agreement provides that Noble Predecessor shall cause any successor or assign (whether by merger, consolidation, sale of the assets or otherwise) to assume Noble Predecessor’s obligations under such agreement; and

WHEREAS, in connection with the consummation of the Merger, the Company desires to assume Noble Predecessor’s obligations under each Registration Rights Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Business Combination Agreement, the parties hereto hereby agree as follows:

1.

Assumption of Registration Rights Agreements. Effective and contingent upon the effectiveness of the Merger, the Company hereby assumes all of Noble Predecessor’s duties and obligations under each Registration Rights Agreement.

2.

No Effect on Obligations. The Parties hereby ratify and confirm that the terms and provisions of each Registration Rights Agreement, as modified by this Agreement, shall remain in full force and effect following the execution of this Agreement for all purposes.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY

NOBLE CORPORATION PLC

By:	/s/ Richard B. Barker
Name:	Richard B. Barker
Its:	Chief Financial Officer

NOBLE PREDECESSOR

NOBLE CORPORATION

By:	/s/ Richard B. Barker
Name:	Richard B. Barker
Its:	Chief Financial Officer